FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-07

Dated July 28, 2014	JPMBB 2014-C22

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2014-C22
$1,120,314,270 (Approximate Mortgage Pool Balance)

$881,572,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2014-C22

JPMorgan Chase Bank, National Association Barclays Bank PLC Starwood Mortgage Funding II LLC General Electric Capital Corporation Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated July 28, 2014	JPMBB 2014-C22

This material is for your information, and neither of J.P. Morgan Securities LLC (“JPMS”) and Barclays Capital Inc. (“Barclays”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$47,120,000		30.000%	2.74	9/14-6/19	48.4%	14.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$29,158,000		30.000%	4.90	6/19-8/19	48.4%	14.3%
A-3A1	Aaa(sf) / AAAsf / AAA(sf)	$162,500,000		30.000%	9.86	4/24-7/24	48.4%	14.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$355,389,000		30.000%	9.90	7/24-7/24	48.4%	14.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$102,553,000		30.000%	7.35	6/19-4/24	48.4%	14.3%
X-A	NR / AAAsf / AAA(sf)	$862,642,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AA-sf / AAA(sf)	$58,816,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	NR / AAAsf / AAA(sf)	$78,422,000		23.000%	9.98	7/24-8/24	53.3%	13.0%
B(7)(8)	NR / AA-sf / AA(sf)	$58,816,000		17.750%	9.98	8/24-8/24	56.9%	12.2%
C(7)(8)	NR / A-sf / A(sf)	$47,614,000		13.500%	9.98	8/24-8/24	59.9%	11.6%
EC(7)(8)(9)	NR / A-sf / A(sf)	$184,852,000		13.500%	9.98	7/24-8/24	59.9%	11.6%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-3A2	Aaa(sf) / AAAsf / AAA(sf)	$87,500,000		30.000%	9.86	4/24-7/24	48.4%	14.3%
X-C	NR / BB-sf / AAA(sf)	$28,008,000	(6)	N/A	N/A	N/A	N/A	N/A
X-D	NR / NR / AAA(sf)	$26,607,000	(6)	N/A	N/A	N/A	N/A	N/A
X-E	NR / NR / AAA(sf)	$35,010,270	(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)(sf)	$61,617,000		8.000%	9.98	8/24-8/24	63.7%	10.9%
E	NR / BB-sf / BB(low)(sf)	$28,008,000		5.500%	9.98	8/24-8/24	65.4%	10.6%
F	NR / NR / B(high)(sf)	$12,604,000		4.375%	9.98	8/24-8/24	66.2%	10.5%
G	NR / NR / B(low)(sf)	$14,003,000		3.125%	9.98	8/24-8/24	67.0%	10.3%
NR	NR / NR / NR	$35,010,270		0.000%	11.16	8/24-8/29	69.2%	10.0%

Privately Offered Loan-Specific Certificates
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
UHP(11)	Ba3(sf) / NR / NR	$15,099,000	0.000%	17.72	8/29-8/34	N/A	N/A
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates in the aggregate. The Class UHP Certificates will not provide credit support to any of the Certificates.

(3)	Assumes 0% CPR / 0% CDR and an August 22, 2014 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated July 28, 2014 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class Z and Class R Certificates are not shown above.
(11)
U-Haul Self Storage mortgage loan, which equals approximately $27.4 million (the “U-Haul Self Storage Mortgage Loan”), is secured by the same mortgage instrument on the same related mortgaged properties as a trust companion loan with a principal balance of approximately $15.1 million (the “Trust Companion Loan”, together with the U-Haul Self Storage Mortgage Loan, the “U-Haul Self Storage Whole Loan”).  The Class UHP certificates will only receive distributions from, and will only incur losses with respect to, the Trust Companion Loan.  Such class will share in losses and shortfalls on the U-Haul Self Storage Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Summary of Transaction Terms

Securities Offered:	$881,572,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (38.0%), Barclays Bank PLC (“Barclays”) (32.6%), Starwood Mortgage Funding II LLC (“SMF II”) (16.4%), and General Electric Capital Corporation (“GE”) (13.0%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	LNR Partners, LLC.

Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Ellington Management Group, LLC.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

Pricing Date:	On or about August 5, 2014.

Closing Date:	On or about August 22, 2014.

Cut-off Date:
With respect to each mortgage loan, the related due date in August 2014, or with respect to any mortgage loan that has its first due date in September 2014, the date that would otherwise have been the related due date in August 2014.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2014.

Assumed Final Distribution Date:
The Distribution Date in August 2029, which is the latest anticipated repayment date of the Certificates (other than the Class UHP Certificates). The distribution date in August 2034 with respect to the Class UHP Certificates.

Rated Final Distribution Date:	The Distribution Date in September 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3A1, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class A-3A2, Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class G, Class NR, Class UHP, Class Z and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and (other than with respect to the Class UHP Certificates) to Institutional Accredited Investors and  to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:
2.0% clean up call (if the U-Haul Self Storage Whole Loan or the related REO loan is part of the trust and no earlier than the distribution date in September 2024); 1.0% clean-up call (if the U-Haul Self Storage Whole Loan or the related REO loan is not part of the trust).

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	18	32	$426,244,372	38.0%
Barclays	22	47	364,782,668	32.6
SMF II	27	32	183,530,343	16.4
GE	9	9	145,756,887	13.0
Total:	76	120	$1,120,314,270	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,120,314,270
Number of Mortgage Loans:	76
Number of Mortgaged Properties:	120
Average Cut-off Date Balance per Mortgage Loan:	$14,740,977
Weighted Average Current Mortgage Rate:	4.58057%
10 Largest Mortgage Loans as % of IPB:	47.3%
Weighted Average Remaining Term to Maturity(1):	121 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.56x
Weighted Average UW NOI Debt Yield(2):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	69.2%
Weighted Average Maturity Date LTV(1)(2)(3):	59.2%

Other Statistics
% of Mortgage Loans with Additional Debt:	5.6%
% of Mortgaged Properties with Single Tenants:	5.2%

Amortization
Weighted Average Original Amortization Term(4):	347 months
Weighted Average Remaining Amortization Term(4):	346 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	58.0%
% of Mortgage Loans with Amortizing Balloon:	24.5%
% of Mortgage Loans with Interest-Only:	12.9%
% of Mortgage Loans with Fully Amortizing:	3.4%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	1.2%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	54.3%
% of Mortgage Loans with Springing Lockboxes:	22.3%
% of Mortgage Loans with In-Place, Hard Lockboxes:	14.9%
% of Mortgage Loans with No Lockbox:	8.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	78.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	49.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	73.3%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	52.5%

(1)	In the case of the two mortgage loans with an anticipated repayment date, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 3, 11 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Trust Companion Loan, as applicable.

(3)
In the case of Loan Nos. 1, 12.01, 27 and 35 the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	Excludes six mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to Cut-off Date Balance for retail, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/ Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Queens Atrium	Barclays	1	$90,000,000	8.0%	1,032,402	Office	1.41x	9.2%	69.2%	63.2%
2	One Met Center	GE	1	$76,055,000	6.8%	421,719	Office	2.07x	10.1%	69.1%	69.1%
3	Las Catalinas Mall	Barclays	1	$75,000,000	6.7%	355,385	Retail	1.72x	10.8%	64.0%	58.5%
4	Residence Inn Silicon Valley II	JPMCB	1	$70,700,000	6.3%	248	Hotel	1.56x	9.7%	68.2%	62.5%
5	PlazaCorp Portfolio	Barclays	19	$55,000,000	4.9%	738,586	Various	1.60x	11.8%	70.5%	52.1%
6	Dadeland Square	JPMCB	1	$42,000,000	3.7%	214,356	Mixed Use	1.30x	8.5%	75.0%	68.5%
7	10333 Richmond	JPMCB	1	$34,725,000	3.1%	218,680	Office	1.25x	8.7%	74.8%	68.6%
8	1515-1525 14th Street NW	JPMCB	1	$29,500,000	2.6%	55,523	Office	1.30x	7.9%	65.6%	57.2%
9	Nashville Office Portfolio	JPMCB	3	$28,700,000	2.6%	412,526	Office	1.42x	9.7%	76.8%	67.1%
10	Laurel Park Place	JPMCB	1	$28,000,000	2.5%	352,579	Mixed Use	1.27x	10.6%	74.9%	58.4%

	Top 3 Total / Weighted Average		3	$241,055,000	21.5%			1.71x	10.0%	67.6%	63.6%
	Top 5 Total / Weighted Average		23	$366,755,000	32.7%			1.67x	10.2%	68.1%	61.7%
	Top 10 Total / Weighted Average		30	$529,680,000	47.3%			1.56x	9.8%	69.8%	62.5%
(1)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	Queens Atrium	$90,000,000	$90,000,000	$180,000,000	JPMBB 2014-C22	Wells Fargo	LNR	JPMBB 2014-C22
3	Las Catalinas Mall	$75,000,000	$55,000,000	$130,000,000	JPMBB 2014-C22	Wells Fargo	LNR	JPMBB 2014-C22
15	Charlottesville Fashion Square	$19,899,810	$29,849,715	$49,749,525	JPMBB 2014-C21	Wells Fargo	Blackrock	JPMBB 2014-C21

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust UW NCF DSCR	Total Debt UW NCF DSCR	Trust Cut-off Date LTV	Total Debt Cut-off Date LTV	Trust UW NOI Debt Yield	Total Debt UW NOI Debt Yield
14	Crawford Place / Second Needham / Newton Corporate Center	$20,175,000	$2,650,000	$22,825,000	1.31x	1.15x(2)	75.0%	84.9%	8.8%	7.8%
20	First Needham Place	$15,300,000	$2,040,000	$17,340,000	1.28x	1.13x(2)	75.0%	85.0%	8.5%	7.5%
(1)	The subordinate debt represents mezzanine loans.
(2)
Total Debt UW NCF DSCR is calculated using the amortizing mortgage loan debt service and mezzanine debt service based on a current interest rate of one month LIBOR (assumed to be 0.151%) plus 6.0%. For additional details, please refer to “Crawford Place / Second Needham / Newton Corporate Center– Additional Debt” below.

Trust Companion Loan Summary

			Trust		Mortgage		Mortgage	Whole	Mortgage
		Mortgage	Companion	Whole	Loan	Whole	Loan	Loan	Loan	Whole
		Loan	Loan	Loan	UW	Loan	Cut-off	Cut-off	UW NOI	Loan
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(1)	DSCR	LTV(1)	LTV	Yield(1)	Debt Yield
11	U-Haul Self Storage(2)	$27,401,000	$15,099,000	$42,500,000	1.41x	1.41x	56.6%	56.6%	11.0%	11.0%
(1) Calculations include the Trust Companion Loan.
(2) The Class UHP Certificates, which are backed by the Trust Companion Loan of the U-Haul Self Storage Whole Loan, are expected to be sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Office	Suburban	17	$252,505,172	22.5%	96.9%	1.68x	10.2%	70.1%	62.8%
	CBD	5	137,829,757	12.3	98.9%	1.38x	9.0%	68.9%	61.0%
	Medical	3	34,920,000	3.1	86.5%	1.43x	9.5%	71.4%	65.5%
	Subtotal	25	$425,254,929	38.0%	96.7%	1.56x	9.8%	69.8%	62.5%

Retail	Regional Mall	2	$94,899,810	8.5%	95.1%	1.72x	10.9%	63.0%	56.3%
	Anchored	7	70,751,267	6.3	95.1%	1.64x	10.4%	66.0%	57.5%
	Freestanding	14	40,959,542	3.7	92.6%	1.55x	10.4%	67.8%	54.6%
	Unanchored	6	30,562,936	2.7	90.3%	1.59x	10.6%	72.9%	61.1%
	Shadow Anchored	5	19,510,965	1.7	90.9%	1.44x	9.6%	72.1%	62.4%
	Single Tenant	2	8,381,105	0.7	100.0%	1.48x	8.1%	62.8%	60.4%
	Subtotal	36	$265,065,625	23.7%	94.0%	1.63x	10.5%	66.3%	57.5%

Mixed Use	Office/Retail	8	$109,689,820	9.8%	93.6%	1.46x	9.6%	71.9%	62.6%
	Office/Industrial	1	13,584,051	1.2	85.4%	1.85x	12.0%	73.8%	59.9%
	Multifamily/Retail	1	5,650,000	0.5	100.0%	1.35x	8.7%	73.4%	63.3%
	Subtotal	10	$128,923,871	11.5%	93.0%	1.49x	9.8%	72.1%	62.4%

Hotel	Extended Stay	3	$83,590,428	7.5%	82.7%	1.57x	9.8%	68.2%	61.2%
	Limited Service	2	14,193,542	1.3	75.0%	1.51x	13.0%	59.5%	31.4%
	Full Service	1	10,050,000	0.9	69.7%	1.63x	10.2%	75.0%	62.9%
	Subtotal	6	$107,833,970	9.6%	80.5%	1.57x	10.3%	67.7%	57.4%

Multifamily	Garden	17	$74,633,953	6.7%	96.3%	1.55x	10.4%	72.7%	61.8%
	High Rise	1	3,000,000	0.3	96.0%	1.90x	13.6%	63.4%	55.0%
	Subtotal	18	$77,633,953	6.9%	96.3%	1.57x	10.5%	72.4%	61.5%

Self Storage	Self Storage	19	$72,398,313	6.5%	89.6%	1.45x	9.9%	67.1%	39.4%

Manufactured Housing	Manufactured Housing	6	$43,203,610	3.9%	89.0%	1.46x	9.3%	72.7%	61.1%

Total/Weighted Average:		120	$1,120,314,270	100.0%	93.3%	1.56x	10.0%	69.2%	59.2%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 3, 11 and 15, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Trust Companion Loan, as applicable.

(3)
In the case of Loan Nos. 1, 12.01, 27 and 35, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan Nos. 44 and 49, which have an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
New York	12	$182,497,494	16.3%	97.4%	1.43x	9.7%	66.2%	52.9%
California	11	157,457,575	14.1	89.0%	1.54x	9.3%	68.9%	62.0%
Texas	14	108,624,755	9.7	93.5%	1.48x	9.8%	73.2%	64.0%
Michigan	27	101,552,709	9.1	87.5%	1.54x	11.3%	71.5%	55.6%
New Jersey	2	93,670,000	8.4	100.0%	2.03x	10.5%	68.3%	67.2%
Florida	6	92,529,918	8.3	94.9%	1.53x	9.4%	71.5%	65.0%
Puerto Rico	1	75,000,000	6.7	94.8%	1.72x	10.8%	64.0%	58.5%
Massachusetts	7	60,426,133	5.4	94.8%	1.55x	9.5%	70.2%	64.1%
Tennessee	6	43,157,296	3.9	87.7%	1.45x	10.9%	71.6%	55.5%
Arizona	5	36,584,051	3.3	90.8%	1.72x	11.2%	73.7%	63.6%
Washington, D.C.	1	29,500,000	2.6	100.0%	1.30x	7.9%	65.6%	57.2%
Georgia	3	21,494,007	1.9	79.1%	1.45x	9.4%	72.2%	59.3%
Virginia	1	19,899,810	1.8	96.2%	1.74x	11.5%	59.3%	48.2%
Pennsylvania	3	16,446,891	1.5	97.6%	1.38x	11.9%	61.3%	16.6%
Wisconsin	2	16,390,428	1.5	89.7%	1.50x	9.6%	72.3%	60.5%
Illinois	5	15,417,314	1.4	92.8%	1.44x	9.5%	72.9%	60.1%
South Carolina	2	9,747,313	0.9	97.5%	1.35x	8.8%	74.0%	66.2%
Ohio	3	9,642,610	0.9	97.0%	1.53x	10.9%	70.0%	55.1%
Hawaii	1	9,200,000	0.8	83.4%	1.42x	9.2%	71.6%	65.6%
Indiana	2	7,200,000	0.6	82.1%	1.56x	11.4%	67.2%	52.3%
Nevada	2	5,807,647	0.5	85.7%	1.80x	11.3%	69.1%	57.7%
Colorado	1	3,514,820	0.3	97.3%	1.40x	11.8%	67.6%	51.1%
Oklahoma	1	3,495,967	0.3	100.0%	1.36x	9.0%	74.4%	60.5%
Maine	1	583,465	0.1	92.6%	1.41x	11.0%	56.6%	0.9%
Vermont	1	474,066	0.0	88.6%	1.41x	11.0%	56.6%	0.9%
Total/Weighted Average:	120	$1,120,314,270	100.0%	93.3%	1.56x	10.0%	69.2%	59.2%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 3, 11 and 15, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Trust Companion Loan, as applicable.

(3)
In the case of Loan Nos. 1, 12.01, 27 and 35, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan Nos. 44 and 49, which have an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$2,397,313	-	$9,999,999	42	$228,882,831	20.4%	4.71659%	117	1.51x	9.9%	70.9%	60.2%
$10,000,000	-	$19,999,999	20	268,445,439	24.0	4.57459%	115	1.64x	10.8%	67.1%	56.0%
$20,000,000	-	$24,999,999	2	40,575,000	3.6	4.47434%	119	1.31x	8.5%	77.1%	68.0%
$25,000,000	-	$49,999,999	7	215,656,000	19.2	4.57551%	135	1.38x	9.3%	70.1%	56.2%
$50,000,000	-	$90,000,000	5	366,755,000	32.7	4.51477%	119	1.67x	10.2%	68.1%	61.7%
Total / Weighted Average:			76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
4.33000%	-	4.40000%	6	$125,475,000	11.2%	4.37433%	114	1.40x	8.9%	71.3%	63.6%
4.40001%	-	4.60000%	27	533,819,182	47.6	4.48819%	120	1.67x	10.2%	68.2%	60.9%
4.60001%	-	4.80000%	27	365,507,028	32.6	4.67718%	125	1.48x	10.1%	69.2%	55.5%
4.80001%	-	5.00000%	9	44,564,387	4.0	4.90431%	119	1.55x	10.1%	71.4%	60.6%
5.00001%	-	5.25000%	7	50,948,673	4.5	5.08009%	119	1.39x	11.0%	71.2%	55.5%
Total / Weighted Average:			76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	3	$31,581,105	2.8%	4.60965%	59	1.40x	9.1%	73.9%	68.2%
84	1	5,670,795	0.5	4.54100%	83	1.73x	10.9%	71.3%	62.6%
120	70	1,044,943,844	93.3	4.57625%	119	1.57x	10.0%	69.4%	61.0%
180	1	10,717,526	1.0	4.58000%	178	1.30x	13.2%	62.7%	0.6%
240	1	27,401,000	2.4	4.72000%	240	1.41x	11.0%	56.6%	0.9%
Total / Weighted Average:	76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
58	-	60	3	$31,581,105	2.8%	4.60965%	59	1.40x	9.1%	73.9%	68.2%
61	-	120	71	1,050,614,639	93.8	4.57606%	119	1.57x	10.0%	69.4%	61.0%
121	-	240	2	38,118,526	3.4	4.68064%	223	1.38x	11.6%	58.3%	0.8%
Total / Weighted Average:			76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%
(1)
In the case of Loan Nos. 44 and 49, which have an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment dates.

(2)
In the case of Loan Nos. 1, 3, 11 and 15, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Trust Companion Loan, as applicable.

(3)
In the case of Loan Nos. 1, 12.01, 27 and 35, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	6	$144,835,000	12.9%	4.48806%	119	1.99x	9.8%	65.4%	65.4%
180	2	20,717,526	1.8	4.58965%	150	1.40x	13.5%	59.7%	11.7%
240	1	27,401,000	2.4	4.72000%	240	1.41x	11.0%	56.6%	0.9%
300	6	99,202,475	8.9	4.86808%	120	1.49x	11.3%	70.9%	53.4%
360	61	828,158,269	73.9	4.55746%	117	1.50x	9.8%	70.3%	61.9%
Total / Weighted Average:	76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			6	$144,835,000	12.9%	4.48806%	119	1.99x	9.8%	65.4%	65.4%
178	-	239	2	20,717,526	1.8	4.58965%	150	1.40x	13.5%	59.7%	11.7%
240	-	299	4	39,103,475	3.5	4.85287%	204	1.41x	10.9%	59.3%	15.4%
300	-	360	64	915,658,269	81.7	4.58336%	117	1.50x	10.0%	70.4%	61.1%
Total / Weighted Average:			76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	35	$649,287,000	58.0%	4.53232%	118	1.48x	9.7%	70.9%	63.2%
Balloon	31	274,073,744	24.5	4.72792%	114	1.56x	10.9%	68.2%	54.2%
Interest Only	6	144,835,000	12.9	4.48806%	119	1.99x	9.8%	65.4%	65.4%
Fully Amortizing	2	38,118,526	3.4	4.68064%	223	1.38x	11.6%	58.3%	0.8%
ARD-IO-Balloon	2	14,000,000	1.2	4.61800%	120	1.40x	9.1%	74.5%	63.8%
Total / Weighted Average:	76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.21x	-	1.35x	17	$261,306,444	23.3%	4.60638%	121	1.29x	8.9%	73.3%	61.8%
1.36x	-	1.45x	17	250,213,494	22.3	4.56113%	128	1.41x	9.5%	69.7%	56.2%
1.46x	-	1.55x	8	63,248,622	5.6	4.58059%	109	1.49x	10.6%	64.1%	51.0%
1.56x	-	1.65x	15	204,115,760	18.2	4.69259%	119	1.59x	10.6%	70.1%	58.8%
1.66x	-	1.80x	5	115,270,605	10.3	4.49398%	117	1.72x	11.0%	62.8%	55.9%
1.81x	-	2.00x	11	117,204,344	10.5	4.57812%	119	1.86x	10.9%	67.5%	61.6%
2.01x	-	2.12x	3	108,955,000	9.7	4.44767%	119	2.08x	10.9%	67.6%	65.9%
Total / Weighted Average:			76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%
(1)	In the case of Loan Nos. 44 and 49, which have an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2)
In the case of Loan Nos. 1, 3, 11 and 15, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Trust Companion Loan, as applicable.

(3)
In the case of Loan Nos. 1, 12.01, 27 and 35, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
55.4%	-	59.9%	8	$110,888,577	9.9%	4.61658%	149	1.62x	11.2%	57.7%	35.7%
60.0%	-	64.9%	11	180,286,304	16.1	4.54642%	123	1.71x	10.6%	63.8%	55.3%
65.0%	-	69.9%	12	311,912,542	27.8	4.51300%	118	1.61x	9.5%	68.4%	63.1%
70.0%	-	74.9%	34	329,609,847	29.4	4.67571%	117	1.51x	10.3%	73.0%	61.0%
75.0%	-	79.1%	11	187,617,000	16.7	4.53728%	114	1.39x	9.1%	75.8%	67.2%
Total / Weighted Average:			76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
0.6%	-	44.9%	3	$48,118,526	4.3%	4.66388%	201	1.40x	12.1%	57.9%	5.6%
45.0%	-	49.9%	6	61,665,233	5.5	4.69802%	118	1.59x	11.3%	60.1%	48.0%
50.0%	-	54.9%	7	87,912,132	7.8	4.72219%	119	1.57x	11.2%	68.0%	52.1%
55.0%	-	59.9%	17	238,860,407	21.3	4.57830%	119	1.62x	10.4%	67.1%	58.2%
60.0%	-	64.9%	28	366,752,972	32.7	4.59417%	118	1.54x	9.6%	69.8%	62.7%
65.0%	-	69.4%	15	317,005,000	28.3	4.49176%	114	1.55x	9.4%	73.7%	68.1%
Total / Weighted Average:			76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	64	$903,281,924	80.6%	4.59358%	120	1.61x	10.3%	68.5%	58.5%
Yield Maintenance	11	209,982,346	18.7	4.51609%	123	1.38x	9.2%	71.8%	62.1%
Defeasance/Yield Maintenance	1	7,050,000	0.6	4.83300%	120	1.34x	8.6%	74.2%	60.7%
Total / Weighted Average:	76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	47	$643,905,316	57.5%	4.60354%	124	1.53x	10.2%	67.6%	55.0%
Acquisition	29	476,408,954	42.5	4.54952%	117	1.61x	9.8%	71.3%	64.8%
Total / Weighted Average:	76	$1,120,314,270	100.0%	4.58057%	121	1.56x	10.0%	69.2%	59.2%
(1)	In the case of Loan Nos. 44 and 49, which have an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2)
In the case of Loan Nos. 1, 3, 11 and 15, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Trust Companion Loan, as applicable.

(3)
In the case of Loan Nos. 1, 12.01, 27 and 35, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	Queens Atrium	Long Island City, NY	Office	BACM 2005-3
4	Residence Inn Silicon Valley II	Sunnyvale, CA	Hotel	JPMCC 2013-INN
11	U-Haul Self Storage	Various, Various	Self Storage	MLMT 2005-CIP1
12.02	Walgreens Garden City	Garden City, MI	Retail	BACM 2005-2
16	Wegman’s Hannaford Portfolio	Various, NY	Retail	LBUBS 2004-C6
17.01	Oak Tree	Stephenville, TX	Multifamily	JPMCC 2006-CB17
17.06	Auburn Place	Stephenville, TX	Multifamily	LBUBS 2005-C1
19	Lockwood Medical Complex	New Rochelle, NY	Office	CD 2005-CD1
22	244 Jackson Street	San Francisco, CA	Mixed Use	GSMS 2012-GCJ7
23	Britannia Business Center	Tucson, AZ	Mixed Use	MLMT 2004-BPC1
25	Orange Blossom Shopping Center	Orlando, FL	Retail	RSO 2013-CRE1
26	Saddlebrook Apartments	Waco, TX	Multifamily	BACM 2004-5
27	Mercy Health Building	Pittsburgh, PA	Office	BACM 2008-1
29	220 Jackson Street	San Francisco, CA	Mixed Use	GSMS 2012-GCJ7
31	Holiday Inn Cape Cod	Falmouth, MA	Hotel	BSCMS 2006-PW14
39	17609 Ventura Boulevard	Encino, CA	Office	COMM 2004-LB4A
40	6333 Wilshire Boulevard	Los Angeles, CA	Office	GECMC 2004-C3
43	AmeriCenters 2 Portfolio	Various, MI	Office	COMM 2005-C6
47	Gale Commerce Center	City of Industry, CA	Office	BACM 2004-4
72	Freedom Self Storage Las Vegas	Las Vegas, NV	Self Storage	LBUBS 2004-C6
76	Beltline Self Storage	Anderson, SC	Self Storage	MSC 2007-IQ15
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
19	Lockwood Medical Complex	New Rochelle, NY	$17,250,000	1.5%	$15,846,160	54.3%	60	60	1.40x	9.5%	75.0%	68.9%
28	Proguard Braeswood SS	Houston, TX	10,650,000	1.0	9,925,971	34.0	60	58	1.46x	8.9%	74.5%	69.4%
64	20 West Street	New York, NY	$3,681,105	0.3	3,387,814	11.6	60	58	1.26x	7.9%	66.9%	61.6%

Total / Weighted Average:			$31,581,105	2.8%	$29,159,945	100.0%	60	59	1.40x	9.1%	73.9%	68.2%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class UHP, Class R and Class Z Certificates) will accrue interest on a 30/360 basis. Interest on the Class UHP Certificates will be calculated on an Actual/360 Basis. The Class R Certificates will not accrue interest. On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

Payments of interest collected on the U-Haul Self Storage Whole Loan will be allocated pro rata between the U-Haul Self Storage Mortgage Loan and the Trust Companion Loan. Interest allocated to the Trust Companion Loan will only be available to make distributions and pay other amounts in respect of the Class UHP Certificates.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class G Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class NR Certificates for that Distribution Date.

The Pass-Through Rate for the Class UHP Certificates for any Distribution Date will equal the net mortgage rate of the Trust Companion Loan.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Structural Overview

On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates — Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3A1 and Class A-3A2 Certificates, pro rata, based on their Certificate Balances, until the Certificate Balances of such Classes are reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan and with respect to the U-Haul Self Storage Whole Loan, exclusive of the Trust Companion Loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class E Certificates), the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balances of the Class F and Class G Certificates) and the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-E Certificates’ notional amount (the Certificate Balance of the Class NR Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Structural Overview

Amounts in respect of principal collected on the U-Haul Self Storage Whole Loan will be allocated, prior the occurrence and continuance of a Pro Rata Pay Event, first, to pay down the balance of the U-Haul Self Storage Mortgage Loan until reduced to zero and then to pay down the balance of the Trust Companion Loan until reduced to zero. During the continuance of a Pro Rata Pay Event, principal and all other amounts collected in respect of the U-Haul Self Storage Whole Loan will be allocated on a pro rata basis between the U-Haul Self Storage Mortgage Loan and the Trust Companion Loan. Principal allocated to the Trust Companion Loan will only be available to make distributions and pay other amounts in respect of the Class UHP Certificates.

“Pro Rata Pay Event” means any event of default with respect to an obligation to pay money due under the U-Haul Self Storage Whole Loan, any other event of default for which the U-Haul Self Storage Whole Loan is actually accelerated or any other event of default which causes the U-Haul Self Storage Whole Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an event of default under the U-Haul Self Storage Whole Loan; provided, however, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions on the U-Haul Self Storage Whole Loan will be made as if a Pro Rata Pay Event is in existence beginning on the subsequent Distribution Date; provided, further, that the requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the U-Haul Self Storage Whole Loan.

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans (or, in the case of the U-Haul Self Storage Whole Loan, to the extent collected and allocated to the U-Haul Self Storage Mortgage Loan) will first be allocated pro rata between two groups (based on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Structural Overview

the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
				Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class  X-D, Class X-E, Class E, Class F, Class G, Class NR, Class R or Class Z Certificates.  Once the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

Yield Maintenance Charges allocable to the Trust Companion Loan will be distributable to the Class UHP Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan and losses allocated to the Trust Companion Loan) will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D and Class  X-E Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’, Class X-C Certificates’, Class X-D Certificates’ and Class X-E Certificates’ notional amounts, respectively.

Realized losses on each whole loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances. Realized Losses on the U-Haul Self Storage Whole Loan will be allocated, pro rata, between the U-Haul Self Storage Mortgage Loan and the Trust Companion Loan.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Structural Overview

balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan or the Trust Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances. Similarly, the Appraisal Reduction Amount with respect to the U-Haul Self Storage Whole Loan is notionally allocated, pro rata, between the U-Haul Self Storage Mortgage Loan and the Trust Companion Loan.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan.

■	Whole Loans:
Three mortgage loans are evidenced by a note and one or more additional companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement.  None of these Companion Loans will be part of the trust.

In the case of each of these Whole Loans, referred to as the “Queens Atrium Whole Loan”, the “Las Catalinas Mall Whole Loan”, and the “Charlottesville Fashion Square Whole Loan”, the related Companion Loan is pari passu with the related mortgage loan (these Companion Loans are referred to as the “Pari Passu Companion Loans”). The Las Catalinas Mall Pari Passu Companion Loan and the Queens Atrium Pari Passu Companion Loan, are referred to as “Serviced Companion Loans”.

The Las Catalinas Mall Whole Loan and the Queens Atrium Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2014-C22 transaction (the “Pooling and Servicing Agreement”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prior to the closing date, the Queens Atrium Whole Loan is expected to be serviced under the pooling and servicing agreement for the WFRBS Commercial Mortgage Trust 2014-C21, Commercial Mortgage Pass-Through Certificates, Series 2014-C21.

The Charlottesville Fashion Square Whole Loan (the “Non-Serviced Whole Loan”) will be serviced under the JPMBB Commercial Mortgage Securities Trust 2014-C21 pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C21, Commercial Mortgage Pass-Through Certificates, Series 2014-C21 as described under “Description of the Mortgage Pool—The Whole Loans—The Charlottesville Fashion Square Whole Loan” in the Free Writing Prospectus.

■	U-Haul Self Storage Whole Loan:
One mortgage loan referred to as the “U-Haul Self Storage Mortgage Loan” is evidenced by a note and that mortgage loan, together with a trust companion loan (the “Trust Companion Loan” and together with the U-Haul Self Storage Mortgage Loan, the “U-Haul Self Storage Whole Loan”), are secured by a single mortgage on the related mortgaged properties and are subject to an intercreditor agreement. The Trust Companion Loan is also part of the trust.  The Class UHP Certificates will only receive distributions from, and will only incur losses with respect to, the Trust Companion Loan that are allocable to them from the U-Haul Self Storage Whole Loan as described above in this Structural and Collateral Term Sheet.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds (or, with respect to the U-Haul Self Storage Whole Loan, liquidation proceeds allocated to the related U-Haul Self Storage Mortgage Loan) related to the mortgage loan (but not any related Pari Passu Companion Loan or the Trust Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan, as a collective whole taking into account the pari passu nature of any Pari Passu Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the future), the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Pari Passu Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person  (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Pari Passu Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

With respect to the Charlottesville Fashion Square Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2014-C22 Trust and the related Pari Passu Companion Loan, as a single loan. In connection with any such sale, the then-applicable special servicer under the JPMBB 2014-C21 Trust will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F, G and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Charlottesville Fashion Square mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the JPMBB 2014-C21 Trust pooling and servicing agreement.

With respect to the Queens Atrium Whole Loan and the Las Catalinas Mall Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	Ellington Management Group, LLC (or its affiliate), is expected to be appointed the initial directing certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.
■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Charlottesville Fashion Square Whole Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2014-C21 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Charlottesville Fashion Square Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

In addition, in the event that the only mortgage loans (or REO loans) that remain in the trust are either of the mortgage loans identified as “U-Haul Self Storage” or “Mercy Health Building” on Annex A-1 to the Free Writing Prospectus, the Senior Trust Advisor may resign as Senior Trust Advisor. A replacement senior trust advisor will not be engaged in the event the Senior Trust Advisor elects to resign under these circumstances.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event and the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

However, prior to the occurrence and continuance of a Control Event, the Special Servicer may only be removed by the Directing Certificateholder without cause if either (i) LNR Partners, LLC or its Affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or its Affiliate owns less than 15% of the then Controlling Class of Certificates.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Queens Atrium Whole Loan and the Las Catalinas Mall Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the trustee or, prior to a Control Event,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Charlottesville Fashion Square Whole Loan, the JPMBB 2014-C22 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the JPMBB 2014-C22 pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event, however, the successor special servicer will be selected pursuant to the JPMBB 2014-C21 pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO loan (including specially serviced mortgage loans, Serviced Companion Loans and the Trust Companion Loan) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. In addition, in the event that the Senior Trust Advisor exercises its right to resign in the case where the only mortgage loans remaining in the trust are either of the mortgage loans identified on Annex A-1 to the Free Writing Prospectus as “U-Haul Self Storage” or “Mercy Health Building”, any Senior Trust Advisor fee will thereafter be payable to the Master Servicer. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans), Serviced Whole Loan or the U-Haul Self Storage Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, Serviced Whole Loan or the U-Haul Self Storage Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan, Serviced Whole Loan or U-Haul Self Storage Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan, Serviced Whole Loan or the Trust Companion Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans), Serviced Whole Loan or the Trust Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan, Serviced Whole Loan or the Trust Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Structural Overview

any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan or Trust Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan or the Trust Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Charlottesville Fashion Square Whole Loan under the applicable pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	8.0%	Net Rentable Area (SF):	1,032,402
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrower:	Celtic Holdings, LLC	Year Built / Renovated:	1914 / 2011
Sponsors(2):	Jeffrey Feil and Lloyd Goldman	Occupancy:	100.0%
Interest Rate:	4.45600%	Occupancy Date:	6/30/2014
Note Date:	7/1/2014	Number of Tenants:	9
Maturity Date:	7/6/2024	2011 NOI(3):	$11,221,582
Interest-only Period:	60 months	2012 NOI(3):	$14,080,184
Original Term:	120 months	2013 NOI(4):	$14,045,381
Original Amortization:	360 months	UW Economic Occupancy:	96.9%
Amortization Type:	IO-Balloon	UW Revenues:	$26,187,129
Call Protection(5):	L(25),Def(91),O(4)	UW Expenses:	$9,712,945
Lockbox:	Hard	UW NOI(4):	$16,474,184
Additional Debt:	Yes	UW NCF:	$15,235,302
Additional Debt Balance:	$90,000,000	Appraised Value / Per SF(6):	$260,000,000 / $252
Additional Debt Type:	Pari Passu	Appraisal Date:	6/10/2014

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$174
Taxes:	$0	$161,995	N/A	Maturity Date Loan / SF:	$159
Insurance:	$0	$47,399	N/A	Cut-off Date LTV(6):	69.2%
Replacement Reserves:	$0	$17,207	$825,921	Maturity Date LTV(6):	63.2%
TI/LC:	$0	$86,034	$3,871,507	UW NCF DSCR:	1.41x
Other:	$12,988,521	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$180,000,000	100.0%	Payoff Existing Debt	$108,421,012	60.2%
			Return of Equity(2)	54,101,427	30.1
			Upfront Reserves	12,988,521	7.2
			Closing Costs	4,489,041	2.5
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%
(1)
Queens Atrium is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $180.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $180.0 million Queens Atrium Whole Loan.

(2)
For a full description of the loan sponsors, please refer to “The Sponsors” below. At origination, AllianceBernstein acquired a 35.5% interest in Queens Atrium for approximately $20.4 million in equity. AllianceBernstein’s minority interest implies a $237.5 million valuation or a 70.4% loan to implied cost ratio, net of the approximately $12.7 million escrowed for capital improvements at origination.

(3)
The increase in 2011 NOI to 2012 NOI is due to a large one-time expense in 2011 for a payment to the NYC School Construction Authority for overcharges in real estate tax reimbursements between the 2001/2002 and 2011/2012 tax years.

(4)
The increase in 2013 NOI to the UW NOI is primarily due to the expansion of the NYC Department of Design and Construction by 21,268 square feet (a $503,498 rental increase) and a rental increase on its existing space ($1,853,655) that commenced in January 2014, along with approximately $300,823 in scheduled rent increases for the tenants Admin Access, NYC School Construction Authority and Greek Islands Cafe & Grill as well as $393,365 in rent averaging associated with the investment grade rated NYC Department of Design and Construction lease.

(5)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2014. Defeasance of the full $180.0 million Queens Atrium Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(6)
Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV reflect the “Market Value without Deduction for Renovation Costs” for the Queens Atrium property, which assumes that the lender will reserve for the remaining costs of the approximately $13.1 million renovation associated with the NYC Department of Design and Construction tenant. At origination, the borrower was required to escrow approximately $12.7 million, which represents the remaining renovation costs as of the origination date.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

The Loan. The Queens Atrium loan is secured by a first mortgage lien on the borrower’s fee interest in an office complex, comprised of two buildings totaling 1,032,402 square feet located in Long Island City, New York. The whole loan has an outstanding principal balance of $180.0 million (the “Queens Atrium Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $90.0 million and is being contributed to the JPMBB 2014-C22 Trust. Note A-2 with an outstanding principal balance as of the Cut-off Date of $90.0 million is currently held by Wells Fargo Bank, National Association and is expected to be contributed to WFRBS Commercial Mortgage Trust 2014-C21. The holder of Note A-1 (the “Controlling Noteholder’) will be the Trustee of the JPMBB 2014-C22 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Queens Atrium Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Queens Atrium Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. It was previously securitized in the BACM 2005-3 transaction.

The Borrower. The borrowing entity for the Queens Atrium Whole Loan is Celtic Holdings, LLC, a New York limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Jeffrey Feil and Lloyd Goldman. Jeffrey Feil is the Chief Executive Officer of the Feil Organization, an established privately held full service real estate company that has been located in New York City for 60 years. The Feil Organization owns, develops and manages over 5,000 residential rental units, approximately 26 million square feet of retail, commercial and industrial properties and thousands of acres of undeveloped land across the United States. Lloyd Goldman is the founder of BLDG Management, a real estate company, which manages over $2.0 billion of assets.

The sponsorship also includes AllianceBernstein, which acquired an approximately 35.5% interest in the property at the origination of the Queens Atrium Whole Loan for approximately $20.4 million in equity. AllianceBernstein’s minority interest implies a $237.5 million valuation or a 70.4% loan to implied cost ratio, net of the approximately $12.7 million escrowed for capital improvement at origination. AllianceBernstein is a global research-driven asset management firm with $466 billion assets under management as of May 31, 2014.

The Property. Queens Atrium is a 1,032,402 square foot, Class B office complex that consists of two buildings located on two separate street blocks that are connected via a sky bridge. 30-20 Thomson Avenue is an eight-story building that consists of 466,582 square feet of net rentable area, with an outdoor surface parking lot containing 120 parking spaces. 30-30 Thomson Avenue is a six-story office building that occupies an entire city block and contains 565,820 square feet of net rentable area. The improvements were completed in 1914 originally for industrial and manufacturing use and were converted and renovated in the 1990’s to office use. Queens Atrium was last renovated in 2011.

As of June 30, 2014, the property was 100.0% leased by nine tenants. Of the total net rentable area, approximately 98.7% is leased to New York City agencies. New York City is rated Aa1 / AA / AA+ by Moody’s, S&P and Fitch, respectively. The largest tenant at the property, NYC School Construction Authority leases 41.0% of the net rentable area (26.5% of the net rentable area through September 2021 and 14.5% of the net rentable area through April 2020). The NYC School Construction Authority is solely accountable for planning, real estate and budgeting, as well as the scoping, design and construction of new schools, additions and capital improvements to existing schools. The second largest tenant, NYC Department of Design and Construction recently renewed its lease for 22.5% of the net rentable area for a 15-year term through January 2029. NYC Department of Design and Construction has been at the property since 1996. NYC Department of Design and Construction is New York City’s primary capital construction manager, renovating and building new firehouses, libraries, police precincts, courthouses and senior centers. As part of the renewal, NYC Department of Design and Construction expanded its space by 21,628 square feet. The borrower will renovate the NYC Department of Design and Construction’s space at a total cost of approximately $13.1 million, of which approximately $12.7 million was escrowed into a reserve account, representing the majority of the outstanding balance due at loan origination; see “Escrows and Reserves” below. The renovation will include new windows, HVAC, fire safety system, bathroom upgrades, paint and carpet. The third largest tenant at the property, the City of University of New York, leases 18.6% of the net rentable area through April 30, 2020. The City University of New York provides high-quality, accessible education for more than 269,000 degree-credit students and 248,000 adult, continuing and professional education students at 24 campuses throughout New York City. None of the leases for the New York City agencies at the property contain appropriation clauses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

Queens Atrium is located on the south side of Thomson Avenue between 30th Street and 31st Street in Long Island City, Queens, New York, and is accessed via Thomson Avenue, Skillman Avenue and Queens Boulevard, which leads to the Queensboro Bridge. The property is located in a mixed-use area surrounded by office, industrial and community facility uses. To the north of Queens Atrium is Thomson Avenue, a high-traffic artery that serves a high-traffic commercial area with an average daily traffic count of approximately 42,000 vehicles. To the east and west are community facilities mainly occupied by LaGuardia Community College and the International High School at LaGuardia Community College. Queens Atrium benefits from access to public transportation, major regional and local roadways and LaGuardia Airport. Subways that serve the area include the 7, E, F, M, G, N, R, and Q lines. The nearest subway stations are located approximately 4 blocks away at the 33rd Street Station at Queens Boulevard, which includes service to the 7 line and the Queens Plaza station, which includes service to the E, M and R lines. According to the appraisal, the property is located within the Northwest Queens submarket of the Queens office market. As of the first quarter of 2014, the Class B Northwest Queens submarket contains approximately 5.4 million square feet of office space and reported a vacancy rate of 6.4% with asking rents of $22.07 per square foot. The appraisal concluded market rents of $29.00 per square foot for the office space, $20.00 per square foot for the atrium space and $70.00 per square foot for retail space. Based on the rent roll dated June 30, 2014, the in-place rent at Queens Atrium is $22.81 per square foot for the office space, $18.05 per square for the atrium space and $63.68 per square foot for retail space.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
97.9%	97.9%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 30, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
NYC School Construction Authority(3)(4)(5)	Aa1 / AA / AA+	423,450	41.0%	$20.35	9/30/2021
NYC Department of Design and Construction(5)(6)(7)	Aa1 / AA / AA+	231,819	22.5%	$28.80	1/31/2029
The City University of NY(5)	Aa1 / AA / AA+	192,051	18.6%	$25.84	4/30/2020
NYC Board of Education(5)	Aa1 / AA / AA+	122,320	11.8%	$18.41	2/18/2019
NYC Department of Transportation(5)(8)	Aa1 / AA / AA+	49,669	4.8%	$27.50	MTM
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
NYC School Construction Authority has two leases at the property and the expiration date above reflects the expiration date of the lease for the lager space. In total, NYC School Construction Authority occupies 149,543 square feet in the 30-20 Thomson Avenue building under a lease expiring in April 2020 and 273,907 square feet in the 30-30 Thomson Avenue building under a lease expiring in September 2021. The NYC School Construction Authority assigned its space in the 30-20 Thomson Avenue building to the NYC Board of Education.

(4)
The NYC School Construction Authority lease in the 30-30 Thomson Avenue building provides for the right to surrender up to 20% of the net rentable area (up to 51,790 square feet but not less than 18,000 square feet) beginning in September 1, 2016 with 180 days’ notice. This tenant is also allowed to surrender atrium space (5,599 square feet) with 30 days’ notice.

(5)	Lease does not contain appropriation clauses.
(6)
NYC Department of Design and Construction has a one-time option to surrender up to 20,000 square feet with 12 months’ notice prior to January 31, 2019 and another one-time option to surrender an entire floor with at least 12 months’ notice prior to January 31, 2024.

(7)	Base Rent PSF for NYC Department of Design and Construction represents the tenant’s average rent over the loan term. The tenant’s current in-place rent is $27.11 per square foot.
(8)	NYC Department of Transportation’s lease expired on April 4, 2014 and it is occupying the space on a month-to-month basis as a lease renewal is being negotiated with the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	2	50,330	4.9	$1,365,902	5.7%	50,330	4.9%	$1,365,902	5.7%
2015	1	9,750	0.9	209,655	0.9	60,080	5.8%	$1,575,558	6.5%
2016	1	2,007	0.2	38,133	0.2	62,087	6.0%	$1,613,691	6.7%
2017	0	0	0.0	0	0.0	62,087	6.0%	$1,613,691	6.7%
2018	0	0	0.0	0	0.0	62,087	6.0%	$1,613,691	6.7%
2019	1	122,320	11.8	2,251,660	9.3	184,407	17.9%	$3,865,351	16.0%
2020	3	341,594	33.1	7,690,006	31.8	526,001	50.9%	$11,555,357	47.8%
2021	2	274,582	26.6	5,935,431	24.6	800,583	77.5%	$17,490,788	72.4%
2022	0	0	0.0	0	0.0	800,583	77.5%	$17,490,788	72.4%
2023	0	0	0.0	0	0.0	800,583	77.5%	$17,490,788	72.4%
2024	0	0	0.0	0	0.0	800,583	77.5%	$17,490,788	72.4%
2025 & Beyond	1	231,819	22.5	6,677,115	27.6	1,032,402	100.0%	$24,167,903	100.0%
Total	11	1,032,402	100.0%	$24,167,903	100.0%
(1)	Based on the underwritten rent roll.
(2)	Multiple tenants operate under more than one lease. There are nine tenants, including the management office, and 11 leases at the property.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$19,648,811	$20,664,784	$20,980,152	$24,167,903	$23.41	90.8%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$19,648,811	$20,664,784	$20,980,152	$24,167,903	$23.41	90.8%
Total Reimbursements	2,016,165	1,650,041	2,102,266	2,462,038	2.38	9.2

Net Rental Income	$21,664,976	$22,314,825	$23,082,418	$26,629,941	$25.79	100.0%
(Vacancy/Credit Loss)	0	0	0	(814,415)	(0.79)	(3.1)
Other Income(3)	218,917	253,417	200,309	371,604	0.36	1.4
Effective Gross Income	$21,883,893	$22,568,242	$23,282,727	$26,187,129	$25.37	98.3%

Total Expenses(4)	$10,662,311	$8,488,058	$9,237,346	$9,712,945	$9.41	37.1%

Net Operating Income(2)(4)	$11,221,582	$14,080,184	$14,045,381	$16,474,184	$15.96	62.9%

Total TI/LC, Capex/RR	0	0	0	1,238,882	1.20	4.7
Net Cash Flow	$11,221,582	$14,080,184	$14,045,381	$15,235,302	$14.76	58.2%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
The increase in Rents in Place and Net Operating Income from 2013 to Underwritten is primarily due to the expansion of the NYC Department of Design and Construction by 21,268 square feet (a $503,498 rental increase) and a rental increase on its existing space ($1,853,655) that commenced in January 2014, along with approximately $300,823 in scheduled rent increases for the tenants Admin Access, NYC School Construction Authority and Greek Islands Cafe & Grill and $393,365 in rent averaging associated with the investment grade NYC Department of Design and Construction lease.

(3)	Other Income includes income from parking, storage space rentals, miscellaneous income and reimbursements for shuttle bus, HVAC and water.
(4)
The decrease in expenses from 2011 to 2012 is due to a large one-time expense in 2011 for a payment to the NYC School Construction Authority for overcharges in real estate tax reimbursements between the 2001/2002 and 2011/2012 tax years.

Property Management. The property is managed by Jeffrey Management Corp., an affiliate of the borrower.

Tax Abatement. The property currently benefits from three Industrial and Commercial Incentive Program (“ICIP”) property tax exemptions. Under this program, increases in assessed value resulting from a commercial property renovation are phased in over a period of 25 years. For years 1-16 after completion of each respective qualifying renovation, 100% of the projected assessed value less the assessed value prior to construction is exempt. The exemption declines by 10% every year thereafter for each respective qualifying renovation. The first of the three tax exemptions begins to decline in the 2014/2015 tax year with the last set to fully expire by the end of the 2032/2033 tax year. The underwritten real estate taxes reflect the actual abated taxes for the 2014/2015 tax year. The real estate taxes are projected to increase from the current $1.94 million to $6.4 million at loan maturity, which will be passed through to the tenants in accordance with their leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Queens Atrium

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $12,699,423 for capital improvements, tenant improvements and leasing commissions associated with the NYC Department of Design and Construction space and $289,098 for free rent associated with the NYC Department of Design and Construction space.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $161,995.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $47,399.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $17,207 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $825,921 ($0.80 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $86,034 (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $3,871,507 ($3.75 per square foot).

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on the date immediately preceding each loan payment date in accordance with the loan documents. To the extent that (i) the debt yield (as calculated in the loan documents) for any calendar quarter is less than 7.5%, (ii) there is an event of default under the loan documents or (iii) a Sweep Lease Triggering Event, as defined below, occurs, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan in the excess cash reserve. To the extent that excess cash is swept into the excess cash reserve due to a Sweep Lease Triggering Event, the borrower’s obligation to make deposits into the excess cash reserve is limited to $15.00 per square foot of net rentable area for the respective tenant.

A “Sweep Lease Triggering Event” means when any of the tenants, NYC Board of Education City, NYC School Construction Authority or The City University of NY, (i) gives notice at any time of its election to exercise a right to terminate its respective lease, (ii) terminates or cancels the respective lease (or the respective lease is no longer in force or effect), for any reason or (iii) fails to extend or renew its respective lease in accordance with the loan agreement.

Future Mezzanine or Subordinate Indebtedness Permitted.  A mezzanine loan may be obtained by the borrower after the third anniversary of the Queens Atrium Whole Loan closing date, provided certain terms and conditions are satisfied, including, but not limited to, (i) no event of default exists, (ii) the LTV (taking into account the mezzanine loan) does not exceed 70.0% based on a recent appraisal, (iii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.24x and (iv) the debt yield (taking into account the mezzanine loan) is not less than 8.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

One Met Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

One Met Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

One Met Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

One Met Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GECC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$76,055,000	Title:	Fee
Cut-off Date Principal Balance:	$76,055,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	421,719
Loan Purpose:	Acquisition	Location:	East Rutherford, NJ
Borrower:	One Met Center LLC	Year Built / Renovated:	1986 / 2011
Sponsor:	Dennis Troesh	Occupancy(1):	100.0%
Interest Rate:	4.41000%	Occupancy Date:	5/20/2014
Note Date:	6/27/2014	Number of Tenants:	22
Maturity Date:	7/1/2024	2011 NOI:	$7,225,100
Interest-only Period:	120 months	2012 NOI:	$7,636,349
Original Term:	120 months	2013 NOI(2):	$8,263,000
Original Amortization:	None	TTM NOI (as of 4/2014)(2):	$7,924,674
Amortization Type:	Interest Only	UW Economic Occupancy:	89.8%
Call Protection:	L(25),Def(92),O(3)	UW Revenues:	$13,307,489
Lockbox:	CMA	UW Expenses:	$5,644,030
Additional Debt:	N/A	UW NOI:	$7,663,459
Additional Debt Balance:	N/A	UW NCF:	$7,051,966
Additional Debt Type:	N/A	Appraised Value / Per SF:	$110,000,000 / $261
		Appraisal Date:	5/27/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$236,391	$118,195	N/A	Maturity Date Loan / SF:	$180
Insurance:	$9,321	$9,321	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	$7,029	N/A	Maturity Date LTV:	69.1%
TI/LC:	$33,768	$43,929	$1,581,447	UW NCF DSCR:	2.07x
Other:	$812,584	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$76,055,000	68.2%	Purchase Price	$108,650,000	97.4%
Sponsor Equity	35,512,764	31.8	Closing Costs	1,825,700	1.6
			Upfront Reserves	1,092,064	1.0
Total Sources	$111,567,764	100.0%	Total Uses	$111,567,764	100.0%
(1)	Occupancy includes a 5,892 square foot expansion by Jones Lang LaSalle. Jones Lang LaSalle is expected to take occupancy of the expansion space by October 1, 2014.
(2)
The decrease in TTM NOI from 2013 NOI is a result of the electricity contract expiration.  The former contract was locked at $0.08 per kilowatt hour and the floating contract was for $0.20 per kilowatt hour.  The contract has been rebid and bids as low as $0.0924 per kilowatt hour (on a locked rate contract) has been received.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The One Met Center loan has an outstanding balance of approximately $76.1 million and is secured by a first mortgage lien on the borrower’s fee interest in a 15-story, 421,719 square foot, Class A office building located in East Rutherford, New Jersey. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the One Met Center loan is One Met Center LLC, a New Jersey limited liability company and single purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Dennis Troesh.  Dennis Troesh is the indemnitor and manager of the borrower, and is the founder of Quarry Capital, LLC.  Quarry Capital, LLC held a portfolio of 26 assets with over 2.7 million square feet of office, retail and flex, approximately 0.3 million square feet of self storage, and more than 2,700 multifamily units as of November 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

One Met Center

The Property. One Met Center is a Class A, 100.0% leased, 421,719 square foot, LEED-Gold certified office building located in East Rutherford, New Jersey located on approximately 10.49 acres.  The 15-story steel framed tower was built in 1986 and has undergone approximately $5.5 million in renovations between 2009 and 2011. Renovations included approximately $1.7 million in parking garage repairs and upgrades, approximately $1.97 million in common area upgrades and $691,000 in HVAC replacements.  The property features a 1,450-space garage resulting in 3.5 spaces per 1,000 square feet of net rentable area.

As of May 20, 2014, One Met Center was 100.0% leased to 22 tenants. The largest tenant at the property, Aegis Insurance Services, Inc. (“Aegis”), is headquartered at the property and leases approximately 22.1% of the net rentable area through May 2022. Aegis, which took initial occupancy in 2006 and is an insurance company that provides liability and property coverage, as well as related risk management services, to the utility and energy industries.  The second largest tenant, Hudson News Company (“Hudson”), is headquartered at the property and leases 14.6% of the net rentable area through December 2018.  Hudson took initial occupancy in 1995, and has expanded four times since then, in 1996, 1999, 2005, and 2008.  Hudson is a wholly owned subsidiary of Hudson Group, which is the largest duty-paid travel retailer in North America and a wholly owned subsidiary of Dufry AG (the guarantor of Hudson’s lease). Dufry AG, founded in 1865 and headquartered in Basel, Switzerland, is an international travel retailer which operates approximately 1,400 shops at airports and other tourist locations.  The third largest tenant, Michael Kors (“Kors”), leases 10.3% of the net rentable area through January 2028.  Kors took initial occupancy in 2011 and has expanded once through a sublease of approximately 10,000 square feet from Aegis.  Kors subleased the space from Aegis for an eighty-nine-month term at a starting rental rate of $30.00 per square foot.  Kors is a publicly traded New York City-based luxury fashion goods company that trades on the New York Stock Exchange (NYSE: KORS) and has a $16.7 billion market cap as of July 23, 2014.

One Met Center is located in East Rutherford, New Jersey, within the Meadowlands submarket. The property is located across from Metlife Stadium (The Meadowlands) at the junction of New Jersey Turnpike, Routes 3 and 120, with direct access to Route 3 and the New Jersey Turnpike at Exit 16 W.  Access to Midtown New York City via the Lincoln Tunnel is less than eight miles from the property.  Secaucus Junction, a major transfer station for trains to and from Manhattan and Hoboken, is approximately four miles away. The property also offers a complimentary shuttle service to mass transit hubs. The Meadowlands submarket is dominated by employers in the manufacturing, retail trade, transportation and warehouse industries.

Additionally, Triple Five has announced its plans to complete the development of the American Dream Meadowlands Complex, which is adjacent to Metlife Stadium. At a reported cost of $2 billion, the project features a waterpark, Hollywood-themed amusement park, retail and dining.  The project is scheduled to be completed in the fall of 2016.  Triple Five is also the owner of one of the largest retail and entertainment complexes in North America, the Mall of America.  According to the appraisal, over the past ten years the Meadowlands submarket has recorded vacancy range of 17.6% to 24.2% with an average of 19.8%.  One Met Center has reported an average vacancy factor of 11.9% over the same time frame.  According to the appraisal, the Meadowlands submarket contains approximately 5.3 million square feet with an overall vacancy of 19.9% and average asking rental rates of approximately $24.25 per square foot as of the first quarter of 2014. The appraisal identified seven competitive properties built between 1971 and 1991 and ranging in size from 125,820 to 466,919 square feet. The competitive properties reported vacancy ranging from 10.0% to 45.0% with a weighted average of 17.4%. Average asking rental rates for the competitive properties range from $24.00 to $37.00 per square foot. The property reports weighted average rents in place of approximately $30.35 per square foot.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
97.7%	97.9%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 20, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

One Met Center

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Aegis Insurance Services, Inc.(3)	NA / NA / NA	93,000	22.1%	$33.00	5/31/2022
Hudson News Company	Ba3 / BB+ / NA	61,448	14.6%	$31.25	12/31/2018
Michael Kors(4)	NA / NA / NA	43,336	10.3%	$27.39	1/31/2028
MWW Group	NA / NA / NA	31,860	7.6%	$33.75	10/31/2022
Cushman & Wakefield	NA / NA / NA	31,000	7.4%	$34.00	11/13/2016
RGN - East Rutherford (Regus)(5)	NA / NA / NA	18,732	4.4%	$27.00	2/28/2023
Russell Research	NA / NA / NA	17,680	4.2%	$30.15	10/31/2019
Jones Lang LaSalle	Baa2 / BBB- / NA	14,831	3.5%	$30.50	5/31/2025
Oracle	A1 / A+ / A+	14,191	3.4%	$29.50	11/30/2017
Kajima Building & Design(6)	NA / NA / NA	12,805	3.0%	$26.25	4/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Aegis currently subleases a portion of the third floor to Kors totaling 10,140 square feet, through September 2021. Kors is currently paying $30.00 per square foot for the sublease space.
(4)
Kors has the right to terminate its lease in January 2025 with 12 months’ notice and the payment of termination fees of approximately $461,000 plus operating expenses, taxes and the unamortized portion of all expenses.

(5)	RGN - East Rutherford (Regus) has the right to terminate its lease in January 2018 with 12 months’ notice and payment of a termination fee.
(6)	Kajima Building & Design has the right to terminate its lease in May 2018 with 12 months’ notice and payment of a termination fee.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM(2)	3	6,658	1.6	$0	0.0%	6,658	1.6%	$0	0.0%
2015	1	4,500	1.1	72,000	0.6	11,158	2.6%	$72,000	0.6%
2016	4	50,720	12.0	1,659,092	13.0	61,878	14.7%	$1,731,092	13.5%
2017	3	28,411	6.7	906,437	7.1	90,289	21.4%	$2,637,529	20.6%
2018	2	65,290	15.5	2,035,510	15.9	155,579	36.9%	$4,673,039	36.5%
2019	3	28,965	6.9	853,804	6.7	184,544	43.8%	$5,526,843	43.2%
2020	0	0	0.0	0	0.0	184,544	43.8%	$5,526,843	43.2%
2021	3	31,412	7.4	855,804	6.7	215,956	51.2%	$6,382,647	49.9%
2022	3	128,864	30.6	4,270,398	33.4	344,820	81.8%	$10,653,045	83.2%
2023	1	18,732	4.4	505,764	4.0	363,552	86.2%	$11,158,809	87.2%
2024	0	0	0.0	0	0.0	363,552	86.2%	$11,158,809	87.2%
2025 & Beyond	2	58,167	13.8	1,639,340	12.8	421,719	100.0%	$12,798,149	100.0%
Total	25	421,719	100.0%	$12,798,149	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes three static suites (fitness center (2,930 square feet), teleconference center (2,031 square feet) and management office (1,697 square feet)) that do not have an underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

One Met Center

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM (1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$12,458,946	$12,458,946	$12,499,919	$12,490,644	$12,798,149	$30.35	90.8%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$12,458,946	$12,458,946	$12,499,919	$12,490,644	$12,798,149	$30.35	90.8%
Total Reimbursements	1,450,515	1,068,835	1,206,502	1,401,431	1,296,947	3.08	9.2

Net Rental Income	$13,909,461	$13,527,781	$13,706,421	$13,892,075	$14,095,096	$33.42	100.0%
(Vacancy/Credit Loss)	(2,225,913)	(1,322,067)	(340,214)	(430,939)	(1,305,411)	(3.10)	(10.2)
Other Income(4)	657,841	559,236	489,486	517,804	517,804	1.23	3.7
Effective Gross Income	$12,341,389	$12,764,950	$13,855,694	$13,978,940	$13,307,489	$31.56	94.4%

Total Expenses	$5,124,289	$5,128,601	$5,592,694	$6,054,266	$5,644,030	$13.38	42.4%

Net Operating Income	$7,225,100	$7,636,349	$8,263,000	$7,924,674	$7,663,459	$18.17	57.6%

Total TI/LC, Capex/RR(5)	4,484,388	930,723	2,000,109	$0	611,493	1.45	4.6
Net Cash Flow	$2,740,712	$6,705,626	$6,262,890	$7,924,674	$7,051,966	$16.72	53.0%

(1)	The TTM column represents the trailing twelve months ending April 1, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than 2013 primarily due to the two new leases by Jones Lang LaSalle for 8,939 square feet and 5,892 square feet, respectively.  Jones Lang LaSalle has taken possession of and begun paying rent on the 8,939 square foot lease. They are expected to occupy and begin paying rent on the 5,892 square foot space in October 2014.  The annual rent for the combined spaces is approximately $452,000.

(4)	Other Income includes signage income, overtime HVAC, late fee income, tenant work orders, cell tower income and storage income.
(5)	TTM Total TI/LC, Capex/RR was only provided on an accrual basis.

Property Management. The property is managed by CBRE, Inc.

Escrows and Reserves.  At origination the borrower deposited into escrow $570,825 for tenant improvements associated with four tenants, $236,391 for real estate taxes, $191,759 for the Jones Lang LaSalle rent abatements, $50,000 for an environmental insurance deductible, $33,768 for leasing commissions and $9,321 for insurance premiums.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $118,195.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $9,321.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,029 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit into the TI/LC escrow approximately $43,929 (approximately $1.25 per square foot annually), Monthly escrows will not be required as long as the TI/LC escrow is above a balance of approximately $1,581,447 (approximately $3.75 per square foot).

Environmental Deductible Escrow - At origination, the borrower deposited with the lender the amount of $50,000, representing the deductible under the environmental insurance policy, which will be held by the lender for application against any loss, cost or liability covered by the environmental insurance policy. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in the Free Writing Prospectus.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that one of the following occurs: (i) event of default, (ii) Major Lease Trigger Event (as defined below), or (iii) the DSCR (as calculated in the loan documents) for any calendar quarter falls below 1.25x, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Major Lease Trigger Event” means either Aegis or Hudson declares bankruptcy, provides notice to vacate, vacates or ceases doing business at the property, or fails to renew on or before the date that is 12 months prior to the related lease expiration for such tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

SEARS

TOPS &
DENIM

GameStop
Lady Foot Locker

CHAMPS
Sports

ALDO

SHOE
CARNIVAL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

ATLANTIC OCEAN
Barceloneta
San Juan
Fajardo
PUERTO RICO
Ensenada
Ponce
Guayama
SCALE
2 MILES
1
52
30
156
189
VILLA BLANCA
Plaza Centro
Plaza Villa Blanca
Municipal Cemetery
Caguas Cemetery
Universidad Del Turabo
LOS PRADOS
Las Catalinas Mall
400 Calle Betances
Caguas, PR
Aguas Buenas Natural Reserve
BROOKLYN
Caguas
TURABO HEIGHTS
Hospital Menonita de Caguas
Plaza Del Carmen
Hospital Interamericano de Medicina
SANTA ROSA
SAN CARLOS
ESPERANZA
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

sears
doral
Oriental
SERIES CARNIVAL
PUERTO RICO STATE ROAD
BETANCES STREET
JOSE MERCADO AVENUE
N
Anchor / Major
Non Anchor
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	6.7%	Net Rentable Area (SF):	355,385
Loan Purpose:	Refinance	Location:	Caguas, PR
Borrowers(2):	Various	Year Built / Renovated:	1997 / N/A
Sponsor:	Vornado Realty L.P.	Occupancy(3):	94.8%
Interest Rate:	4.43400%	Occupancy Date:	5/28/2014
Note Date:	7/16/2014	Number of Tenants(3):	100
Maturity Date:	8/6/2024	2011 NOI:	$13,627,387
Interest-only Period:	60 months	2012 NOI:	$13,197,310
Original Term:	120 months	2013 NOI:	$13,775,949
Original Amortization:	360 months	TTM NOI (as of 3/2014):	$13,892,392
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.2%
Call Protection(4):	L(24),Def(91),O(5)	UW Revenues:	$19,155,689
Lockbox:	CMA	UW Expenses:	$5,117,306
Additional Debt:	Yes	UW NOI:	$14,038,383
Additional Debt Balance:	$55,000,000	UW NCF:	$13,508,306
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$203,000,000 / $571
		Appraisal Date:	6/1/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$366
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$334
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	Springing	$182,886	Maturity Date LTV:	58.5%
TI/LC:	$625,000	Springing	$731,542	UW NCF DSCR:	1.72x
Other:	$0	Springing	$2,451,540	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$130,000,000	100.0%	Return of Equity	$127,127,250	97.8%
			Closing Cost	2,247,750	1.7
			Upfront Reserves	625,000	0.5
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%
(1)
Las Catalinas Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $130.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $130.0 million Las Catalinas Mall Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	Occupancy and Number of Tenants include temporary tenants, which occupy 17,508 square feet. Occupancy excluding temporary tenants is 89.9%.
(4)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2014. Defeasance of the full $130.0 million Las Catalinas Mall Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. Provided no event of default has occurred and is continuing after the lockout period, the borrowers have the right to defease a portion of the loan in an amount necessary to achieve a DSCR of at least 1.20x, which is required to cure a DSCR Trigger (as defined below) event.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Las Catalinas Mall loan is secured by a first mortgage lien on 355,385 square feet of a regional mall totaling 494,071 square feet located in Caguas, Puerto Rico. The whole loan has an outstanding principal balance of $130.0 million (“Las Catalinas Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding balance as of the Cut-off Date of $75.0 million and is being contributed to the JPMBB 2014-C22 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $55.0 million, is currently held by Barclays and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the Trustee of the JPMBB 2014-C22 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Las Catalina Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Las Catalinas Mall Whole Loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the Las Catalinas Mall Whole Loan are Vornado Catalinas L.P. and Vornado Caguas L.P., each a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Vornado Realty L.P., an affiliate of Vornado Realty Trust (“Vornado”). Vornado is a fully-intergrated real estate investment trust and is one of the largest owners and managers of commercial real estate in the United States with a portfolio of over 100 million square feet. As of March 31, 2014, Vornado had approximately $1.6 billion of cash, restricted cash and marketable securities and $7.4 billion of equity. In April 2014, Vornado announced plans to spin off its shopping center business consisting of 81 strip shopping centers and four malls into a new publicly traded REIT and Las Catalinas Mall was on the list of assets to be included in the spin-off. Vornado has the right to transfer sponsorship to its proposed spin-off REIT.

The Property.  Las Catalinas Mall is a 494,071 square foot regional mall, of which 355,385 square feet serve as collateral for the Las Catalinas Mall Whole Loan. The property was constructed in 1997 and is situated on approximately 41.6 acres in Caguas, Puerto Rico, approximately 15 miles south of San Juan. There are 2,293 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.64 spaces per 1,000 square feet of net rentable area. The property is anchored by Sears (138,686 square feet) and Kmart (122,577 square feet). Sears owns its land and improvements and is excluded from the collateral of the Las Catalinas Mall Whole Loan. Kmart has reported sales of approximately $21.5 million ($176 per square foot) as of the trailing twelve-month period ending April 2014. Based on 2013 loan sponsor estimates, Sears generated sales of $25.0 million ($180 per square foot). According to the appraisal, the anchors at the property are primarily targeted toward middle-income consumers, which fits well with the demographic profile of the subject’s immediate trade area.

As of May 28, 2014, the property, inclusive of Sears (non-collateral anchor), was approximately 96.3% occupied by 101 tenants and 92.7% occupied excluding nine temporary tenants. For the same period, the collateral was 94.8% occupied by 100 tenants and 89.9% occupied excluding nine temporary tenants. The property’s in-line tenants generally consist of national tenants such as Aeropostale, Footlocker, Charlotte Russe, Champs Sports, Aldo and General Nutrition Center. Recent leasing at the property includes executed leases for Shoe Carnival and P.F. Chang’s and a letter of intent with Outback Steakhouse, which was not included in the underwritten income. The Shoe Carnival lease (11,125 square feet) commenced July 2013, expires January 2024, and has a rent per square foot of $19.23. The P.F. Chang’s lease (7,500 square feet) commences August 2014, expires August 2034, and has a rent per square foot of $25.00. As of April 2014, gross mall sales for reporting tenants were approximately $102.0 million. Sales per square foot for comparable stores less than 10,000 square feet were approximately $472, $496, $496 and $498 in 2011, 2012, 2013 and as of April 2014, respectively. As of April 2014, occupancy costs for comparable tenants occupying less than 10,000 square feet were 16.6%.

Las Catalinas Mall is located in the northeast quadrant of the intersection of PR-52 and PR156 in Caguas, Puerto Rico, approximately 15 miles south of San Juan. According to the appraisal, San Juan is the cultural, political and economic center of the commonwealth and has strong linkages to Latin America. Caguas has an area of approximately 59 square miles with a population density of 2,422 people per square mile, which is greater than the population density for the six other municipalities in the area and a population density of over two times that of the island. Main access to Caguas is by way of Las Américas Expressway (State Road No. 52), a six-lane toll road which extends from San Juan south to the municipality of Ponce and runs adjacent to Las Catalinas Mall. According to the appraisal, the region has experienced population growth in the last decade and the area has good access.

According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 177,508 people, with an average household income of $37,291 as of 2013. The secondary trade area, defined as being within a seven-mile radius of the property, contains approximately 289,390 people, with an average household income of $36,732 as of 2013. The appraisal concluded per square foot market rents of $45.85 for in-line space, $160.00 for food court space, $380.00 for kiosk space, $50.00 for outparcel space and $10.00 for anchor space. According to the appraisal, the property’s primary and secondary competition consists of the seven properties detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity (miles)	Anchor Tenants
Primary Competition
Plaza Centro	1987 / 2000	859,494	99.0%	2.0	Sam’s, Costco, JC Penney, Party City, Office Max, Kmart, Walgreens
Montehiedra Towne Center	1993	548,289	92.0%	10.7	Home Depot, Kmart, Marshalls
Galeria Los Paseos	1980	204,151	68.0%	11.0	Amigo, Sears
Plaza Guayama Mall	NA	403,722	98.0%	13.5	Sears, Kmart, Marshalls, Selectos
Secondary Competition
Plaza Las Americas	1968 / 2000	2,173,000	96.0%	15.5	JC Penney, Sears, Macy’s
Plaza Carolina	1978 / 2012	1,150,328	94.0%	20.2	Econo, JC Penney, Sears
Plaza del Sol	NA	685,658	93.0%	22.9	Walmart, Home Depot, Bed Bath & Beyond, Cinema
Total / Weighted Average		6,024,642	94.5%
(1)	Per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

Historical and Current Occupancy(1)(2)
2011	2012	2013	Current(3)
88.7%	87.9%	88.4%	89.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical and Current Occupancy excludes temporary tenants.
(3)	Current Occupancy is as of May 28, 2014. Current Occupancy including temporary tenants is 94.8%.

Sales and Occupancy Costs(1)
	2011	2012	2013	TTM(2)
Sales PSF	$472	$496	$496	$498
Occupancy Costs(3)	N/A	N/A	N/A	16.6%
(1)	Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(2)	TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending April 30, 2014.
(3)	Historical Occupancy Costs were not provided by the borrower.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchor
Sears(4)(5)	Caa1 / CCC+ / CCC	138,686	N/A	N/A	$180	N/A	N/A

Top 10 Collateral Tenants
Kmart(6)	Caa1 / CCC+ / CCC	122,577	34.5%	$9.00	$176	7.0%	10/31/2063
Shoe Carnival	NA / NA / NA	11,125	3.1%	$19.23	N/A	N/A	1/31/2024
P.F. Chang’s	Caa1 / B- / NA	7,500	2.1%	$25.00	N/A	N/A	8/27/2034
Marianne & Marianne Plus	NA / NA / NA	6,727	1.9%	$47.00	$201	23.4%	1/31/2015
Children’s Place	NA / NA / NA	6,280	1.8%	$45.95	$341	21.0%	1/31/2019
Charlotte Russe	B2 / B / NA	6,232	1.8%	$40.57	$435	14.4%	6/30/2019
Kress/Kress Kids	NA / NA / NA	6,079	1.7%	$30.00	$281	19.3%	12/31/2014
Oriental Bank and Trust	NA / NA / NA	6,000	1.7%	$38.33	N/A	N/A	1/31/2021
Champs Sports	NA / NA / NA	5,594	1.6%	$44.00	$507	12.8%	1/31/2018
Almacenes Plaza	NA / NA / NA	4,912	1.4%	$26.28	$306	17.2%	12/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending April 30, 2014 for all collateral tenants.
(4)	Sears owns its own land and improvements and is excluded from the collateral for the Las Catalinas Mall Whole Loan.
(5)	Sears’ Sales PSF were based on 2013 loan sponsor estimates.
(6)
Kmart has the right to terminate its lease in October 2023 and every five years thereafter through maturity, with 12 months’ prior written notice. Upon the Kmart tenant notifying the borrowers of its intent to terminate its lease, the borrowers are required to deposit $204,295 on a monthly basis for approved leasing expenses associated with re-tenanting the space demised under the Kmart lease, which amounts will be transferred to the TI/LC reserve account, until $2,451,540 ($20.00 per square foot of Kmart space) has been deposited.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	35,832	10.1%	NAP	NAP	35,832	10.1%	NAP	NAP
2014 & MTM	11	21,305	6.0	$960,832	7.9%	57,137	16.1%	$960,832	7.9%
2015	11	24,426	6.9	1,516,840	12.5	81,563	23.0%	$2,477,672	20.4%
2016	10	12,915	3.6	810,930	6.7	94,478	26.6%	$3,288,602	27.0%
2017	13	14,305	4.0	1,426,791	11.7	108,783	30.6%	$4,715,393	38.7%
2018	17	38,843	10.9	2,676,863	22.0	147,626	41.5%	$7,392,256	60.7%
2019	7	24,910	7.0	1,180,324	9.7	172,536	48.5%	$8,572,580	70.4%
2020	5	9,318	2.6	450,186	3.7	181,854	51.2%	$9,022,766	74.1%
2021	8	20,175	5.7	946,587	7.8	202,029	56.8%	$9,969,353	81.9%
2022	2	7,364	2.1	324,253	2.7	209,393	58.9%	$10,293,606	84.6%
2023	3	1,626	0.5	239,961	2.0	211,019	59.4%	$10,533,567	86.5%
2024	1	11,125	3.1	213,934	1.8	222,144	62.5%	$10,747,501	88.3%
2025 & Beyond	3	133,241	37.5	1,423,581	11.7	355,385	100.0%	$12,171,082	100.0%
Total	91	355,385	100.0%	$12,171,082	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant includes the 17,508 square feet leased to temporary tenants.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$11,896,270	$11,768,221	$12,060,924	$12,060,135	$12,171,082	$34.25	63.6%
Vacant Income	0	0	0	0	1,885,013	5.30	9.8
Gross Potential Rent	$11,896,270	$11,768,221	$12,060,924	$12,060,135	$14,056,095	$39.55	73.4%
Total Reimbursements	5,502,559	4,941,974	5,146,185	5,002,759	5,089,893	14.32	26.6
Net Rental Income	$17,398,829	$16,710,195	$17,207,109	$17,062,894	$19,145,988	$53.87	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,885,013)	(5.30)	(9.8)
Other Income(5)	1,612,148	1,731,886	1,669,812	1,741,564	1,894,714	5.33	9.9
Effective Gross Income	$19,010,977	$18,442,081	$18,876,921	$18,804,458	$19,155,689	$53.90	100.0%

Total Expenses	$5,383,590	$5,244,771	$5,100,972	$4,912,066	$5,117,306	$14.40	26.7%

Net Operating Income	$13,627,387	$13,197,310	$13,775,949	$13,892,392	$14,038,383	$39.50	73.3%

Total TI/LC, Capex/RR	0	0	0	0	530,077	1.49	2.8
Net Cash Flow	$13,627,387	$13,197,310	$13,775,949	$13,892,392	$13,508,306	$38.01	70.5%
(1)	TTM column represents the trailing twelve-month period ending on March 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the May 28, 2014 rent roll, with contractual rent increases underwritten through June 30, 2015.
(4)	Underwritten Rents in Place is higher than TTM primarily due to $146,454 of contractual rent increases.
(5)	Other Income is primarily attributable to temporary tenants.

Property Management. The property is managed by Vornado Retail Management LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit $625,000 into escrow for outstanding tenant improvements and leasing commissions associated with the P.F. Chang’s.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no Trigger Service Period (defined below) exists.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no Trigger Service Period exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrowers to make monthly deposits into the replacement reserve is waived so long as no Trigger Service Period exists. During the continuance of a Trigger Service Period, the borrowers are required to deposit $7,620 per month (approximately $0.26 per square foot annually) for replacement reserves. The reserve is subject to a cap of $182,886 (approximately $0.51 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Las Catalinas Mall

TI/LC Reserves - The requirement for the borrowers to make monthly deposits into the TI/LC reserve is waived so long as no Trigger Service Period exists. During the continuance of a Trigger Service Period, the borrowers are required to deposit $30,481 per month (approximately $1.03 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $731,542 (approximately $2.06 per square foot).

A “Trigger Service Period” means: (i) the occurrence of an event of default or (ii) the debt service coverage ratio, as calculated in the loan documents based on the trailing four calendar quarters, is less than 1.20x for two consecutive quarters.

Kmart Reserve - Upon 12 months’ notice, Kmart has the right to terminate its lease in October 2023 and every five years thereafter through maturity. Upon Kmart notifying the borrowers of its intent to terminate its lease, the borrowers are required to deposit $204,295 per month into the TI/LC reserve for approved leasing expenses associated with re-tenanting the space demised under the Kmart lease, until $2,451,540 ($20.00 per square foot of Kmart space) has been deposited.

In lieu of depositing the full amount of Tax Escrows, Insurance Escrows, Replacement Reserves, TI/LC Reserves and the Kmart Reserve, the borrowers may deliver a letter of credit for all or any portion of such funds.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrowers were required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Trigger Service Period is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrowers. During a Trigger Service Period, all funds in the lockbox account will be swept daily to a segregated cash management account to be set up upon the occurrence of a Trigger Service Period and all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a DSCR Trigger (defined below), all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional collateral for the loan.

A “DSCR Trigger” means: the period commencing on the date on which the DSCR is less than 1.20x for two consecutive calendar quarters and ending on the date the DSCR equals or exceeds 1.20x for two consecutive calendar quarters.

Future Additional Debt. Mezzanine debt is permitted, provided, among other things, (i) the proposed mezzanine loan is not secured other than by the direct or indirect equity interests in the borrowers, (ii) the holder of the proposed mezzanine loan and the lender will execute an intercreditor agreement, (iii) the principal amount of the proposed mezzanine loan will not exceed an amount which, when aggregated with the principal amount of the loan, would result in (a) a combined LTV ratio greater than 65.0%, (b) a combined debt yield less than 9.7% and (c) a combined debt service coverage ratio less than 1.45x and (iv) the lender will have received rating agency confirmation that the credit rating of the securities will not be downgraded from each of the rating agencies rating the securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Residence Inn Silicon Valley II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Residence Inn Silicon Valley II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Residence Inn Silicon Valley II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$70,700,000	Title:	Fee
Cut-off Date Principal Balance:	$70,700,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	6.3%	Net Rentable Area (Rooms):	248
Loan Purpose:	Acquisition	Location:	Sunnyvale, CA
Borrower:	Grand Prix SILI II LLC	Year Built / Renovated:	1985 / 2013
Sponsor:	Chatham Lodging, L.P.	Occupancy / ADR / RevPAR:	83.2% / $177.17 / $147.40
Interest Rate:	4.64000%	Occupancy / ADR / RevPAR Date:	5/31/2014
Note Date:	6/9/2014	Number of Tenants:	N/A
Maturity Date:	7/1/2024	2011 NOI:	$4,357,899
Interest-only Period:	60 months	2012 NOI:	$5,506,856
Original Term:	120 months	2013 NOI:	$6,771,936
Original Amortization:	360 months	TTM NOI (as of 5/2014):	$7,146,716
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	83.2% / $177.17 / $147.34
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$13,510,694
Lockbox:	CMA	UW Expenses:	$6,681,272
Additional Debt:	N/A	UW NOI:	$6,829,422
Additional Debt Balance:	N/A	UW NCF:	$6,829,422
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$103,700,000 / $418,145
		Appraisal Date:	5/20/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$285,081
Taxes:	$459,676	$51,075	N/A	Maturity Date Loan / Room:	$261,501
Insurance:	$65,236	$10,873	N/A	Cut-off Date LTV:	68.2%
FF&E Reserves:	$44,357	4% of Gross Revenues	N/A	Maturity Date LTV:	62.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.56x
Other:	$0	Springing	$4,042,110	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$70,700,000	79.5%	Purchase Price(3)	$84,245,417	94.8%
Sponsor Equity(3)	18,194,111	20.5	Closing Costs	4,079,426	4.6
			Upfront Reserves	569,268	0.6
Total Sources	$88,894,111	100.0%	Total Uses	$88,894,111	100.0%
(1)	The appraisal concluded land value is $30.6 million, which represents approximately 43.3% of the original principal balance of the Residence Inn Silicon Valley II loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Purchase Price and Sponsor Equity are based on Chatham Lodging L.P.’s acquisition of the majority interest in the Residence Inn Silicon Valley II from Cerberus Capital Management (“Cerberus”). The total purchase price of the property is approximately $104.6 million. For additional details, please refer to “The Sponsor” below.

The Loan. The Residence Inn Silicon Valley II loan has an outstanding principal balance of $70.7 million and is secured by a first mortgage lien on the fee interest in a 248-room extended stay Marriott Residence Inn hotel located in Sunnyvale, California. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. Residence Inn Silicon Valley II was previously securitized in the JPMCC 2013-INN transaction.

The Borrower. The borrowing entity for the loan is Grand Prix SILI II LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Residence Inn Silicon Valley II

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging, L.P. (“Chatham”). Chatham is a publicly traded (NYSE: CLDT), hotel focused real estate investment trust that owns interests in 77 hotels totaling 10,688 keys, including brands such as Residence Inn, Courtyard and Towneplace Suites by Marriott, Westin, Sheraton and Four Points by Sheraton, Hampton Inn by Hilton and Hyatt House. The guarantor’s liability under the full recourse carveouts for any individual breach or violation of the bankruptcy and insolvency carveouts is limited to 20% of the then-current principal balance of the loan at the time of breach or violation, and the guarantor’s aggregate liability for all breaches or violations of the full recourse carve-out provisions for bankruptcy and insolvency matters during the term of the loan is limited to 20% of the initial principal balance of the loan.

Chatham has owned a minority interest in the property since 2010, and, as part of this transaction, acquired the majority interest from Cerberus, its previous joint venture partner. Chatham and Cerberus originally acquired the property in connection with a larger portfolio acquisition in 2010 as part of a restructuring plan related to the bankruptcy of Innkeepers USA Inc. Chatham’s total purchase price of the property including its initial minority stake is approximately $104.6 million.

The Property. The Residence Inn Silicon Valley II loan is secured by the fee interest in a 248-guestroom, extended stay hotel situated on approximately 6.10 acres. The property is located in Sunnyvale, California, and is approximately five miles northwest of the San Jose International Airport, as well as three miles from Levi’s Stadium, the new San Francisco 49ers stadium that is expected to open in August 2014. The property originally opened in 1985 and is comprised of 14 buildings, including 13 two-story guestroom buildings and one two-story gatehouse. Amenities at the property include a fitness center, an outdoor pool, outdoor picnic areas with gas grills, a basketball court and tennis court. The suite style guestrooms feature flat screen televisions, a full service kitchen including a dishwasher, stove and refrigerator, dining area and fireplace. The property is a Generation One Residence Inn, which is generally characterized by exterior corridors, and is the original Residence Inn design when the concept was introduced by Marriott in the 1980’s. From 2010 to 2013 approximately $4.6 million ($18,618 per key) in capital expenditures was made at the property, the majority of which was spent on room and exterior improvements.

The property is located in Sunnyvale, California along U.S. Highway 101, which connects downtown San Francisco to San Jose. Sunnyvale measures roughly 24 square miles and is well located in relation to several major tech companies in the Silicon Valley area, which is home to 18 of the Fortune 500 corporations including Google, Apple, Facebook and Oracle. The Silicon Valley average household income is $122,434, which is 75.8% above the U.S. average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, approximately 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.1% nationwide. According to the appraisal, the property generated approximately 60% of its room nights from extended stay business, 35% from transient business and 5% from meeting and group business. According to the appraisal, there are two new hotels under construction that are expected to be directly competitive with the property. The first is the 145-key Courtyard San Jose Sunnyvale, which is located approximately five miles west of the property and is expected to open in January 2015. The second is the 321-key Springhill Suites and Residence Inn, which will be located approximately seven miles southeast of the property near the San Jose International Airport and is expected to open in January 2015.

The loan sponsor plans to expand the property with the construction of 130 new guestrooms and the demolition of 16 existing guestrooms, which will temporarily reduce the room count at the hotel but will ultimately result in a net increase of 114 guestrooms. The total expected cost of the expansion is approximately $22.2 million. The expansion is scheduled to begin in January 2015 and is estimated to take 10 months to complete. Prior to beginning the expansion, the borrower is required to deposit cash or a letter of credit equal to either (i) 125% of the total budgeted expansion costs or (ii) 110% of the total budgeted expansion costs, if the budget includes a contingency of not less than 10% of the total costs. The borrower will also be required to deposit cash or a letter of credit equal to approximately $3.1 million to be used for any cash flow shortfalls that may be incurred during the property expansion.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Silicon Valley II(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.8%	$129.47	$90.32	76.4%	$143.98	$110.06	109.6%	111.2%	121.9%
2012	72.4%	$137.55	$99.55	80.8%	$156.64	$126.51	111.6%	113.9%	127.1%
2013	77.0%	$151.00	$116.27	84.0%	$170.10	$142.96	109.1%	112.7%	123.0%
TTM(4)	77.9%	$157.19	$122.41	83.2%	$177.17	$147.40	106.8%	112.7%	120.4%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Biltmore Hotel & Suites, Embassy Suites Santa Clara Silicon Valley, The Plaza Suites, Country Inn & Suites Sunnyvale, Staybridge Suites Sunnyvale and Larkspur Landing Sunnyvale.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and the borrower provided operating statements for the property.
(4)	The TTM row represents the trailing twelve-month period ending May 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Residence Inn Silicon Valley II

Competitive Hotels Profile(1)
			2013 Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms(2)	Year Built	Extended Stay	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Residence Inn Silicon Valley II	248	1985	60%	5%	35%	84%	$170.10	$142.96
Residence Inn Silicon Valley I	231	1983	65%	5%	30%	82%	$174.01	$141.76
Biltmore Hotel & Suites	263	1968	5%	15%	80%	69%	$140.00	$96.60
Embassy Suites Santa Clara Silicon Valley	257	1985	5%	20%	75%	85%	$175.00	$148.75
The Plaza Suites	219	1991	5%	15%	80%	64%	$140.00	$89.60
Country Inn & Suites Sunnyvale	180	1987	2%	5%	93%	82%	$140.00	$114.80
Staybridge Suites Sunnyvale	138	1989	65%	0%	35%	88%	$152.00	$133.76
Larkspur Landing Sunnyvale	126	1998	60%	5%	35%	83%	$152.00	$126.16
TownePlace Suites San Jose Santa Clara	107	2014	N/A	N/A	N/A	N/A	N/A	N/A
Total(3)	1,521
(1)	Based on the appraisal.
(2)	The number of guest rooms at the subject property increased from 247 to 248 in 2013 due to the conversion of a room used as a management office into a guest room.
(3)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	76.4%	80.8%	84.0%	83.2%	83.2%
ADR	$143.98	$156.64	$170.10	$177.17	$177.17
RevPAR(4)	$110.06	$126.51	$142.96	$147.40	$147.34

Room Revenue	$9,922,826	$11,436,655	$12,914,158	$13,337,365	$13,337,365	$53,780	98.7%
Other Department Revenues	106,412	154,728	148,669	173,329	173,329	699	1.3
Total Revenue	$10,029,238	$11,591,383	$13,062,827	$13,510,694	$13,510,694	$54,479	100.0%

Room Expense	$1,565,641	$1,643,108	$1,801,753	$1,818,618	$1,818,618	$7,333	13.6%
Other Departmental Expenses	96,484	85,755	107,877	112,825	112,825	455	65.1
Departmental Expenses	$1,662,125	$1,728,863	$1,909,629	$1,931,443	$1,931,443	$7,788	14.3%

Departmental Profit	$8,367,114	$9,862,521	$11,153,197	$11,579,251	$11,579,251	$46,691	85.7%

Operating Expenses	$2,239,250	$2,334,690	$2,168,415	$2,165,004	$2,161,875	$8,717	16.0%
Gross Operating Profit	$6,127,864	$7,527,831	$8,984,782	$9,414,247	$9,417,376	$37,973	69.7%

Management Fees(5)	$300,877	$347,741	$391,885	$405,321	$405,321	$1,634	3.0%
Franchise Fees	496,141	571,833	645,708	666,868	733,555	2,958	5.4
Property Taxes	523,482	542,833	556,294	557,406	809,869	3,266	6.0
Property Insurance	48,295	94,912	96,446	97,508	98,783	398	0.7
FF&E(6)	401,170	463,655	522,513	540,428	540,428	2,179	4.0
Total Other Expenses	$1,769,965	$2,020,974	$2,212,846	$2,267,530	$2,587,955	$10,435	19.2%

Net Operating Income	$4,357,899	$5,506,856	$6,771,936	$7,146,716	$6,829,422	$27,538	50.5%
Net Cash Flow(4)	$4,357,899	$5,506,856	$6,771,936	$7,146,716	$6,829,422	$27,538	50.5%
(1)	The TTM column represents the trailing twelve months ending May 31, 2014.
(2)	Per Room values are based on 248 guestrooms.
(3)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2008, 2009 and 2010 was $114.48, $79.08 and $104.47, respectively, and Net Cash Flow was approximately $4.9 million, $2.6 million and $4.1 million, respectively.
(5)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(6)	Historical FF&E was adjusted to 4.0% of Total Revenue.

Property Management. The hotel is managed by Island Hospitality Management III, Inc. (“Island”), which is a national hotel management company with expertise in managing upscale extended stay, limited service and full service hotels. Island is headquartered in Palm Beach, Florida and manages a portfolio of more than 80 hotels representing 15 brands across 22 states and the District of Columbia. Island is entitled to a contractual management fee equal to 3.0% of total revenue, as well as an accounting and revenue management fee equal to $2,200 per month. Island is approximately 90% owned by Jeffrey Fisher, the Chairman and CEO of Chatham.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Residence Inn Silicon Valley II

Franchise Agreement. In conjunction with the closing of the acquisition, a 15-year franchise agreement with Marriott was executed with an expiration of June 2029. Marriott is entitled to a contractual franchise fee equal to 5.5% of room revenue, as well as a marketing fee equal to 2.5% of room revenue.

The franchise agreement requires the borrower to complete two separate property improvement plans (“PIP”). The first PIP is for the renovation and redevelopment of the hotel’s gatehouse and other public spaces and must be completed by June 2016. The first PIP is expected to cost approximately $1.2 million ($4,937 per key). Upon completion of the first PIP, a new, 20-year franchise agreement through 2036 will be executed. The second PIP is related to renovations of the hotel’s rooms and corridors and must be completed by August 2017. The second PIP is expected to cost approximately $2.8 million ($11,362 per key). Both PIPs will be funded by an excess cash flow sweep as described below in “PIP Reserve”.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $459,676 for real estate taxes, $65,236 for insurance premiums and $44,357 for FF&E reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $51,075.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $10,873.

FF&E Reserve - On a monthly basis, the borrower is required to escrow an amount equal to 4.0% of gross revenues from the hotel for the calendar month two months prior to such payment date for FF&E.

PIP Reserve - On a monthly basis commencing on the payment date in December 2014 and continuing until the aggregate amount of funds deposited in the reserve is equal to $1,224,400 ($4,937 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the public spaces at the property. On a monthly basis commencing on the payment date in February 2016 and continuing until the aggregate amount of funds deposited in the reserve is equal to $2,817,710 ($11,362 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the rooms and corridors at the property.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower, operating lessee and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Cash Sweep Event” occurs if (i) there is an event of default under the loan documents, (ii) the debt yield (as calculated in the loan documents) falls below 8.0% or (iii) the borrower or operating lessee (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

PlazaCorp Portfolio

BDO USA, LLP
KALAMAZOO BEER EXCHANGE

DOLLAR TREE

Michaels
ARTS & CRAFTS STORE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

PlazaCorp Portfolio

Minneapolis
MN
WI
MI
Milwaukee
Grand Rapids
Buffalo
Detroit
Chicago
Enlarged
IA
Des Moines
Toledo
Cleveland
PA
IN
Pittsburgh
IL
OH
Indianapolis
Cincinnati
WV
St Louis
Washington DC
MO
VA
Lexington
KY
Nashville
TN
NC
Memphis
Charlotte
AR
Columbia
SC
Birmingham
Atlanta
MS
AL
GA
Shreveport
LA
Mobile
Jacksonville
Pensacola
New Orleans
Orlando
Tampa
FL
Gulf of Mexico

E MOSEL AVE
BURKE ACRES
131B
NORTHSIDE
WEST DOUGLAS
E PATERSON ST
Borgess Medical Center
W MAIN ST
EASTSIDE
DOWNTOWN
ARCADIA
Western Michigan University
Kalamazoo
EDISON
HOWARD ST
KNOLLWOOD
WESTNEDGE HILL
OAKLAND-WINCHELL
331
131
PARKVIEW AVE
E CORK ST
Western Michigan University Of Engineering
MILWOOD
PARKVIEW HILLS
94
KALAMAZOO/BATTLE CREEK INTERNATIONAL AIRPORT
Southland Mall
Portage
W CENTRE AVE
E CENTRE AVE
Fema Corporation

PLAZACORP PORTFOLIO

1	Romence Plaza	525 Romence Road	Portage, MI	49024
2	Shakespeare and Spearflex	241 and 261 East Kalamazoo Avenue	Kalamazoo, MI	49007
3	West Century Center	5015-5063 West Main Street	Kalamazoo, MI	49009
4	The Globe Building	211 East Water Street	Kalamazoo, MI	49007
5	Buick Center Miller Road	G3660 Miller Road	Flint, MI	48507
6	Portage Centre Plaza	Shaver Road and Centre Avenue	Portage, MI	49024
7	Number 39	251 North Rose Street	Kalamazoo, MI	49007
8	The United Building	242 East Kalamazoo Avenue	Kalamazoo, MI	49007
9	Kalwards	167 East Kalamazoo Avenue	Kalamazoo, MI	49007
10	Westnedge and Whites Road	3124 North Westnedge Avenue	Kalamazoo, MI	49004
11	Roosevelt Park Towne Center	3355 Henry Street	Muskegon, MI	49441
12	Crossroads Plaza	6601 South Westnedge Avenue	Portage, MI	49002
13	Broadway	926 US 131	Three Rivers, MI	49093
14	Crawfordville Center	2000 Crawfordville Highway	Crawfordville, FL	32327
15	Pontiac Center	1710 West Reynolds Street	Pontiac, IL	61764
16	Best Buy - Traverse City	2577 US 31 South	Traverse City, MI	49684
17	Texas Roadhouse - Portage	7039 South Westnedge Avenue	Portage, MI	49002
18	Drake Road	308 South Drake Road	Kalamazoo, MI	49009
19	Good to the Core	3205 South Westnedge Avenue	Kalamazoo, MI	49008

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

PlazaCorp Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$55,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$55,000,000	Property Type - Subtype(1):	Various - Various
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	738,586
Loan Purpose:	Refinance	Location(1):	Various
Borrower:	19 Props, LLC	Year Built / Renovated(1):	Various / Various
Sponsors:	Archie M. Leach and	Occupancy:	85.3%
	Jeffrey A. Nicholson	Occupancy Date:	4/30/2014
Interest Rate:	4.70500%	Number of Tenants:	98
Note Date:	7/17/2014	2011 NOI(2)(3):	$4,780,933
Maturity Date:	8/6/2024	2012 NOI(2)(3):	$5,272,501
Interest-only Period:	None	2013 NOI(3):	$6,035,957
Original Term:	120 months	TTM NOI (as of 4/2014):	$6,298,162
Original Amortization:	300 months	UW Economic Occupancy:	86.4%
Amortization Type:	Balloon	UW Revenues:	$10,748,034
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$4,241,784
Lockbox:	CMA	UW NOI:	$6,506,250
Additional Debt:	N/A	UW NCF:	$5,986,107
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$78,050,000 / $106
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$74
Taxes:	$759,000	$108,523	N/A	Maturity Date Loan / SF:	$55
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.5%
Replacement Reserves:	$0	$10,703	$642,180	Maturity Date LTV:	52.1%
TI/LC:	$850,000	Springing	$850,000	UW NCF DSCR:	1.60x
Other:	$2,768,768	$38,268	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Payoff Existing Debt	$45,573,536	82.9%
			Upfront Reserves	4,377,768	8.0
			Return of Equity	3,391,664	6.2
			Closing Costs	1,657,032	3.0
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	For a full description of the Property Type - Subtype, Location and Year Built / Renovated, please refer to the “The Properties” section below.
(2)	The borrower acquired the Romence Plaza property in 2012 and historical operating statements are not available. 2012 NOI includes partial year information from this property.
(3)	The borrower acquired the Number 39 and Good to the Core properties in 2013 and historical operating statements are not available. 2013 NOI includes partial year information from these properties.
(4)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The PlazaCorp Portfolio loan has an outstanding principal balance of $55.0 million and is secured by a first mortgage lien on a portfolio of 14 retail properties, three mixed use properties and two office properties totaling 738,586 square feet that are located in Michigan, Florida and Illinois. The loan has a 10-year term and amortizes on a 25-year schedule.

The Borrower. The borrowing entity for the loan is 19 Props, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Archie M. Leach and Jeffrey A. Nicholson. Jeffrey A. Nicholson is the founder and owner of PlazaCorp Realty Advisors, Inc. (“PlazaCorp”), a real estate development and brokerage company. PlazaCorp develops and manages downtown mixed use redevelopment and high-end residential condominium projects and specializes in commercial property leasing. PlazaCorp is based in Kalamazoo, Michigan and has a full staff of development, property management and brokerage professionals solely dedicated to the company’s development projects and the management of its holdings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

PlazaCorp Portfolio

The Properties. The PlazaCorp Portfolio is a 19-property retail (63.2% by allocated loan amount), mixed use (21.7% by allocated loan amount) and office (15.2% by allocated loan amount) portfolio totaling 738,586 square feet of net rentable area. The properties are located in Michigan (95.6% by allocated loan amount), Florida (2.2% by allocated loan amount) and Illinois (2.2% by allocated loan amount). The following is a description of the top five properties by allocated loan amount.

Romence Plaza (11.9% by allocated loan amount) is located at 525 Romence Road, Portage, Michigan, approximately five miles south of the Kalamazoo central business district. The property is a 98,175 square foot grocery-anchored retail center built in 2001 and situated on an approximately 12.06 acre site. The property is located off of the city’s main retail corridor and across the street from The Crossroads Mall which is owned by General Growth Properties and anchored by Macy’s, Sears and JCPenney. The property is accessible from Interstate 94 approximately two miles to the north. As of April 30, 2014, the property was 94.7% leased to D&W Fresh Market, Stein Mart and Gift Loft. The grocery anchor, D&W Fresh Market (83.0% of underwritten base rent) has been at the property since it was built with a lease extending through January 2020 at the current in-place rent of $13.36 per square foot with four five-year extension options remaining. D&W Fresh Market is owned by SpartanNash (NASDAQ: SPTN), a leading regional grocery distributor and grocery retailer, operating 169 supermarkets in the Midwest, and the largest distributor, by revenue, of food to military commissaries and exchanges in the United States. According to the appraisal, the local submarket had vacancy rates ranging from of 8.0% to 9.5% over the past two years. Based on rent comparables, the appraisal concluded market rent for grocery space of $13.50 per square foot.

Shakespeare and Spearflex (11.6% by allocated loan amount) is located at 241 and 261 East Kalamazoo Avenue, Kalamazoo, Michigan on the north side of the Kalamazoo central business district. The property consists of two adjacent buildings situated on a 3.02-acre site totaling 62,537 square feet. The Spearflex building, the larger of the two, comprising 42,122 square feet, was built in 1910 as a loft industrial building and renovated for office occupancy in 2002 to 2003. As of April, 30, 2014, the Spearflex building was 93.9% leased. The largest tenant at the Spearflex building, VML, occupies 80.0% of the net rentable area (69.3% of the net rentable area through December 2017 and 10.7% of the net rentable area through March 2017) with one five-year extension option remaining. VML is a global marketing agency that serves global brands, such as MillerCoors, Colgate-Palmolive, Dell, Gatorade, the Kellogg Company, Kimberly-Clark, Microsoft, PepsiCo, Southwest Airlines, Wendy’s and Xerox. Headquartered in Kansas City, Missouri, VML has more than 1,900 employees with principal offices in 25 locations across six continents. VML acquired Biggs|Gilmore, the original tenant in the Spearflex building, in early 2014 and renewed the lease for the smaller space for three years at the current in-place rent of $14.00 per square foot. The adjacent Shakespeare building, comprising 20,415 square feet, was built in 1939 and renovated in 2003 and is 100.0% occupied by Shakespeare’s Pub through March 2022 at the current in-place rent of $12.00 per square foot. The property is accessible via Kalamazoo and Michigan Avenues, which form a loop around the Kalamazoo central business district. Fourteen miles south of the property is Interstate 94, which provides direct access to Chicago to the east and Detroit to the west. According to the appraisal, the local submarket had vacancy rates ranging from 5.2% to 6.0% over the past two years. Based on rent comparables, the appraisal concluded market rents for office and restaurant spaces of $15.00 and $12.00 per square foot, respectively.

West Century Center (10.2% by allocated loan amount) is located at 5015-5063 West Main Street, Kalamazoo, Michigan, approximately five miles west of the Kalamazoo central business district. The property is situated on a 6.29 acre site and consists of a 53,122 square foot retail center, built in 1991 and undergoing renovation, and a 4,225 square foot outparcel built in 2011 and ground leased to Taco Bell. The property is located on the corner of West Main Street and South Drake Road, which features average daily traffic counts north of the property of 35,194 vehicles and 10,385 vehicles, respectively. The property is located within a larger retail corridor which includes Kohl’s, Lowe’s, Harding’s Grocery, Target, Hobby Lobby, Value City Furniture, Petsmart and DSW. As of April 30, 2014, the West Century Center was 72.4% leased. A letter of intent has been executed by Advance Auto Parts for 11,458 square feet at $10.00 per square foot, which would bring occupancy to 92.4%. The largest tenant, Verizon, occupies 12.5% of the net rentable area through April 2021 at the current in-place rent of $28.00 per square foot, with two five-year renewal options remaining. Verizon relocated to its current suite from a smaller suite at the property in March 2014. Verizon runs a Verizon Wireless store at this location. Verizon Wireless is the United States’ largest wireless company, serving 104.6 million retail connections and operating more than 1,700 retail locations. Globally, Verizon Wireless offers voice and data services in more than 200 destinations. Verizon Wireless is wholly owned by Verizon Communications Inc., which is rated Baa1 / BBB+ / A- by Moody’s, S&P and Fitch, respectively. Taco Bell constructed its improvements at its own expense and ground leases the outparcel through December 2031 at the current in-place rent of $22.01 per square foot, with four five-year extension options remaining. The property features a granular rent roll with no tenant, other than Verizon, occupying more than 9.6% of the net rentable area. According to the appraisal, the vacancy rate for the property’s retail corridor has ranged from 3.6% to 6.1% over the last five years. Based on rent comparables, the appraisal concluded market rents for end cap, inline retail, elbow and ground lease spaces of $28.00, $16.00, $9.00 and $22.00 per square foot, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PlazaCorp Portfolio

The Globe Building (9.3% by allocated loan amount) is located at 211 East Water Street, Kalamazoo, Michigan, on the north side of the Kalamazoo central business district, approximately one block south of the Shakespeare and Spearflex property. The property consists of four-story office building with a restaurant totaling 50,042 square feet on a 1.56-acre site that was originally developed as an industrial loft building in 1889 and redeveloped into a multi-tenant office building in 1999. Redevelopment in 1999 included replacement of all building systems and roof, reconfiguration of tenant spaces, build-out of a four-story atrium, installation of an entrance vestibule and replacement of all tenant finishes. The redevelopment maintained select architectural features of the original loft design including interior walls with exposed brick and exposed wooden beams and decking. As of April 30, 2014, the Globe Building was 97.2% leased by eight tenants. The largest tenant, BDO, has been at the property since the redevelopment and occupies 20.8% of the net rentable area at the current in-place rent of $15.60 per square foot through September 2015 with two five-year renewal options remaining. BDO is an affiliate of BDO International Limited, an international accounting network that provides advisory services in 144 countries, with over 56,000 people working out of 1,264 offices worldwide. The second largest tenant, Beer Exchange, occupies 16.4% of the net rentable area through May 2015 at the current in-place rent of $10.99 per square foot, with three five-year renewal options remaining. Beer Exchange is a two-story multi-tap bar and grill that features 28 rotating draught beers with beer pricing based on real-time sales similar to a stock market. According to the appraisal, the local submarket had vacancy rates ranging from 5.2% to 6.0% over the past two years. Based on rent comparables, the appraisal concluded market rents for office and garden level spaces of $15.00 and $11.00 per square foot, respectively.

Buick Center Miller Road (8.3% by allocated loan amount) is located at G3660 Miller Road, Flint, Michigan approximately three miles southwest of the Flint central business district. The property consists of a 50,225 square foot anchored retail center built in 2004 and situated on a 7.45-acre site. The property is anchored by Office Max and shadow anchored by Best Buy and Dunham Sports, and is located in a retail corridor that includes Target, Forman Mills, Petco and Bed Bath & Beyond. According to the appraisal, Miller Road features an average daily traffic count of 44,700 vehicles. As of April 30, 2014, Buick Center Miller Road was 100.0% leased to four tenants, Office Max, Ross Learning Center, Guitar Center and E&E McLaughlin Warehouse. The anchor and largest tenant, Office Max, occupies 40.0% of the net rentable area through January 2016 at the current in-place base rent of $11.50 per square foot with three five-year extension options remaining. Office Max has been at the property since 2006 and provides office products, services and solutions. Office Max and Office Depot merged in November 2013 to form a $17 billion company with over 2,200 retail stores in 59 countries. The property is accessible from Interstates 69 and 75 located approximately one mile to the south and east of the property, respectively. Interstate 69 provides access to Lansing, Michigan and Interstate 75 provides access to Detroit, Michigan. According to the appraisal, the local submarket and comparable properties had average vacancy rates of 9.1% and 4.1%, respectively. Based on rent comparables, the appraisal concluded market rents for anchor and inline spaces of $11.50 and $12.00 per square foot, respectively.

Property Summary
Property	Location	Property Type	Year Built / Renovated	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	Largest Tenant
Romence Plaza	Portage, MI	Retail	2001	98,175	$6,562,500	$8,750,000	$739,483	D&W Fresh Market
Shakespeare and Spearflex	Kalamazoo, MI	Mixed Use	1910 / 2003	62,537	6,375,000	8,500,000	759,244	VML
West Century Center	Kalamazoo, MI	Retail	1991 / 2014	57,347	5,625,000	7,500,000	702,766	Verizon
The Globe Building	Kalamazoo, MI	Office	1889 / 1999	50,042	5,118,750	6,825,000	582,042	BDO
Buick Center Miller Road	Flint, MI	Retail	2004	50,225	4,575,000	6,100,000	442,050	Office Max
Portage Centre Plaza	Portage, MI	Retail	2002	52,529	4,312,500	5,750,000	480,284	LoDo Restaurant
Number 39	Kalamazoo, MI	Office	1872 / 1993	114,997	3,222,398	5,950,000	315,433	Accretive Health
The United Building	Kalamazoo, MI	Mixed Use	1920 / 2006	24,469	2,850,000	3,800,000	329,558	TowerPinkster
Kalwards	Kalamazoo, MI	Mixed Use	1916 / 2007	19,308	2,700,000	3,600,000	273,655	Biomat USA
Westnedge and Whites Road	Kalamazoo, MI	Retail	2008	20,800	2,379,641	4,100,000	241,999	Destiny Dental
Roosevelt Park Towne Center	Muskegon, MI	Retail	2004	25,324	2,250,000	3,000,000	242,026	Mattress Firm
Crossroads Plaza	Portage, MI	Retail	1973 / 1998	40,088	1,912,500	2,550,000	187,043	Michael’s
Broadway	Three Rivers, MI	Retail	2008	14,000	1,331,250	1,775,000	147,792	Dollar Tree
Crawfordville Center	Crawfordville, FL	Retail	2008	26,777	1,229,171	2,230,000	109,119	Dollar Tree
Pontiac Center	Pontiac, IL	Retail	2008	10,500	1,207,500	1,610,000	109,251	Maurices
Best Buy - Traverse City	Traverse City, MI	Retail	2002	45,992	1,109,972	2,400,000	100,757	Best Buy
Texas Roadhouse - Portage	Portage, MI	Retail	2006	8,000	997,500	1,330,000	102,839	Texas Roadhouse
Drake Road	Kalamazoo, MI	Retail	2007	12,000	956,319	1,900,000	87,638	T-Mobile
Good to the Core	Kalamazoo, MI	Retail	1955 / 1997	5,476	285,000	380,000	33,129	Big Apple Bagel
Total:				738,586	$55,000,000	$78,050,000	$5,986,107

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

PlazaCorp Portfolio

Historical and Current Occupancy
Property	Single Tenant (Yes / No)	2011(1)(2)	2012(2)	2013	Current(3)
Romence Plaza	No	NAV	71.7%	90.6%	94.7%
Shakespeare and Spearflex	No	94.7%	94.8%	95.0%	95.9%
West Century Center	No	71.8%	75.5%	69.8%	72.4%
The Globe Building	No	77.1%	70.4%	83.3%	97.2%
Buick Center Miller Road	No	83.3%	93.4%	100.0%	100.0%
Portage Centre Plaza	No	58.2%	72.7%	78.4%	86.1%
Number 39	No	NAV	NAV	57.8%	57.8%
The United Building	No	100.0%	100.0%	100.0%	100.0%
Kalwards	No	55.4%	55.3%	62.7%	100.0%
Westnedge and Whites Road	No	67.8%	29.7%	39.9%	58.2%
Roosevelt Park Towne Center	No	31.5%	63.3%	44.0%	68.4%
Crossroads Plaza	No	100.0%	100.0%	100.0%	100.0%
Broadway	No	100.0%	100.0%	100.0%	100.0%
Crawfordville Center	No	100.0%	100.0%	99.9%	85.1%
Pontiac Center	No	84.7%	100.0%	100.0%	100.0%
Best Buy - Traverse City	Yes	100.0%	100.0%	100.0%	100.0%
Texas Roadhouse - Portage	Yes	100.0%	100.0%	100.0%	100.0%
Drake Road	No	57.5%	60.8%	56.5%	40.8%
Good to the Core	Yes	NAV	NAV	100.0%	100.0%
Weighted Average				81.4%	85.3%
(1)	The borrower acquired the Romence Plaza property in 2012 and historical occupancy information is not available.
(2)	The borrower acquired the Number 39 and Good to the Core properties in 2013 and historical occupancy information is not available.
(3)	Current Occupancy is as of April 30, 2014.

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
D&W Fresh Market	Romence Plaza	NA / NA / NA	49,000	6.6%	$13.36	NAV	NAV	1/31/2020
Best Buy	Best Buy - Traverse City	Baa2 / BB / BB-	45,992	6.2%	$7.42	$650	1.5%	5/31/2024
Stein Mart	Romence Plaza	NA / NA / NA	36,000	4.9%	$4.00	$130	5.2%	1/31/2017
VML	Shakespeare and Spearflex	NA / BBB / BBB+	33,708	4.6%	$15.65	NAV	NAV	Various(4)
Accretive Health	Number 39	NA / NA / NA	31,525	4.3%	$12.47	NAV	NAV	11/30/2021
Michael’s	Crossroads Plaza	NA / B / NA	21,588	2.9%	$12.00	$169	8.7%	9/30/2016
PNC Bank	Number 39	A2 / A / A+	20,905	2.8%	$18.49	NAV	NAV	Various(5)
Shakespeare’s Pub	Shakespeare and Spearflex	NA / NA / NA	20,415	2.8%	$12.00	NAV	NAV	3/31/2022
Office Max	Buick Center Miller Road	B2 / B- / NA	20,100	2.7%	$11.50	$259	6.3%	1/31/2016
World Market	Crossroads Plaza	Baa1 / A- / NA	18,500	2.5%	$15.00	$169	10.5%	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF are based on third party estimates as of year end 2013.
(4)	VML leases two spaces at the Shakespeare and Spearflex property, 29,206 square feet expiring December 2017 and 4,502 square feet expiring March 2017.
(5)	PNC Bank leases two spaces at the Number 39 property, 14,033 square feet expiring February 2021 and 6,872 square feet expiring February 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

PlazaCorp Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	108,643	14.7%	NAP	NAP	108,643	14.7%	NAP	NAP
2014 & MTM	15	43,555	5.9	$591,520	7.2%	152,198	20.6%	$591,520	7.2%
2015	11	63,395	8.6	825,167	10.0	215,593	29.2%	$1,416,687	17.2%
2016	13	83,212	11.3	1,094,228	13.3	298,805	40.5%	$2,510,915	30.4%
2017	15	94,502	12.8	1,078,982	13.1	393,307	53.3%	$3,589,897	43.5%
2018	12	53,750	7.3	748,721	9.1	447,057	60.5%	$4,338,618	52.6%
2019	13	59,758	8.1	807,844	9.8	506,815	68.6%	$5,146,462	62.4%
2020	2	53,500	7.2	699,500	8.5	560,315	75.9%	$5,845,961	70.9%
2021	6	68,431	9.3	985,004	11.9	628,746	85.1%	$6,830,966	82.8%
2022	2	23,493	3.2	294,228	3.6	652,239	88.3%	$7,125,194	86.4%
2023	4	26,619	3.6	425,070	5.2	678,858	91.9%	$7,550,264	91.6%
2024	3	53,703	7.3	549,250	6.7	732,561	99.2%	$8,099,514	98.2%
2025 & Beyond	2	6,025	0.8	147,000	1.8	738,586	100.0%	$8,246,514	100.0%
Total	98	738,586	100.0%	$8,246,514	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011(1)(2)	2012(1)(2)	2013(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$5,794,069	$6,523,747	$7,577,904	$8,698,262	$8,246,514	$11.17	66.4%
Vacant Income	0	0	0	0	1,523,752	2.06	12.3
Percentage Rent	0	0	0	0	83,654	0.11	0.7
Gross Potential Rent	$5,794,069	$6,523,747	$7,577,904	$8,698,262	$9,853,920	$13.34	79.4%
Total Reimbursements	1,743,514	1,921,527	2,053,829	2,090,578	2,406,520	3.26	19.4
Other Income	291,988	151,832	145,922	156,100	156,100	0.21	1.3
Net Rental Income	$7,829,570	$8,597,107	$9,777,655	$10,944,941	$12,416,540	$16.81	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,668,506)	(2.26)	(13.4)
Effective Gross Income	$7,829,570	$8,597,107	$9,777,655	$10,944,941	$10,748,034	$14.55	86.6%

Total Expenses	$3,048,636	$3,324,606	$3,741,698	$4,646,780	$4,241,784	$5.74	39.5%

Net Operating Income	$4,780,933	$5,272,501	$6,035,957	$6,298,162	$6,506,250	$8.81	60.5%

Total TI/LC, Capex/RR	0	0	0	0	520,143	0.70	4.8
Net Cash Flow	$4,780,933	$5,272,501	$6,035,957	$6,298,162	$5,986,107	$8.10	55.7%
(1)	The borrower acquired the Romence Plaza property in 2012 and historical operating statements were not available. 2012 column includes partial year information from this property.
(2)	The borrower acquired the Number 39 and Good to the Core properties in 2013 and historical operating statements were not available. 2013 column includes partial year information from these properties.
(3)	TTM column represents the trailing twelve-month period ending on April 30, 2014.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by PlazaCorp Realty Advisors Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $2,885,000 towards tenant improvements and leasing commissions, $759,000 for real estate taxes, $695,218 for required repairs and $38,550 for ground rent. Of the $2,885,000 TI/LC reserve, $1,035,000 is held for outstanding TI/LC as of the origination date, $1,000,000 is held for TI/LC relating to vacant space at the properties as of the origination date and $850,000 is held for future TI/LC needs.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $108,523.

Insurance Escrows - At the option of the lender, the requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,703 (approximately $0.17 per square foot annually) for replacement reserves. The reserve is subject to a cap of $642,180 (approximately $0.87 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

PlazaCorp Portfolio

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $85,919 (approximately $0.50 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $850,000 (approximately $1.15 per square foot). For the purposes of this monthly TI/LC reserve, the initial TI/LC deposits of $1,035,000 and $1,000,000 described above for outstanding TI/LC and vacant space TI/LC, respectively, do not impact monthly deposits or the reserve cap.

Ground Rent Reserve - On a monthly basis, the borrower is required to escrow $38,268 for ground lease payments associated with the Crossroads Plaza and Best Buy - Traverse City properties.

Release of Properties. The borrower may release one or more individual properties from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists, (ii) the borrower defeases the loan in an amount equal to or greater than the the greater of (a) 115% of the allocated loan amount for the property or properties and (b) the net sales proceeds applicable to each individual property, (iii) the DSCR and debt yield, as calculated in the loan documents, based on the immediately preceding trailing twelve-month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is greater than the greater of (a) the DSCR and debt yield for all of the properties, as calculated in the loan documents, based on the trailing twelve-month period preceding the origination date of the loan and (b) the DSCR, LTV and debt yield for all of the remaining properties (including the property or properties being released) as calculated in the loan documents based on the trailing twelve-month period immediately preceding the release and (iv) the LTV for the properties then remaining subject to the lien of the mortgage after giving effect to such release is no greater than the lesser of (a) the LTV immediately prior to the origination date of the loan and (b) the LTV for all then remaining properties (including the property or properties being released) immediately preceding the release.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants at the properties instructing them to deposit all rents and payments directly to the lockbox account. Unless a PlazaCorp Portfolio Triggering Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a PlazaCorp Portfolio Triggering Event, all funds in the lockbox account will be swept on the day immediately preceding each loan payment date to a segregated cash management account. All excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at origination. The lender will have a first priority security interest in the cash management account.

A “PlazaCorp Portfolio Triggering Event” means the occurrence of (i) the DSCR based on the trailing twelve-month period falls below 1.15x or (ii) an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Dadeland Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Dadeland Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Dadeland Square

OFFICE
RETAIL
SW 88TH STREET - KENDALL DRIVE
SW 77TH AVENUE
JO-ANN
fabric and craft stores
MATTRESS Xpress
AMERICA'S BEST
BEST BUY mobile
FAMILY
Christian Stores
Starbucks
Don Pan Bakery
Guitar Center
CORA.
Spa & Hair Group
Siam Dragon
SAM
T.J.maxx
SC
Vacant
Rincón Argentino Restaurant
Ramp to Roof Parking
Ramp to Roof Parking
N
Anchor / Major
In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Dadeland Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	3.7%	Net Rentable Area (SF):	214,356
Loan Purpose:	Acquisition	Location:	Miami, FL
Borrower:	COFE ZM Dadeland LLC	Year Built / Renovated:	1983 / N/A
Sponsors(1):	Various	Occupancy:	96.0%
Interest Rate:	4.38750%	Occupancy Date:	5/1/2014
Note Date:	7/23/2014	Number of Tenants:	82
Maturity Date:	8/1/2024	2011 NOI:	$2,468,046
Interest-only Period:	60 months	2012 NOI:	$3,499,752
Original Term:	120 months	2013 NOI:	$3,634,175
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$5,931,725
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$2,354,349
Lockbox:	CMA	UW NOI:	$3,577,376
Additional Debt:	N/A	UW NCF:	$3,278,457
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$56,000,000 / $261
Additional Debt Type:	N/A	Appraisal Date:	6/3/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$196
Taxes:	$419,801	$46,645	N/A	Maturity Date Loan / SF:		$179
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		75.0%
Replacement Reserves:	$2,700	$2,700	N/A	Maturity Date LTV:		68.5%
TI/LC:	$22,300	$22,300	$535,890	UW NCF DSCR:		1.30x
Other:	$255,507	Springing	$466,070	UW NOI Debt Yield:		8.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000		73.2%	Purchase Price	$56,000,000	97.6%
Sponsor Equity	15,358,616		26.8	Upfront Reserves	700,308	1.2
				Closing Costs	658,309	1.1
Total Sources	$57,358,616		100.0%	Total Uses	$57,358,616	100.0%
(1)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Dadeland Square loan has an outstanding balance of $42.0 million and is secured by a first mortgage lien on a 214,356 square foot, mixed use retail / office center located in Miami, Florida. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Dadeland Square loan is COFE ZM Dadeland LLC, a Florida limited liability company and special purpose entity.

The Sponsors.  The loan sponsors and nonrecourse carve-out guarantors are Eugenio de Jesus Cosculluela and Mario Fernandez. Mr. Fernandez and Mr. de Jesus Cosculluela manage and own COFE Properties, a real estate investment firm founded in 2002 and headquartered in Coral Gables, Florida. COFE Properties’ principal activities include the acquisition and operation of income producing real estate assets. COFE Properties is purchasing Dadeland Square from The Green Companies for $56,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Dadeland Square

The Property. Dadeland Square is a Class B mixed use retail / office development located in Miami, Florida. The property was constructed in 1983 and consists of a 129,513 square foot retail space located on the ground floor, which functions as an indoor / outdoor retail center, and an 84,843 square foot eight-story office building rising above the primary anchor tenant, TJ Maxx. Dadeland Square provides a total of 720 surface and garage parking spaces, resulting in a parking ratio of approximately 3.36 spaces per 1,000 square feet of net rentable area. The property is adjacent to Dadeland Mall, which is owned by Simon Property Group, L.P. and features more than 185 retail stores and restaurants across approximately 1.4 million square feet. Dadeland Mall is anchored by Macy’s, JCPenney, Nordstrom and Saks Fifth Avenue. Dadeland Mall is 97% occupied and has estimated in-line sales of approximately $1,300 per square foot.

As of May 1, 2014, the property was 96.0% occupied by 82 tenants. The retail space (129,513 square feet) is 99.0% occupied by 18 tenants, of which TJ Maxx is the largest tenant. TJ Maxx has been a tenant since August 2011 and leases approximately 21.7% of the net rentable area through August 2021 and has four, five-year extension options remaining. TJ Maxx is a discount department store chain with more than 1,000 stores nationwide. The second largest tenant, Guitar Center, leases approximately 10.3% of the net rentable area through May 2026. Guitar Center has been a tenant since June 1996, and in August 2013 executed its third extension option through its current expiration date. According to the loan sponsor, Guitar Center is expected to invest approximately $600,000 in its space in the next 12 months. Guitar Center is the world’s largest retailer of musical instruments and supplies and has over 250 stores throughout the United States. The retail space’s third largest tenant is Jo-Ann Fabric and Craft Stores (“Jo-Ann’s”) which leases approximately 8.6% of the net rentable area. Jo-Ann’s is a national specialty retailer of fabric and crafts based in Hudson, Ohio and has been a tenant since June 1988. In March 2005, Jo-Ann’s executed its second extension to lease its space through February 2015 and has submitted a proposal to extend its lease through January 2026.

The office component of the property (84,843 square feet) is 91.4% occupied by 64 tenants. The largest office tenant is Stearns, Conrad and Schmidt Consulting Engineers, an environmental engineering and construction firm which has been a tenant since March 2013 and leases approximately 2.4% of the net rentable area through June 2018. The second largest office tenant, Regions Bank, has been in occupancy since October 1998 and leases approximately 1.7% of the net rentable area through June 2017. Regions Bank is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage and insurance products and services, serving customers in the Southern and Midwestern United States. The third largest office tenant, Dohan & Company, PA, is an accounting firm that has been a tenant since April 1986 and leases 1.6% of the net rentable area through December 2014.

Dadeland Square is located on the southern side of North Kendall Drive, just west of the Palmetto Expressway in Miami-Dade County, and is approximately eight miles southwest of the Miami central business district. Primary access to the property is provided along North Kendall Drive, which is a major six-lane thoroughfare that runs east to west across the county and has daily traffic count of approximately 54,000 vehicles. Additional access points are located along SW 77th Avenue – a two-lane, north/south roadway that serves local traffic. Dadeland Square is less than a mile west of South Dixie Highway / U.S. Highway 1, linking the property to Interstate 95 and the Miami central business district. The Miami International Airport is located approximately seven miles to the north of the property.

According to the appraisal, the property is located in the Coral Gables / Kendall / Richmond retail submarket of Miami, the largest submarket in the Miami retail market with approximately 7.7 million square feet of retail space, comprising 31.1% of the area’s total inventory. The property’s submarket has a vacancy rate of 7.2% and an average asking rental rate of $26.42 per square foot. The appraisal identified five competitive retail properties built between 1972 and 1996, ranging in size from 18,830 square feet to 330,728 square feet. The comparable properties reported occupancies ranging from 72% to 100% with a weighted average occupancy of 91%. Average asking rents for the comparable properties range from $28.83 to $39.50 per square foot.

According to the appraisal, the property is in the South Dade office submarket. As of the end of the first quarter of 2014, the South Dade office submarket had an average overall vacancy rate of 14.4% and overall weighted average asking rents of $27.90 per square foot. According to the appraisal, the property has a primary trade area consisting of a three-mile radius that contains 106,087 people with an average household income of $91,306 as of 2014.

Historical and Current Occupancy(1)
2011(2)	2012	2013	Current(3)
81.6%	96.6%	98.4%	96.0%
(1)	Historical occupancies are the average for each respective year.
(2)	2011 Occupancy of 81.6% is primarily the result of Circuit City vacating the property in 2010 and subsequent occupancy of such space by TJ Maxx in 2011.
(3)	Current Occupancy is as of May 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Dadeland Square

Tenant Summary(1)
Tenant	Type	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
TJ Maxx	Retail	A3 / A+ / NR	46,607	21.7%	$14.00	$387	3.6%	8/31/2021
Guitar Center	Retail	Caa2 / NR / NR	21,983	10.3%	$17.03	N/A	N/A	5/31/2026
Jo-Ann Fabric and Craft Stores	Retail	Caa1 / B / NR	18,490	8.6%	$13.50	$214	6.3%	2/28/2015
Family Christian Stores(4)	Retail	NA / NA / NA	6,700	3.1%	$33.00	$211	15.6%	6/30/2021
Stearns, Conrad and Schmidt Consulting	Office	NA / NA / NA	5,235	2.4%	$24.64	N/A	N/A	6/30/2018
Mattress Xpress	Retail	NA / NA / NA	4,774	2.2%	$31.30	N/A	N/A	6/14/2020
Regions Bank	Office	Ba1 / BBB- / BBB-	3,716	1.7%	$27.32	N/A	N/A	6/30/2017
Cora Health Services	Retail	NA / NA / NA	3,668	1.7%	$22.61	N/A	N/A	12/31/2016
Sullivan & Cogliano Training Center(5)	Retail	NA / NA / NA	3,574	1.7%	$30.90	N/A	N/A	4/30/2016
Dohan & Company, PA	Office	NA / NA / NA	3,376	1.6%	$26.26	N/A	N/A	12/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all retail tenants.
(4)	Family Christian Stores has the right to terminate its lease in November 2016 with three months’ notice and payment of a termination fee.
(5)	Sullivan & Cogliano Training Center has the right to terminate its lease in April 2015 with 90 days’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,619	4.0%	NAP	NAP	8,619	4.0%	NAP	NAP
2014 & MTM	21	20,296	9.5	$577,939	12.3%	28,915	13.5%	$577,939	12.3%
2015	18	38,872	18.1	782,325	16.6	67,787	31.6%	$1,360,264	28.9%
2016	13	18,679	8.7	559,795	11.9	86,466	40.3%	$1,920,059	40.8%
2017	14	20,943	9.8	622,856	13.2	107,409	50.1%	$2,542,915	54.1%
2018	9	20,392	9.5	555,695	11.8	127,801	59.6%	$3,098,610	65.9%
2019	3	6,491	3.0	205,742	4.4	134,292	62.6%	$3,304,352	70.3%
2020	1	4,774	2.2	149,426	3.2	139,066	64.9%	$3,453,779	73.5%
2021	2	53,307	24.9	873,598	18.6	192,373	89.7%	$4,327,377	92.0%
2022	0	0	0.0	0	0.0	192,373	89.7%	$4,327,377	92.0%
2023	0	0	0.0	0	0.0	192,373	89.7%	$4,327,377	92.0%
2024	0	0	0.0	0	0.0	192,373	89.7%	$4,327,377	92.0%
2025 & Beyond	1	21,983	10.3	374,351	8.0	214,356	100.0%	$4,701,728	100.0%
Total	82	214,356	100.0%	$4,701,728	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Dadeland Square

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$3,728,530	$4,595,335	$4,568,701	$4,701,728	$21.93	75.3%
Vacant Income	0	0	0	236,832	1.10	3.8
Gross Potential Rent	$3,728,530	$4,595,335	$4,568,701	$4,938,559	$23.04	79.1%
Total Reimbursements	617,157	844,545	1,091,184	1,305,362	6.09	20.9
Net Rental Income	$4,345,687	$5,439,880	$5,659,885	$6,243,921	$29.13	100.0%
(Vacancy/Credit Loss)	0	0	0	(312,196)	(1.46)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$4,345,687	$5,439,880	$5,659,885	$5,931,725	$27.67	95.0%

Total Expenses	$1,877,641	$1,940,127	$2,025,710	$2,354,349	$10.98	39.7%

Net Operating Income	$2,468,046	$3,499,752	$3,634,175	$3,577,376	$16.69	60.3%

Total TI/LC, Capex/RR	0	0	0	298,919	1.39	5.0
Net Cash Flow	$2,468,046	$3,499,752	$3,634,175	$3,278,457	$15.29	55.3%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on the May 1, 2014 rent roll.
(3)
Underwritten Rents in Place attributable to the retail component of Dadeland Square are $2,651,783 (approximately 56.4% of the total Underwritten Rents in Place). Underwritten Rents in Place attributable to the office component of Dadeland Square are $2,049,944 (approximately 43.6% of the total Underwritten Rents in Place).

Property Management.   The property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the borrower deposited $419,801 for real estate taxes, $277,807 for tenant improvements and leasing commissions associated with three tenants and $2,700 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $46,645.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,700 (approximately $0.15 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $22,300 (approximately $1.25 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of $535,890 (approximately $2.50 per square foot).

TJX Reserves - On a monthly basis following a TJX Trigger Event, as defined below, the borrower is required to deposit all excess cash flows after payment of debt service, required reserves and operating expenses into the TJ Maxx reserve fund for tenant improvement and leasing commission obligations incurred in connection with a TJ Maxx replacement lease. The reserve is subject to a cap of $466,070 ($10.00 per square foot of TJ Maxx space).

A “TJX Trigger Event” means: The borrower fails to provide on or before the date that is 12 months prior to the TJ Maxx (“TJX”) lease expiration date evidence that (i) TJX has renewed the TJX lease for a term of not less than five years and (ii) TJX is in physical occupancy of the space, open for business and paying full contractual rent.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows will be held as additional collateral for the loan.

A “Cash Sweep Event” occurs if (i) there is an event of default under the loan documents, (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iii) the DSCR as calculated in the loan documents based on the immediately preceding trailing three-month period falls below 1.15x or (iv) a TJX Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,725,000	Title:	Fee
Cut-off Date Principal Balance:	$34,725,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	218,680
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	BRI 1863 Richmond, LLC	Year Built / Renovated:	1983 / 2012
Sponsors(1):	Various	Occupancy:	93.9%
Interest Rate:	4.62550%	Occupancy Date:	5/22/2014
Note Date:	7/8/2014	Number of Tenants:	45
Maturity Date:	8/1/2024	2011 NOI:	$1,995,897
Interest-only Period:	60 months	2012 NOI:	$2,029,835
Original Term:	120 months	2013 NOI:	$2,271,757
Original Amortization:	360 months	TTM NOI (as of 4/2014)(2):	$2,321,886
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$5,922,813
Lockbox:	CMA	UW Expenses:	$2,910,287
Additional Debt:	N/A	UW NOI(2):	$3,012,526
Additional Debt Balance:	N/A	UW NCF:	$2,670,271
Additional Debt Type:	N/A	Appraised Value / Per SF:	$46,400,000 / $212
		Appraisal Date:	6/19/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$159
Taxes:	$632,288	$90,327	N/A	Maturity Date Loan / SF:	$146
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.8%
Replacement Reserves:	$3,645	$3,645	N/A	Maturity Date LTV:	68.6%
TI/LC:	$27,083	$27,083	$1,625,000	UW NCF DSCR:	1.25x
Other:	$772,175	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,725,000	68.9%	Purchase Price	$46,300,000	91.8%
Sponsor Equity	15,688,437	31.1	Closing Costs	2,678,246	5.3
			Upfront Reserves	1,435,191	2.8
Total Sources	$50,413,437	100.0%	Total Uses	$50,413,437	100.0%
(1)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(2)
The increase from TTM NOI to the UW NOI is primarily the result of six new leases totaling 29,729 square feet that account for approximately $847,000 in annual rent that have been executed since May 2014.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 10333 Richmond loan has an outstanding principal balance of approximately $34.7 million and is secured by a first mortgage lien on an 11-story, 218,680 square foot Class A office building located in Houston, Texas. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the 10333 Richmond loan is BRI 1863 Richmond, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Gimmel Investment Properties, LLLP and Gimmel Investment Properties (US), LLLP, which are affiliates of Beacon Investment Properties (“Beacon”).  Beacon is a real estate investment and property development group established in 2003 with a current portfolio including more than 31 properties totaling approximately 8.0 million square feet.

The Property. 10333 Richmond is a 218,680 square foot, Class A office building located in Houston, Texas. The 11-story building was constructed in 1983 and renovated in 2012. The property has undergone approximately $885,000 of capital expenditures since 2008 with upgrades to the elevators and lobby. The property is located on approximately 3.3 acres and has been Energy Star rated for the past five years.  The property features a four-level parking garage providing 767 parking spaces resulting in a parking ratio of approximately 3.5 spaces per 1,000 square feet of net rentable area.

As of May 22, 2014, the property was 93.9% leased by 45 tenants. The largest tenant at the property, Williams Morgan, P.C. (“Williams”), leases approximately 9.2% of the net rentable area through October 2015. Williams, which is a boutique law firm specializing in patent litigation, has been headquartered at the property since 2002. Williams has two, five-year extension options remaining. The second largest tenant, Pape-Dawson Consulting Engineers, Inc. (“Pape-Dawson”), leases approximately 5.3% of the net rentable area across several leases with 7,538 square feet expiring in February 2018 and 4,089 square feet expiring in September 2018. Pape-Dawson is an engineering and surveying services provider for South and Central Texas.  Pape-Dawson recently expanded its space by 2,000 square feet in February 2013 and has one remaining option to extend for a period of three to seven years. The third largest tenant, Lupe Tortilla, leases approximately 4.9% of the net rentable area through July 2019.  Lupe Tortilla, a Tex-Mex restaurant, recently executed a lease in July 2014 and has two, five-year extension options available.

The property is located at the intersection of Richmond Avenue and Sam Houston Tollway within the Westheimer-Gessner submarket of Houston, Texas. The property is approximately seven miles from the heart of the Energy Corridor’s submarket and benefits from a large presence of energy related firms. According to the appraisal, the Westheimer-Gessner submarket peaked as one of the strongest submarkets in 2007 and was one of the first to recover in late 2011. Much of the demand is driven by the presence of energy companies in the area.  According to the appraisal, the Westheimer-Gessner submarket totals approximately 14.4 million square feet of office space with an overall vacancy of 12.0% and average rents of approximately $23.94 per square foot as of year-end 2013. The Class A vacancy for the same period was 12.0% and average rents were approximately $36.64 per square foot. The submarket has seen positive net absorption for each of the last four years. The appraisal identified seven competitive properties built between 1981 and 2011 ranging in size from approximately 184,259 to 470,940 square feet. The comparable properties reported occupancies ranging from 90.0% to 100.0% with a weighted average of approximately 96.1%.  Asking rents for the comparable properties range from $20.00 to $27.00 per square foot triple-net.

Historical and Current Occupancy(1)
2011	2012(2)	2013(2)	Current(3)
95%	95%	89%	93.9%
(1)	Historical Occupancies are as of June 30 of each respective year.
(2)	The decrease in Occupancy between 2012 and 2013 was due to a large tenant vacating at the end of 2012 whose space was re-leased by Pape-Dawson and other tenants.
(3)	Current Occupancy is as of May 22, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Williams Morgan, P.C.(3)(4)	NA / NA / NA	20,141	9.2%	$28.00	10/31/2015
Pape-Dawson Consulting Engineers, Inc.(5)	NA / NA / NA	11,627	5.3%	$26.35	2/28/2018
Lupe Tortilla	NA / NA / NA	10,693	4.9%	$28.50	7/31/2019
Docs on Demand, Inc.	NA / NA / NA	10,258	4.7%	$25.00	5/31/2016
Actuant Corporation(6)	Ba1 / BB+ / NA	9,762	4.5%	$27.00	9/30/2018
Maxus Energy Corporation	Caa1 / NA / B-	8,589	3.9%	$27.44	7/31/2021
Hatch Mott MacDonald Group, Inc.(7)	NA / NA / NA	8,514	3.9%	$27.25	9/30/2020
Dawson Geophysical Company	NA / NA / NA	8,215	3.8%	$25.89	10/31/2015
Environ International Corporation	NA / NA / NA	8,098	3.7%	$27.00	7/31/2016
Brown, Fowler & Alsup, P.C.(8)	NA / NA / NA	6,079	2.8%	$24.00	1/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Williams Morgan, P.C. has a right to terminate its lease at any time, with nine months’ notice and payment of a termination fee.
(4)	Williams Morgan, P.C. has indicated its desire to sublease a portion of their space.
(5)
Pape-Dawson has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space they occupy.  In total, 7,538 square feet are expiring in February 2018 and 4,089 square feet are expiring in September 2018.

(6)	Actuant Corporation has a right to terminate its lease on September 30, 2016, with three months’ notice and payment of a termination fee.
(7)	Hatch Mott MacDonald Group, Inc. has a right to terminate its lease on September 10, 2018, with nine months’ notice and payment of a termination fee.
(8)	Brown, Fowler & Alsup, P.C. has a right to terminate its lease with four months’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,276	6.1%	NAP	NAP	13,276	6.1%	NAP	NAP
2014 & MTM	4	3,848	1.8	$6,489	0.1%	17,124	7.8%	$6,489	0.1%
2015	9	46,742	21.4	1,257,145	23.7	63,866	29.2%	$1,263,634	23.8%
2016	10	39,528	18.1	927,112	17.5	103,394	47.3%	$2,190,746	41.3%
2017	6	14,173	6.5	372,878	7.0	117,567	53.8%	$2,563,624	48.3%
2018	9	51,648	23.6	1,351,427	25.5	169,215	77.4%	$3,915,052	73.8%
2019	3	18,948	8.7	541,229	10.2	188,163	86.0%	$4,456,280	84.0%
2020	2	13,443	6.1	321,941	6.1	201,606	92.2%	$4,778,221	90.1%
2021	1	8,589	3.9	235,657	4.4	210,195	96.1%	$5,013,878	94.6%
2022	0	0	0.0	0	0.0	210,195	96.1%	$5,013,878	94.6%
2023	0	0	0.0	0	0.0	210,195	96.1%	$5,013,878	94.6%
2024	1	8,485	3.9	288,490	5.4	218,680	100.0%	$5,302,368	100.0%
2025 & Beyond	0	0	0.0	0	0.0	218,680	100.0%	$5,302,368	100.0%
Total	45	218,680	100.0%	$5,302,368	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,073,807	$4,036,360	$4,331,423	$4,408,174	$5,302,368	$24.25	85.0%
Vacant Income	0	0	0	0	398,280	1.82	6.4
Gross Potential Rent	$4,073,807	$4,036,360	$4,331,423	$4,408,174	$5,700,648	$26.07	91.4%
Total Reimbursements	147,049	198,472	366,863	409,586	535,876	2.45	8.6
Net Rental Income	$4,220,856	$4,234,833	$4,698,286	$4,817,760	$6,236,524	$28.52	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(435,719)	(1.99)	(7.0)
Other Income(4)	138,951	126,547	185,419	204,519	122,007	0.56	2.0
Effective Gross Income	$4,359,807	$4,361,380	$4,883,706	$5,022,279	$5,922,813	$27.08	95.0%

Total Expenses	$2,363,910	$2,331,544	$2,611,949	$2,700,393	$2,910,287	$13.31	49.1%

Net Operating Income	$1,995,897	$2,029,835	$2,271,757	$2,321,886	$3,012,526	$13.78	50.9%

Total TI/LC, Capex/RR	0	0	0	0	342,255	1.57	5.8
Net Cash Flow	$1,995,897	$2,029,835	$2,271,757	$2,321,886	$2,670,271	$12.21	45.1%
(1)	TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are higher than TTM due to six new leases totaling 29,729 square feet that account for approximately $847,000 in annual rent that have been executed since May 2014.
(4)	Other Income includes income from the parking garage.

Property Management. The property is managed by Beacon Real Estate Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $706,369 for outstanding tenant improvements and leasing commissions associated with seven tenants, $632,288 for real estate taxes, $65,806 for outstanding free rent associated with three tenants, $27,083 for TI/LC reserves and $3,645 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $90,327.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. In addition, with respect to any insurance that is not on a blanket policy, the requirement to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the DSCR (as calculated in the loan documents) is greater than 1.15x; however, the borrower is still required to provide satisfactory evidence that the property is insured in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,645 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $27,083 (approximately $1.49 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,625,000 ($7.43 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all rents will be swept daily to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

10333 Richmond

A “Cash Sweep Period” means the period (i) commencing on the date on which the DSCR (as calculated in the loan documents) for the immediately preceding three calendar months is less than 1.10x, (ii) during the continuance of an event of default or (iii) during any bankruptcy action of the borrower or property manager.

Future Additional Debt. In connection with a permitted sale of the property and assumption of the loan in accordance with the terms and conditions in the loan documents, the owners of the proposed transferee have the right to obtain a mezzanine loan pursuant to the terms and conditions set forth in the loan documents, which include, but are not limited to: (i) a combined loan-to-value ratio of not more than 75.0%, (ii) a DSCR including the mezzanine loan of not less than 1.20x and (iii) the lenders must enter into an acceptable intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

1515-1525 14th Street NW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

1515-1525 14th Street NW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

1515-1525 14th Street NW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

1515-1525 14th Street NW

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,500,000	Title:	Fee
Cut-off Date Principal Balance:	$29,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	55,523
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	1515 14th Street, LLC	Year Built / Renovated(1):	1920 / 2014
Sponsor:	Giorgio Furioso	Occupancy(2):	100.0%
Interest Rate:	4.37150%	Occupancy Date:	7/1/2014
Note Date:	7/18/2014	Number of Tenants:	5
Maturity Date:	8/1/2024	2011 NOI(3):	N/A
Interest-only Period:	36 months	2012 NOI(3):	N/A
Original Term:	120 months	2013 NOI(3):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues(2):	$3,391,271
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Expenses:	$1,053,446
Lockbox:	Hard	UW NOI:	$2,337,825
Additional Debt:	N/A	UW NCF:	$2,295,483
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,000,000 / $810
Additional Debt Type:	N/A	Appraisal Date:	5/22/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$531
Taxes:	$1,218	$43,248	N/A	Maturity Date Loan / SF:	$464
Insurance:	$21,784	$1,696	N/A	Cut-off Date LTV:	65.6%
Replacement Reserves:	$925	$925	$55,520	Maturity Date LTV:	57.2%
TI/LC:	$4,627	$4,627	$220,000	UW NCF DSCR:	1.30x
Other:	$2,627,443	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,500,000	100.0%	Payoff Existing Debt	$20,987,295	71.1%
			Return of Equity	5,463,087	18.5
			Upfront Reserves	2,655,997	9.0
			Closing Costs	393,621	1.3
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%
(1)	Building 1525 was constructed in 2014.
(2)
Occupancy and UW Revenues include Whitman-Walker Health, which has signed a lease but is not yet in occupancy or paying rent. The tenant is expected to take occupancy and commence paying rent in September 2014.

(3)	Due to the extensive renovation / redevelopment completed in 2014, historical financials are not available.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 1515-1525 14th Street NW loan has an outstanding principal balance of $29.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a six-story, 55,523 square foot, Class A, office building located in Washington, DC. The loan has a 10-year term, and subsequent to a 36-month interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the 1515-1525 14th Street NW loan is 1515 14th Street, LLC, a District of Columbia limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Giorgio Furioso, founder and president of Furioso Development, a full-service real estate development firm based in Washington, DC. The firm was founded by Mr. Furioso in 1987 and focuses on redeveloping vintage office and retail buildings throughout the downtown Washington, DC metro area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

1515-1525 14th Street NW

The Property. 1515-1525 14th Street NW is a 55,523 square foot, Class A, office building located in Washington, DC. The LEED-Gold certified property was 100.0% occupied as of December 2013 and includes 51,023 square feet of office space leased to four tenants and 4,500 square feet of ground floor retail space leased to one tenant. The loan sponsor acquired the property as an under-utilized 13,500 square foot office building and adjacent surface parking lot in 2004. In 2013, the loan sponsor began an extensive redevelopment and expansion of the property, effectively constructing a new six-story office building (the “Expansion”) on the site of the former parking lot. The Expansion consists of 42,023 square feet of Class A office space, which was completed in June 2014. In addition to the Expansion, the loan sponsor also renovated the common areas of the existing office and retail spaces. In total, the loan sponsor spent $17.2 million on the Expansion and has a total cost basis of $24.9 million.

As of December 1, 2013, the property was 100.0% leased to five tenants. In connection with the Expansion, the property was configured largely around the largest tenant, Whitman-Walker Health (“Whitman-Walker”), which leases 75.7% of the net rentable area through August 2024 and is headquartered at the property. Whitman-Walker accepted its space in July 2014, but is not expected to take occupancy and commence paying rent until September 2014. Whitman-Walker is a non-profit community health center founded in 1978 that provides a number of health care services to the Washington, DC metro area, including primary medical care, dental care, mental health services, legal help, medical adherence services and a pharmacy. Whitman-Walker is primarily funded through patient care payments, contracts/grants and donations. In addition to the $1.6 million reserved by the lender to cover outstanding tenant improvement obligations to Whitman-Walker, the tenant is reportedly contributing $6.3 million of its own capital to further develop and build-out the space. The second largest tenant, Ristorante Posto (“Posto”), leases 8.1% of the net rentable area through March 2018. Posto is an Italian restaurant that leases the ground floor retail space. The third largest tenant, Stages Realty, leases 8.1% of the net rentable area through July 2018. Stages Realty is a full service real estate brokerage firm focused in the Washington, DC area.

The property is located in the Logan Circle neighborhood on 14th Street, between P and Q Streets, in the northwest quadrant of Washington, DC. The property is located less than a 15 minute walk from the Dupont Circle Metro (Red Line), the McPherson Square Metro (Orange & Blue Lines), the Shaw Metro (Yellow & Green Lines) and the U Street Metro (Yellow & Green Lines), and less than a 20 minute walk from the Mount Vernon Square/Convention Center Metro. The area features many shops, restaurants, nightclubs, art galleries and music venues along a nine-block stretch from 9th Street NW on the east to 18th Street NW and Florida Avenue on the west. According to the appraisal, the property is located within the Uptown office submarket. The primary trade area consists of a 0.25-mile radius that contains 8,564 people with an average household income of $117,212 as of 2013. The tertiary trade area consists of a one-mile radius that contains 77,975 people with an average household income of $110,560 as of 2013. As of the first quarter of 2014, the Uptown submarket contained approximately 12.8 million square feet of office space and reported a vacancy rate of 5.9% with average asking rents of $38.76 per square foot. Additionally, the Uptown submarket contained approximately 8.9 million square feet of retail space and reported a vacancy rate of 3.4% with average asking rental rates of $40.95 per square foot on a triple net basis.

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Whitman-Walker Health(2)	Office	NA / NA / NA	42,023	75.7%	$42.23	10/17/2024
Ristorante Posto	Retail	NA / NA / NA	4,500	8.1%	$56.21	3/31/2018
Stages Realty	Office	NA / NA / NA	4,500	8.1%	$42.79	7/31/2018
Hemphill Fine Arts	Office	NA / NA / NA	3,267	5.9%	$41.51	11/30/2019
Adamson Gallery	Office	NA / NA / NA	1,233	2.2%	$43.62	7/31/2016
(1)	Based on the underwritten rent roll.
(2)	Whitman-Walker Health has signed a lease but is not yet in occupancy or paying rent. The tenant is expected to take occupancy and commence paying rent in September 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

1515-1525 14th Street NW

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	1	1,233	2.2	53,783	2.2	1,233	2.2%	$53,783	2.2%
2017	0	0	0.0	0	0.0	1,233	2.2%	$53,783	2.2%
2018	2	9,000	16.2	445,500	18.5	10,233	18.4%	$499,283	20.7%
2019	1	3,267	5.9	135,613	5.6	13,500	24.3%	$634,897	26.3%
2020	0	0	0.0	0	0.0	13,500	24.3%	$634,897	26.3%
2021	0	0	0.0	0	0.0	13,500	24.3%	$634,897	26.3%
2022	0	0	0.0	0	0.0	13,500	24.3%	$634,897	26.3%
2023	0	0	0.0	0	0.0	13,500	24.3%	$634,897	26.3%
2024	1	42,023	75.7	1,774,631	73.7	55,523	100.0%	$2,409,528	100.0%
2025 & Beyond	0	0	0.0	0	0.0	55,523	100.0%	$2,409,528	100.0%
Total	5	55,523	100.0%	$2,409,528	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,409,528	$43.40	69.7%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,409,528	$43.40	69.7%
Total Reimbursements	1,049,073	18.89	30.3
Net Rental Income	$3,458,601	$62.29	100.0%
(Vacancy/Credit Loss)	(172,930)	(3.11)	(5.0)
Other Income	105,600	1.90	3.1
Effective Gross Income	$3,391,271	$61.08	98.1%

Total Expenses	$1,053,446	$18.97	31.1%

Net Operating Income	$2,337,825	$42.11	68.9%

Total TI/LC, Capex/RR	42,342	0.76	1.2
Net Cash Flow	$2,295,483	$41.34	67.7%
(1)	Due to the extensive renovation completed in 2014, historical financials are not available.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place includes Whitman-Walker, which has signed a lease but is not yet in occupancy or paying rent. The tenant is expected to take occupancy and commence paying rent in September 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

1515-1525 14th Street NW

Property Management. The property is managed by J Street Property Services, LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow $1.6 million for tenant improvements and leasing commissions associated with Whitman-Walker, $500,000 for the Posto litigation reserve, $300,000 for immediate repairs, $227,443 for free rent associated with Whitman-Walker, $21,784 for insurance reserves, $4,627 for general tenant improvements and leasing commissions, $1,218 for real estate taxes and $925 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $43,248.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium, which currently equates to $1,696.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $925 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $55,520 (approximately $1.00 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $4,627 (approximately $1.00 per square foot annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $220,000 (approximately $3.96 per square foot).

Posto Litigation Reserve - The property’s ground floor restaurant tenant, Posto, recently filed a suit against the borrower and loan sponsor for economic damages resulting from the recent expansion of the property. The tenant’s complaint alleged that the loan sponsor’s renovations negatively impacted the operations, marketing efforts, visibility and guest experience of the restaurant during the course of the renovations.  At origination of the loan, a $500,000 reserve was escrowed, which is equivalent to the disputed amount. Additionally, the loan documents contain a carve-out against the borrower and guarantor for any losses resulting from the litigation.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR (as calculated in the loan documents) based on the immediately preceding six-month period falls below 1.10x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) there is a Whitman-Walker Trigger Event, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Whitman-Walker Trigger Event” means: (i) Whitman-Walker gives written notice of its intention to terminate or not renew its lease on similar terms to its existing lease, (ii) if Whitman-Walker fails to give notice of its election to renew 30 months prior to its lease expiration and a Whitman-Walker Extension Event has not occurred, (iii) if the bankruptcy or insolvency of Whitman-Walker or any lease guarantor occurs or (iv) Whitman-Walker goes dark or vacates its space and the borrower has not found replacement tenants in accordance with the terms of the loan documents.

A “Whitman-Walker Extension Event” means: (i) the extension or renewal of the Whitman-Walker lease pursuant to its terms or (ii) the leasing of all of the space under the Whitman-Walker lease to one or more replacement tenants reasonably acceptable to the lender for a term of not less than five years at a rental rate that is not less than the rent that Whitman-Walker was scheduled to pay at the time of the Whitman-Walker Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Nashville Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Nashville Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Nashville Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Nashville Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$28,700,000	Title:	Fee
Cut-off Date Principal Balance:	$28,700,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	412,526
Loan Purpose:	Acquisition	Location:	Nashville, TN
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	Christopher J. Knisley	Occupancy(2):	91.0%
Interest Rate:	4.43250%	Occupancy Date:	6/1/2014
Note Date:	6/27/2014	Number of Tenants:	21
Maturity Date:	7/1/2024	2011 NOI:	$1,908,799
Interest-only Period:	36 months	2012 NOI:	$1,505,491
Original Term:	120 months	2013 NOI:	$2,013,946
Original Amortization:	360 months	TTM NOI (as of 5/2014)(3):	$2,022,058
Amortization Type:	IO-Balloon	UW Economic Occupancy:	87.1%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues(2)(3):	$4,067,103
Lockbox:	CMA	UW Expenses:	$1,276,401
Additional Debt:	N/A	UW NOI:	$2,790,702
Additional Debt Balance:	N/A	UW NCF:	$2,455,212
Additional Debt Type:	N/A	Appraised Value / Per SF:	$37,375,000 / $91
		Appraisal Date:	6/2/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$70
Taxes:	$388,097	$43,122	N/A	Maturity Date Loan / SF:	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	76.8%
Replacement Reserves:	$750,000	Springing	$230,000	Maturity Date LTV:	67.1%
TI/LC:	$2,750,000	Springing	$2,000,000	UW NCF DSCR:	1.42x
Other:	$544,380	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,700,000	71.6%	Purchase Price	$33,300,000	83.1%
Sponsor Equity	11,360,120	28.4	Upfront Reserves	4,432,477	11.1
			Closing Costs	2,327,643	5.8
Total Sources	$40,060,120	100.0%	Total Uses	$40,060,120	100.0%
(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)
Occupancy and UW Revenues include EndoChoice, which has executed a lease but is not yet in occupancy or paying rent. EndoChoice is expected to take occupancy and commence paying rent in August 2014 and January 2015, respectively.

(3)
UW NOI is higher than TTM NOI primarily due to contractual rent increases through November 2014 as well as new leases commencing between April 2014 and August 2014 totaling 49,026 square feet and accounting for $542,293 in annual rent.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Nashville Office Portfolio loan has an outstanding principal balance of $28.7 million and is secured by a first mortgage lien on a portfolio of three office properties totaling 412,526 square feet in Nashville, Tennessee. The loan has a 10-year term and, subsequent to a 36-month interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the Nashville Office Portfolio loan are Albany Road-Cumberland LLC, Albany Road-Riverview LLC and Albany Road-Royal LLC, each a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Nashville Office Portfolio

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Christopher J. Knisley, President of Albany Road Real Estate Partners (“Albany Road”) and one of its four founding members. Since its launch in July 2012, Albany Road has acquired 13 properties totaling 2.1 million square feet. Mr. Knisley has been involved in commercial real estate acquisition, development, asset management, equity raising and financing for the past 25 years. Before forming Albany Road, Mr. Knisley was the CIO for RJ Kelly Company. The Nashville Office Portfolio was acquired from KBS Realty for $33.3 million.

The Properties. The Nashville Office Portfolio is a 412,526 square foot office portfolio that includes three properties located in Nashville, Tennessee. The properties are currently 91.0% occupied by 21 tenants. Of the total net rentable area, approximately 44.8% is leased to investment grade tenants.

Royal Parkway I & II (38.8% of the allocated loan amount). Royal Parkway I & II are located in the North Airport office submarket of Nashville, Tennessee. Royal Parkway I contains 72,384 square feet of net rentable area and was built in 1986 and Royal Parkway II contains 72,488 square feet of net rentable area and was built in 1990. As of June 1, 2014, the properties were 83.8% occupied by 10 tenants. The largest tenant at the property, AdvanceMed, leases 17.7% and 10.9% of the net rentable area through March 2015 and February 2016, respectively. AdvanceMed provides investigative services to the U.S. government to detect and prevent Medicare fraud and abuse. The second largest tenant, General Services Administration (“GSA”), leases 14.1% of the net rentable area through May 2022. The United States Army Recruiting Command currently operates under the GSA lease. There are no appropriation clauses under the GSA lease. The third largest tenant, the National Federation of Independent Business (“NFIB”), leases 10.4% of the net rentable area through August 2019. NFIB is a lobbying organization headquartered in Nashville, Tennessee focused on the impact of current and proposed legislation on small businesses. Its membership base consists of approximately 350,000 small and independent business owners in all 50 states. According to the appraisal, the property is located within the Airport North submarket of the Nashville office market. As of the first quarter of 2014, the submarket contained approximately 6.3 million square feet of office space and reported a vacancy rate of 8.5% with asking rents of $18.02 per square foot. The appraiser concluded market rents of $10.22 per square foot for the space. Based on the rent roll dated May 31, 2014, the in-place rent is $8.26 per square foot for the space.

Riverview Business Center I & II (33.9% of the allocated loan amount). Riverview Business Center I & II are located in the MetroCenter office submarket of Nashville, Tennessee, adjacent to the Cumberland Business Center property. Riverview Business Center I contains 42,015 square feet of net rentable area and Riverview Business Center II contains 59,502 square feet of net rentable area. Both buildings were built in 2000 by Duke Realty and, combined, total 101,517 square feet of space. As of June 1, 2014, the properties were 91.3% occupied by nine tenants. The largest tenant at the property, Standard Parking, leases 32.8% of the net rentable area through June 2024. Standard Parking is a provider of professional parking, ground transportation, facility maintenance, security and event logistics services to real estate owners and managers. The company employs over 23,000 people and manages approximately 4,300 parking facilities containing more than two million parking spaces across hundreds of cities across the United States and Canada. The second largest tenant, Quest Diagnostics (NYSE: DGX), leases 14.2% of the net rentable area through May 2015. Quest Diagnostics provides diagnostic testing, information and services through a national network of full-service laboratories and patient service centers. The third largest tenant, Mission Point Health Partners (“Mission Point Health”), leases 11.6% and 2.2% of the net rentable area through March 2016 and January 2017, respectively. Mission Point Health is a member of St. Thomas Health, a family of Middle Tennessee hospitals and part of Ascension Health, the largest not-for-profit health care system in the United States. According to the appraisal, the property is located within the MetroCenter submarket of the Nashville office market. As of the first quarter of 2014, the submarket contained approximately 2.9 million square feet of office space and reported a vacancy rate of 13.0% with asking rents of $16.90 per square foot. The appraiser concluded market rents of $12.00 per square foot for the space. Based on the rent roll dated May 31, 2014, the in-place rent is $8.07 per square foot for the office space.

Cumberland Business Center (27.4% of the allocated loan amount). The Cumberland Business Center is a 166,137 square foot office building located in the MetroCenter office submarket of Nashville, Tennessee. The building was initially developed in 1998 by Duke Realty.The property is currently 97.0% occupied by two tenants. The largest tenant, Caremark Inc. (“Caremark”), a subsidiary of CVS Caremark Corporation (NYSE: CVS), is one of the nation’s leading pharmacy benefit management companies, providing comprehensive prescription management services to over 2,000 health plans. Caremark uses over 94,000 square feet as office space for its call center and nearly 56,000 square feet as an enclosed parking garage with 158 spaces. Caremark took occupancy in April 2005 and in December 2011 exercised a seven-year lease renewal through June 2019. The second largest tenant, EndoChoice, is a medical device and technology company. EndoChoice begins its lease in August 2014 and will occupy 6.8% of the net rentable area. EndoChoice focuses on the manufacture and commercialization of medical technologies including devices, diagnostics, infection control and endoscopic imaging. 2013 marked the fourth consecutive year the company was recognized as one of the fastest growing companies in the U.S. by Inc. Magazine. According to the appraisal, the property is located within the MetroCenter submarket of the Nashville office market. As of the first quarter of 2014, the submarket contained approximately 2.9 million square feet of office space and reported a vacancy rate of 13.0% with asking rents of $16.90 per square foot. The appraisal concluded market rents of $11.00 per square foot for the office space. Based on the rent roll dated May 31, 2014, the in-place rent is $5.02 per square foot for the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Nashville Office Portfolio

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Royal Parkway I & II	Nashville, TN	144,872	1986,1990	$11,125,000	38.8%	$14,300,000	$869,614	35.4%
Riverview Business Center I & II	Nashville, TN	101,517	2000	9,725,000	33.9	12,575,000	889,249	36.2
Cumberland Business Center	Nashville, TN	166,137	1998	7,850,000	27.4	10,500,000	696,349	28.4
Total		412,526		$28,700,000	100.0%	$37,375,000	$2,455,212	100.0%

Historical and Current Occupancy(1)
Property	2011	2012	2013	Current
Royal Parkway I & II	66.4%	73.6%	79.6%	83.8%
Riverview Business Center I & II(2)	62.6%	48.0%	63.1%	91.3%
Cumberland Business Center(3)	100.0%	98.5%	94.7%	97.0%
Weighted Average	79.0%	77.3%	81.6%	91.0%
(1)	Historical Occupancies are as of December 31 of each respective year. Current occupancy is as of June 1, 2014.
(2)	Increase in Riverview Business Center I & II occupancy from 2013 to Current is due to a 33,257 square foot lease to Standard Parking, which began in April 2014.
(3)
Current Occupancy at Cumberland Business Center includes EndoChoice (11,281 square feet), which has executed a lease but is not expected to take occupancy or commence paying rent until August 2014 and January 2015, respectively.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Caremark Inc.(3)	Baa1 / BBB+ / NA	149,856	36.3%	$5.55	6/30/2019
AdvanceMed(4)	NA / NA / NA	41,412	10.0%	$11.47	3/14/2015
Standard Parking	NA / NA / NA	33,257	8.1%	$11.00	6/30/2024
General Services Administration(5)	Aaa / AA+ / AAA	20,378	4.9%	$10.58	5/9/2022
National Federation of Independent Business	NA / NA / NA	15,000	3.6%	$7.16	8/31/2019
AmSurg Corp.	B1 / B+ / NA	14,879	3.6%	$11.67	1/31/2018
Quest Diagnostics	Baa2 / BBB+ / BBB	14,400	3.5%	$16.81	5/31/2015
Mission Point Health Partners(6)	NA / NA / NA	13,989	3.4%	$12.55	3/31/2016
Interactive Security	NA / NA / NA	13,417	3.3%	$10.69	5/31/2019
South Western Communication	NA / NA / NA	11,630	2.8%	$8.49	9/30/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Caremark Inc. has the right to terminate its lease on June 30, 2017, with nine months’ notice and the payment of a termination fee.
(4)
AdvanceMed has multiple leases at Royal Parkway II and the expiration date listed above reflects the expiration date of the largest space they occupy.  In total, 25,621 square feet is expiring in March 2015 and 15,791 square feet is expiring in February 2016.

(5)	GSA has the right to terminate its lease, in whole or in part, at any time on or after May 9, 2017, with ninety days’ notice. There are no appropriation clauses under the GSA lease.
(6)
Mission Point Health Partners has multiple leases at Riverview Business Center II and the expiration date listed above reflects the expiration date of the largest space they occupy.  In total, 11,726 square feet is expiring in March 2016 and 2,263 square feet is expiring in January 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Nashville Office Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	37,318	9.0%	NAP	NAP	37,318	9.0%	NAP	NAP
2014 & MTM	1	1,603	0.4	$0	0.0%	38,921	9.4%	$0	0.0%
2015	4	53,504	13.0	641,448	19.5	92,425	22.4%	$641,447	19.5%
2016	4	38,593	9.4	463,654	14.1	131,018	31.8%	$1,105,102	33.6%
2017	3	19,293	4.7	179,710	5.5	150,311	36.4%	$1,284,812	39.1%
2018	2	19,026	4.6	212,164	6.5	169,337	41.0%	$1,496,976	45.6%
2019	5	189,554	45.9	1,206,679	36.7	358,891	87.0%	$2,703,656	82.3%
2020	0	0	0.0	0	0.0	358,891	87.0%	$2,703,656	82.3%
2021	0	0	0.0	0	0.0	358,891	87.0%	$2,703,656	82.3%
2022	1	20,378	4.9	215,599	6.6	379,269	91.9%	$2,919,255	88.9%
2023	0	0	0.0	0	0.0	379,269	91.9%	$2,919,255	88.9%
2024	1	33,257	8.1	365,827	11.1	412,526	100.0%	$3,285,081	100.0%
2025 & Beyond	0	0	0.0	0	0.0	412,526	100.0%	$3,285,081	100.0%
Total	21	412,526	100.0%	$3,285,081	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$2,507,398	$2,481,749	$2,707,359	$2,848,973	$3,285,081	$7.96	70.3%
Vacant Income	0	0	0	0	359,269	0.87	7.7
Gross Potential Rent	$2,507,398	$2,481,749	$2,707,359	$2,848,973	$3,644,350	$8.83	78.0%
Total Reimbursements	833,168	707,747	962,123	1,044,659	1,025,631	2.49	22.0
Net Rental Income	$3,340,566	$3,189,496	$3,669,482	$3,893,632	$4,669,981	$11.32	100.0%
(Vacancy/Credit Loss)	(12,830)	(318,104)	(211,999)	(263,561)	(602,878)	(1.46)	(12.9)
Other Income	9	3,182	2,700	84	0	0.00	0.0
Effective Gross Income	$3,327,745	$2,874,575	$3,460,183	$3,630,155	$4,067,103	$9.86	87.1%

Total Expenses	$1,418,946	$1,369,084	$1,446,237	$1,608,097	$1,276,401	$3.09	31.4%

Net Operating Income	$1,908,799	$1,505,491	$2,013,946	$2,022,058	$2,790,702	$6.76	68.6%

Total TI/LC, Capex/RR	0	0	0	0	335,490	0.81	8.2
Net Cash Flow	$1,908,799	$1,505,491	$2,013,946	$2,022,058	$2,455,212	$5.95	60.4%
(1)	TTM column represents the trailing twelve-month period ending May 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than TTM primarily due to contractual rent increases through November 2014 as well as new leases commencing between April 2014 and August 2014 totaling 49,026 square feet and accounting for $542,293 in annual rent.

(4)
Underwritten Rents in Place include EndoChoice, which has executed a lease but is not yet in occupancy or paying rent. EndoChoice is expected to take occupancy and commence paying rent in August 2014 and January 2015, respectively.

Property Management. The properties are managed by CBRE, Inc.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2.75 million for future tenant improvements and leasing commissions, $750,000 for replacement reserves, $388,097 for real estate taxes, $316,059 for outstanding tenant improvements and leasing commissions associated with three tenants, $136,188 for immediate repairs and $92,133 for free rent associated with three tenants.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $43,122.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the properties are insured as part of a blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Nashville Office Portfolio

Replacement Reserves - At origination the borrowers deposited $750,000 to prefund the replacement reserve account. At any time during the loan term when the amount in the replacement reserve account is less than $150,000, the borrowers will be required to deposit $7,000 (approximately $0.20 per square foot annually) to the replacement reserve account until the amount in the account is equal to or greater than $230,000 (approximately $0.56 per square foot).

TI/LC Reserves - At origination the borrowers deposited $2.75 million to prefund the TI/LC reserve account. At any time during the loan term when the amount in the TI/LC reserve account is less than a) $1,000,000 if the Caremark Renewal Criteria or Caremark Replacement Lease Criteria has not been satisfied or b) $500,000 if either the Caremark Renewal Criteria or Caremark Replacement Lease Criteria has been satisfied, then the borrowers will be required to deposit $35,000 monthly (approximately $1.02 per square foot annually) to the TI/LC reserve account until the amount in the account is equal to or greater than a) $1,000,000 if the Caremark Renewal Criteria or Caremark Replacement Lease Criteria has been satisfied or b) $2,000,000 if the Caremark Renewal Criteria or Caremark Replacement Lease Criteria has not been satisfied.

The “Caremark Renewal Criteria” means that Caremark has (i) renewed its lease for a term of either two years beyond the maturity date or less than two years beyond the maturity date; provided that it will be a Caremark Trigger Event (as defined below) if the Caremark lease is not renewed on or before the date that is nine months prior to the expiration of such renewed term, (ii) such renewed Caremark lease will cover at least 80% of its current square footage and (iii) after taking into account such renewal, the debt service coverage ratio will equal or exceed 1.25x.

The “Caremark Replacement Lease Criteria” means a new approved tenant or tenants at the Cumberland Business Center property leasing all or part of the space presently occupied by Caremark, in accordance with the loan documents.

A “Caremark Trigger Event” means either (i) The Caremark Renewal Criteria is not satisfied on or before the date that is nine months prior to any expiration or termination date (as such date may be extended in connection with any renewal of the Caremark lease) under the Caremark lease or (ii) Caremark provides notice that it intends to exercise its lease termination option under its lease.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrowers, operating lessees and property managers are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Cash Sweep Event” means (i) the DSCR (as calculated in the loan documents) for any calendar quarter falls below 1.15x, (ii) there is an event of default under the loan documents, (iii) the borrowers become the subject of a bankruptcy, insolvency or similar action or (iv) a Caremark Trigger Event.

Release of Properties. The borrowers may release one or more individual properties provided that, among other things; (i) no event of default exists; (ii) the borrowers pay a release price of 115% of the original principal balance for the individual property and the applicable yield maintenance premium; (iii) the DSCR as calculated in the loan documents based on the immediately preceding trailing twelve-month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.42x and (b) the DSCR immediately preceding the release, inclusive of the property requested to be released and (iv) after giving effect to the release for the applicable individual property, the LTV for the properties then remaining is equal to or less than 75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Laurel Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Laurel Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Laurel Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Laurel Park Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	352,579
Loan Purpose:	Refinance	Location:	Livonia, MI
Borrower:	Newburgh/Six Mile Limited	Year Built / Renovated:	1987 / 2008
	Partnership II	Occupancy:	82.3%
Sponsor:	David W. Schostak	Occupancy Date:	5/7/2014
Interest Rate:	5.03150%	Number of Tenants:	20
Note Date:	7/9/2014	2011 NOI:	$3,439,610
Maturity Date:	8/1/2024	2012 NOI:	$3,210,835
Interest-only Period:	12 months	2013 NOI:	$2,982,469
Original Term:	120 months	TTM NOI (as of 4/2014):	$2,983,145
Original Amortization:	300 months	UW Economic Occupancy:	84.2%
Amortization Type:	IO-Balloon	UW Revenues:	$6,023,942
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$3,046,569
Lockbox:	CMA	UW NOI:	$2,977,373
Additional Debt:	N/A	UW NCF:	$2,496,732
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,400,000 / $106
Additional Debt Type:	N/A	Appraisal Date:	5/5/2014

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$79
Taxes:	$89,196	$44,598	N/A	Maturity Date Loan / SF:	$62
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.9%
Replacement Reserves:	$5,877	$5,877	N/A	Maturity Date LTV:	58.4%
TI/LC:	$44,000	$44,000	$953,000	UW NCF DSCR:	1.27x
Other:	$540,437	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	95.6%	Payoff Existing Debt	$28,237,236	96.4%
Sponsor Equity	1,285,435	4.4	Upfront Reserves	679,510	2.3
			Closing Costs	368,689	1.3
Total Sources	$29,285,435	100.0%	Total Uses	$29,285,435	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Laurel Park Place loan has an outstanding principal balance of $28.0 million and is secured by a first mortgage lien on a four-story, 352,579 square foot, Class A, mixed use office/retail building located in Livonia, Michigan. The loan has a 10-year term, and subsequent to a 12-month interest-only period, will amortize on a 25-year schedule.

The Borrower. The borrowing entity for the Laurel Park Place loan is Newburgh/Six Mile Limited Partnership II, a Michigan limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is David W. Schostak. David W. Schostak, along with his brothers Mark and Robert Schostak, are the owners of Schostak Brothers & Company, Inc. Schostak Brothers & Company, Inc. is a full service real estate development, management, leasing and consulting company headquartered in Michigan that operates commercial properties in 19 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Laurel Park Place

The Property. Laurel Park Place is a 352,579 square foot, Class A, mixed use office/retail building located in Livonia, Michigan. The property was constructed in 1987 and renovated in 2008. The four-story property consists of 300,231 square feet of office space, 52,348 square feet of retail space and a four-story parking garage with 1,035 spaces. Additionally, there are 615 surface parking spaces at the property that are included in the collateral, resulting in a parking ratio of 4.68 spaces per 1,000 square feet of net rentable area.

As of May 7, 2014, the property was 82.3% leased by 20 tenants. The largest tenant at the property, Tower Automotive, leases 21.6% of the net rentable area through December 2020 with one, five-year extension option remaining. Tower Automotive originally took occupancy in 2008 and executed a seven-year lease renewal in August 2013 through its current expiration date. Tower Automotive, which is headquartered at the property, is a leading manufacturer of structural metal components and assemblies used by most major automotive vehicle manufacturers and trades on the New York Stock Exchange (NYSE:TOWR). The second largest tenant, AAA Life Insurance Co. (“AAA Insurance”), leases 16.6% of the net rentable area through December 2023 and is headquartered at the property. AAA Insurance originally took occupancy in 2008 and renewed its lease in January 2013 through its current expiration date. AAA Insurance has one, five-year extension option remaining. AAA Insurance is a part of the American Automobile Association (“AAA”) family. AAA offers life insurance, annuity and travel accident products and has over one million policies. The third largest tenant, Livonia Movies, LLC (“Livonia Movies”) is a 10 screen movie theater which is operated and branded by Phoenix Theatres. Livonia Movies executed a lease in June 2014 for 12.1% of the net rentable area through December 2027. Phoenix operates two other theaters in the Monroe and Wayne, Michigan areas. Livonia Movies is owned by an affiliate of the loan sponsor. Approximately $943,000 was spent between 2011 and 2012 to purchase all new digital equipment, including 3D technology, and a new HVAC system for the theater. From 2011 through 2013, the theater earned approximately $194,000, $213,000 and $224,000 per screen, respectively.

The property is located approximately 20 miles northwest of the Detroit central business district on North Laurel Park Drive in Livonia, Michigan and maintains frontage along 6-Mile Drive, which features an average daily traffic count of approximately 93,000 vehicles. The property is also adjacent to the Laurel Park Place Mall, a 489,865 square foot mall built in 1989 and renovated in 2003, which is anchored by Von Maur and Carson’s department stores and contains more than 70 specialty shops and restaurants including Bath & Body Works, Aeropostale, Eddie Bauer, Gap, LensCrafters, Victoria’s Secret and more. The Laurel Park Place Mall is owned by CBL & Associates Properties.  In addition there is an adjacent 221-key full service Marriott and a 137-key Courtyard Marriott. According to the appraisal, the trade area within a five-mile radius contains approximately 206,000 people, with a median household income of $63,037. The West Wayne County office submarket contains approximately 2.1 million square feet of Class A office space and reported a vacancy rate of 22.4% with asking rents of $21.87 per square foot. The appraisal identified seven comparable properties ranging in size from 78,961 to 346,487 square feet with a weighted average occupancy of 75.6%. The average asking rental rate for the comparable properties is $18.17 per square foot.

Historical and Current Occupancy(1)
2011	2012(2)	2013(2)	Current(3)
85.3%	86.0%	80.4%	82.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The decrease in Occupancy from 2012 to 2013 is a result of University of Phoenix vacating 26,644 square feet upon lease expiration.
(3)	Current Occupancy is as of May 7, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Tower Automotive	B1 / NA / NA	76,323	21.6%	$18.00	12/31/2020
AAA Life Insurance Co.	NA / BBB / NA	58,596	16.6%	$18.05	12/31/2023
Livonia Movies(3)	NA / NA / NA	42,692	12.1%	$9.84	12/31/2027
Record Copy Services	NA / NA / NA	26,331	7.5%	$18.00	12/31/2015
Schostak Brothers & Co., Inc.(4)	NA / NA / NA	25,607	7.3%	$18.50	6/30/2027
Bosch(5)	NA / AA- / NA	13,444	3.8%	$18.00	7/31/2017
Capstone Financial LLC	NA / NA / NA	8,538	2.4%	$9.50	4/30/2015
Michigan Catastrophic Claims Association	NA / NA / NA	6,165	1.7%	$18.00	1/29/2017
Automobile Insurance Placement Facility	NA / NA / NA	6,019	1.7%	$21.50	4/1/2018
Lake Michigan Credit Union	NA / NA / NA	5,121	1.5%	$20.00	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Livonia Movies is an affiliate of the loan sponsor.
(4)	Schostak Brothers & Co., Inc. is an affiliate of the loan sponsor.
(5)	Bosch may terminate its lease on June 30, 2017 with six months’ written notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Laurel Park Place

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	62,276	17.7%	NAP	NAP	62,276	17.7%	NAP	NAP
2014 & MTM	1	1,344	0.4	$10,000	0.2%	63,620	18.0%	$10,000	0.2%
2015	8	50,499	14.3	864,089	17.8	114,119	32.4%	$874,089	18.0%
2016	1	2,693	0.8	44,435	0.9	116,812	33.1%	$918,524	18.9%
2017	3	22,185	6.3	404,482	8.3	138,997	39.4%	$1,323,006	27.3%
2018	2	9,849	2.8	194,519	4.0	148,846	42.2%	$1,517,524	31.3%
2019	1	515	0.1	11,845	0.2	149,361	42.4%	$1,529,369	31.5%
2020	1	76,323	21.6	1,373,814	28.3	225,684	64.0%	$2,903,183	59.8%
2021	0	0	0.0	0	0.0	225,684	64.0%	$2,903,183	59.8%
2022	0	0	0.0	0	0.0	225,684	64.0%	$2,903,183	59.8%
2023	1	58,596	16.6	1,057,658	21.8	284,280	80.6%	$3,960,841	81.6%
2024	0	0	0.0	0	0.0	284,280	80.6%	$3,960,841	81.6%
2025 & Beyond	2	68,299	19.4	893,730	18.4	352,579	100.0%	$4,854,571	100.0%
Total	20	352,579	100.0%	$4,854,571	100.0%
(1)	Based on the underwritten rent roll.

	Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,493,715	$5,210,855	$4,892,734	$4,899,763	$4,854,571	$13.77	68.2%
Vacant Income	0	0	0	0	1,120,968	3.18	15.8
Gross Potential Rent	$5,493,715	$5,210,855	$4,892,734	$4,899,763	$5,975,539	$16.95	84.0%
Total Reimbursements	1,036,402	1,089,558	1,040,431	1,041,917	1,137,986	3.23	16.0
Net Rental Income	$6,530,117	$6,300,413	$5,933,165	$5,941,680	$7,113,525	$20.18	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,120,968)	(3.18)	(15.8)
Other Income	42,619	63,784	45,839	46,765	31,385	0.09	0.4
Effective Gross Income	$6,572,736	$6,364,197	$5,979,004	$5,988,445	$6,023,942	$17.09	84.7%

Total Expenses	$3,133,126	$3,153,362	$2,996,535	$3,005,300	$3,046,569	$8.64	50.6%

Net Operating Income	$3,439,610	$3,210,835	$2,982,469	$2,983,145	$2,977,373	$8.44	49.4%

Total TI/LC, Capex/RR	0	0	0	0	480,642	1.36	8.0
Net Cash Flow	$3,439,610	$3,210,835	$2,982,469	$2,983,145	$2,496,732	$7.08	41.4%
(1)	The TTM column represents the trailing-twelve months ending April 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Schostak Brothers & Company, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $540,437 for outstanding tenant improvements and leasing commissions associated with three tenants, $89,196 for real estate taxes, $44,000 for TI/LC reserves and $5,877 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $44,598.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,877 (approximately $0.20 per square foot annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Laurel Park Place

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $44,000 (approximately $1.50 per square foot annually) for tenant improvements and leasing commission reserves. On September 1, 2015, and each payment date thereafter, the borrower is required to escrow $35,417 (approximately $1.21 per square foot annually). The reserve is subject to a cap of $953,000 (approximately $2.70 per square foot).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the DSCR as calculated in the loan documents based on the trailing three-month period (or the trailing twelve-month period after the first three quarters) falls below 1.10x, (iv) the occurrence of a Tower Automotive Trigger Event or (v) the occurrence of an AAA Insurance Trigger Event.

A “Tower Automotive Trigger Event” means: (i) Tower Automotive gives written notice of its intention to terminate or not extend its lease, (ii) Tower Automotive fails to give notice of its election to renew 12 months prior to its lease expiration or a Tower Automotive Extension Event has not occurred, (iii) the bankruptcy or insolvency of Tower Automotive or of any lease guarantor occurs or (iv) Tower Automotive goes dark or vacates its space.

A “Tower Automotive Extension Event” means that Tower Automotive renews or extends its lease for at least three years beyond the maturity date for a rental rate that will allow the borrower to maintain a debt service coverage ratio of 1.15x.

An “AAA Insurance Trigger Event” means: (i) AAA Insurance gives written notice of its intention to terminate or not extend its lease on similar terms to its existing lease, (ii) AAA Insurance fails to give notice of its election to renew 12 months prior to its lease expiration or a AAA Insurance Extension Event has not occurred, (iii) the bankruptcy or insolvency of AAA Insurance or of any lease guarantor occurs or (iv) AAA Insurance goes dark or vacates its space.

An “AAA Insurance Extension Event” means that AAA Insurance renews or extends its lease for at least three years beyond the maturity date for a rental rate that will allow the borrower to maintain a debt service coverage ratio of 1.15x.

Sponsor Litigation. The loan sponsor is involved in litigation relating to an unrelated retail property in Garfield Township, Michigan.  After foreclosing on the subject property, the lender providing the financing for such property filed suit against the loan sponsor.  The trial court determined that the borrower’s failure to remain solvent was a breach of the non-recourse carve-out provisions of the related loan documents and granted the lender an approximately $2.1 million deficiency judgment. The Michigan Court of Appeals subsequently reversed the trial court’s decision and held that the deficiency judgment was barred under a state statute dealing with non-recourse mortgage loans.  The appeals court also remanded the case back to the trial court on a matter related to attorney’s fees.  The lender is currently seeking a claim for recourse liability based on separate grounds than those set forth in the initial trial.  The guarantor has denied that the new claims have any merit or that the lender has the ability to assert these new claims on remand.  A decision from the trial court on remand is pending.  See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

U-Haul Self Storage

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$27,401,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,401,000	Property Type - Subtype:	Self Storage
% of Pool by IPB:	2.4%	Net Rentable Area (Units):	4,234
Loan Purpose:	Refinance	Location:	Various
Borrowers:	AREC 6, LLC and UHIL 6, LLC	Year Built / Renovated:	Various / Various
Sponsor:	AMERCO	Occupancy:	93.5%
Interest Rate:	4.72000%	Occupancy Date:	4/1/2014
Note Date:	7/17/2014	Number of Tenants:	N/A
Maturity Date:	8/1/2034	2011 NOI:	$3,993,632
Interest-only Period:	None	2012 NOI:	$4,303,671
Original Term:	240 months	2013 NOI:	$4,428,839
Original Amortization:	240 months	TTM NOI (as of 4/2014):	$4,832,202
Amortization Type:	Fully Amortizing	UW Economic Occupancy:	93.6%
Call Protection:	L(24),Def(212),O(4)	UW Revenues:	$6,723,762
Lockbox:	CMA	UW Expenses:	$2,041,428
Additional Debt:	Yes	UW NOI(2):	$4,682,333
Additional Debt Balance:	$15,099,000	UW NCF:	$4,625,531
Additional Debt Type:	Trust Companion Loan	Appraised Value / Per Unit:	$75,140,000 / $17,747
		Appraisal Date:	June 2014

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$10,038
Taxes:	$427,684	Springing	N/A	Maturity Date Loan / Unit:	$152
Insurance:	$8,341	$8,341	N/A	Cut-off Date LTV:	56.6%
Replacement Reserves:	$44,476	Springing	$44,476	Maturity Date LTV:	0.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.41x
Other:	$1,449,636	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$42,500,000	100.0%	Return of Equity	$38,709,507	91.1%
			Upfront Reserves	1,930,137	4.5
			Closing Costs	1,860,356	4.4
Total Sources	$42,500,000	100.0%	Total Uses	$42,500,000	100.0%
(1)
U-Haul Self Storage is part of a loan divided into the U-Haul Self Storage Mortgage Loan and the Trust Companion Loan with an aggregate principal balance of $42.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $42.5 million U-Haul Self Storage Whole Loan.

(2)
UW NOI includes U-Box and U-Move revenue, which accounted for 12.2% of the UW Revenues. U-Box is a movable storage container service and U-Move is the truck rental commissions related to the storage operation.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The U-Haul Self Storage loan is secured by a first mortgage lien on a 4,234-unit self storage portfolio consisting of 10 properties located across nine states. The loan has an outstanding principal balance of $42.5 million (the “U-Haul Self Storage Whole Loan”) and will be split into an approximately $27.4 million mortgage loan (the “U-Haul Self Storage Mortgage Loan”) and a $15.1 million trust companion loan (the “Trust Companion Loan”) for purposes of determining distributions to the Certificates. The U-Haul Self Storage Mortgage Loan will be pooled together with the other mortgage loans, and interest and principal allocated in respect of the U-Haul Self Storage Mortgage Loan will be available to make distributions in respect of each class of Certificates other than Class UHP Certificates. Interest and principal allocated in respect of the Trust Companion Loan will be payable only to the Class UHP Certificates. Interest will be paid to the U-Haul Self Storage Mortgage Loan and Trust Companion Loan, pro rata. Principal will be paid to the U-Haul Self Storage Mortgage Loan until paid down to zero and then to the Trust Companion Loan unless a pro rata payment event occurs as described in the Free Writing Prospectus. The U-Haul Self Storage Whole Loan has a 20-year term and amortizes on a 20-year schedule. The existing debt was securitized in the MLMT 2005-CIP1 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

U-Haul Self Storage

The Borrowers. The borrowing entities for the U-Haul Self Storage Whole Loan are AREC 6, LLC and UHIL 6, LLC, each a Delaware limited liability company and special purpose entity. The portfolio is owned by AREC 6, LLC and leased to UHIL 6, LLC, which operates the 10 assets.

The Sponsor. The U-Haul Self Storage Whole Loan sponsor and nonrecourse carve-out guarantor is AMERCO, which serves as the holding company for U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self storage facilities and has been serving do-it-yourself movers since its founding in 1945. U-Haul operates nearly 445,000 storage rooms, comprising approximately 40.0 million square feet of storage space with locations in all 50 U.S. states and 10 Canadian provinces. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

The Property. The U-Haul Self Storage portfolio is comprised of 10 self storage facilities located across nine states with an aggregate of 4,234 units. The portfolio consists of two properties located in New York (69.3% of total units), one property in Texas (4.8% of total units), one property in Maine (4.5% of total units), one property in Ohio (4.4% of total units), one property in Pennsylvania (4.0% of total units), one property in Tennessee (3.9% of total units), one property in Illinois (3.5% of total units), one property in Vermont (3.1% of total units) and one property in Massachusetts (2.5% of total units). As of April 1, 2014, the portfolio had a weighted-average occupancy of 93.5%.

Property Summary
Property	Location	Year Built	Units	Occupancy(1)	Allocated Loan Amount(2)	% of ALA	Appraised Value	Underwritten Cash Flow
U-Haul of Parkslope	Brooklyn, NY	1931	2,599	96.7%	$22,171,691	80.9%	$60,800,000	$3,647,419
U-Haul of Utica	Utica, NY	1970	334	87.7%	1,166,931	4.3	3,200,000	202,728
U-Haul at Chapman Highway	Knoxville, TN	1991	167	97.0%	711,099	2.6	1,950,000	136,605
U-Haul at Beechmont Avenue	Cincinnati, OH	1970	187	93.6%	634,519	2.3	1,740,000	144,564
U-Haul of Bangor	Bangor, ME	1948	189	92.6%	583,465	2.1	1,600,000	138,223
U-Haul of Rutland	Rutland, VT	1950	132	88.6%	474,066	1.7	1,300,000	83,585
U-Haul of East Alton	East Alton, IL	1979	147	91.2%	437,599	1.6	1,200,000	61,038
U-Haul of Colmar	Colmar, PA	1969	169	75.1%	419,366	1.5	1,150,000	58,048
U-Haul of New Bedford	New Bedford, MA	1967	107	78.5%	401,133	1.5	1,100,000	55,630
U-Haul at I-45	Houston, TX	1982	203	87.7%	401,133	1.5	1,100,000	97,691
Total / Wtd. Avg.			4,234	93.5%	$27,401,000	100.0%	$75,140,000	$4,625,531
(1)	Occupancy is as of April 1, 2014.
(2)	Allocated Loan Amount represents only the U-Haul Self Storage Mortgage Loan.

Unit Mix
Property Name	Total Square Feet	Total Units	Climate Controlled Units	Non-Climate Controlled Units	Parking / RV Units
U-Haul of Parkslope	147,967	2,599	0	2,599	0
U-Haul of Utica	36,500	334	25	309	0
U-Haul at Chapman Highway	19,000	167	49	118	0
U-Haul at Beechmont Avenue	18,275	187	70	117	0
U-Haul of Bangor	10,148	189	22	167	0
U-Haul of Rutland	8,927	132	27	105	0
U-Haul of East Alton	13,328	147	75	72	0
U-Haul of Colmar	10,461	169	131	0	38
U-Haul of New Bedford	10,525	107	0	107	0
U-Haul at I-45	20,980	203	53	143	7
Total	296,111	4,234	452	3,737	45

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

U-Haul Self Storage

Operating History and Underwritten Net Cash Flow
	2011(1)	2012(1)	2013(1)	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$4,903,092	$5,201,506	$5,336,343	$5,843,876	$6,004,939	$1,418	83.6%
Vacant Income	0	0	0	0	353,917	84	4.9
Gross Potential Rent	$4,903,092	$5,201,506	$5,336,343	$5,843,876	$6,358,856	$1,502	88.5%
Other Income(5)	800,247	883,618	943,816	915,024	823,522	195	11.5
Net Rental Income	$5,703,339	$6,085,124	$6,280,159	$6,758,900	$7,182,377	$1,696	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(458,616)	(108)	(6.4)
Effective Gross Income	$5,703,339	$6,085,124	$6,280,159	$6,758,900	$6,723,762	$1,588	93.6%

Total Expenses	$1,709,707	$1,781,453	$1,851,320	$1,926,698	$2,041,428	$482	30.4%

Net Operating Income	$3,993,632	$4,303,671	$4,428,839	$4,832,202	$4,682,333	$1,106	69.6%

Total TI/LC, Capex/RR	0	0	0	0	56,803	13	0.8
Net Cash Flow	$3,993,632	$4,303,671	$4,428,839	$4,832,202	$4,625,531	$1,092	68.8%

Occupancy(6)	88.3%	91.0%	92.4%	93.5%	93.6%
(1)	Historical financials represent the fiscal year ending in March.
(2)	TTM column represents the trailing twelve-month period ending April 30, 2014.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(4)	Underwritten Rents in Place are based on the annualized trailing three-month period ending April 1, 2014.
(5)	Other Income includes U-Box and U-Move revenue. U-Box is a moveable storage container service, and U-Move is the truck rental commissions related to the storage operation.
(6)	TTM Occupancy represents occupancy as of April 1, 2014.

Alterations. The borrowers are allowed to perform (i) ongoing construction projects at certain of the properties (the “On-Going Improvements”) and (ii) the construction of additional storage units, U-Box storage or other ancillary U-Haul business purposes on the property, provided that, among other conditions, (a) they will not have a material adverse effect on the borrowers’ financial condition or the value of the applicable property or the applicable property’s net operating income, (b) they comply with legal requirements and (c) they do not require the borrowers to incur any additional indebtedness to undertake such construction. Following completion of any such improvements at any individual property, the borrowers will provide to the lender an as-built survey and an endorsement to the lender’s loan policy of title insurance updating the effective date of such policy to the date of such endorsement and showing no liens or encumbrances other than (i) permitted encumbrances under the loan documents and (ii) the lien for current real estate taxes not yet due and payable. Currently, there are three construction projects proposed for three of the properties. The loan sponsor plans to add two additional stories to the U-Haul of Parkslope facility, a warehouse building at U-Haul of Rutland and additional buildings containing 71 new self-storage units at U-Haul of East Alton.

After Acquired Adjacent Property. The borrowers may acquire properties adjacent to an existing mortgaged property for expansion purposes, provided that, among other conditions, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents and evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related mortgaged property.

After Acquired Leasehold Property. The borrowers may acquire a leasehold estate in property that is not contiguous to an existing property that is operated as a storage facility, provided that, among other conditions: (i) such facility is operated as remote facility related to an existing mortgaged property (ii) the borrowers deliver a clean environmental report, a current survey and evidence that the property is insured in accordance with the loan documents and (iii) such after acquired leasehold property will be owned in fee simple by an affiliate of the guarantor, and the borrowers will have executed and delivered to the lender a lease, whereby the borrowers acquire their leasehold estate and such lease will not be recorded.

Property Management. The properties are managed by subsidiaries of U-Haul, which are affiliates of the loan sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $739,586 for immediate repairs, $710,050 for environmental issues, $427,684 for real estate taxes, $44,476 for replacement reserves and $8,341 for insurance.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no event of default exists and the borrowers maintain in escrow an amount sufficient to pay taxes for six months.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow $8,341 for insurance reserves.

Replacement Reserves - The requirement for the borrowers to make monthly deposits into the replacement reserve escrow is waived so long as no event of default exists and the borrowers maintain in escrow the initial deposit of $44,476, which is the replacement reserve cap (approximately $10.50 per unit).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

U-Haul Self Storage

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers and the property manager are required to have all collected funds deposited into a lockbox account within two business days. Absent a Cash Sweep Event, all funds in the lockbox account are swept each day to an account controlled by the borrowers. During a Cash Sweep Event, all funds in the lockbox account are swept each day to a lender controlled account, and all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held for the benefit of the lender. The lender will have a first priority security interest in the cash management account and lockbox account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default; (ii) the DSCR as calculated in the loan documents based on the trailing twelve months falls below 1.15x for two consecutive quarters or (iii) the failure of the borrowers to provide timely evidence of payment of taxes or evidence that the properties are insured as required by the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Kleban Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,330,000	Title:	Fee
Cut-off Date Principal Balance:	$25,330,000	Property Type - Subtype:	Retail - Various
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	163,948
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsors:	Kenneth M. Kleban and Albert J.	Occupancy(2):	93.4%
	Kleban	Occupancy Date:	Various
Interest Rate:	4.55803%	Number of Tenants:	6
Note Date:	7/1/2014	2011 NOI(3):	N/A
Maturity Date:	7/1/2024	2012 NOI(3):	N/A
Interest-only Period:	120 months	2013 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	None	UW Economic Occupancy:	87.9%
Amortization Type:	Interest Only	UW Revenues(2):	$2,953,518
Call Protection:	L(25),Def(92),O(3)	UW Expenses:	$656,180
Lockbox:	Hard	UW NOI:	$2,297,339
Additional Debt:	N/A	UW NCF:	$2,157,913
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$40,620,000 / $248
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$155
Taxes:	$96,863	$19,373	N/A	Maturity Date Loan / SF:	$155
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	62.4%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(4):	62.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.84x
Other(5):	$565,313	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,330,000	57.0%	Purchase Price	$39,577,388	89.0%
Sponsor Equity	19,133,642	43.0	Closing Costs	4,224,079	9.5
			Upfront Reserves	662,176	1.5
Total Sources	$44,463,642	100.0%	Total Uses	$44,463,642	100.0%
(1)
The borrowers for the loan are 1261 Post Road Associates WOS B, LLC, Alida Kleban Holding Company WOS B, LLC, Brick Walk Associates WOS B, LLC, Bright Star WOS B, LLC, FBW WOS B, LLC, Kleban Development Company WOS B, LLC, Kleban Fairfield WOS B, LLC, Kleban Holding Company II WOS B, LLC, Kleban Holding Company WOS B, LLC, Pine Tree Ventures WOS B, LLC, Sun Realty Associates WOS B, LLC and Nobo WOS B, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the properties as tenants-in-common.

(2)
Occupancy and UW Revenues include LA Fitness, which has executed a lease but is not yet in occupancy or paying rent. LA Fitness is expected to take occupancy and commence paying rent in September 2014.

(3)	Historical and TTM financials were not provided by the previous owners as part of the acquisition.
(4)
Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV reflect the “Prospective Market Value Upon Stabilization” for the Altamira Village property, which assumes that LA Fitness is in occupancy and paying rent. At origination, the borrowers were required to escrow the full amount of free rent under the lease, and the lender also received a collateral assignment of funds escrowed with a title company as part of the acquisition for tenant improvements.

(5)	Initial Other Escrows and Reserves represents an upfront free rent reserve for LA Fitness.

The Loan. The Kleban Portfolio loan has an outstanding principal balance of approximately $25.3 million and is secured by a first mortgage lien on the fee interest in Altamira Village, a 149,388 square foot, anchored retail shopping center located in Port Orange, Florida and Walgreens Garden City, a 14,560 square foot freestanding retail property located in Garden City, Michigan. The Kleban Portfolio loan has a 10-year term and is interest-only for the entire term of the loan. The loan sponsors and nonrecourse carve-out guarantors are Kenneth M. Kleban and Albert J. Kleban. Albert and Kenneth Kleban are principals of Kleban Properties. Kleban Properties is a real estate developer that owns and operates office, retail and mixed-use properties. Walgreens Garden City was previously securitized in the BACM 2005-2 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Kleban Portfolio

The Properties. The Kleban Portfolio consists of one multi-tenant retail property and one single tenant retail property totaling 163,948 square feet. The assets are located in Port Orange, Florida and Garden City, Michigan. The properties were purchased in two separate transactions for a total purchase price of approximately $39.6 million. The combined portfolio is 93.4% occupied by six tenants and only 4.4% of the net rentable area rolls during the term of the loan.

Altamira Village (Port Orange, Florida): Altamira Village is a 149,388 square foot, multi-tenant neighborhood shopping center comprised of five, one-story buildings located on an approximately 17.2 acre site that was constructed in 2012 and 2013. As of March 31, 2014, the property was 92.7% leased by five tenants, consisting of both national and local retailers. The largest tenant, BJ’s Wholesale Club, leases approximately 57.8% of the net rentable area through October 2033. BJ’s Wholesale Club is a membership-only warehouse club chain operating primarily on the east coast of the United States. The property’s second largest tenant, LA Fitness, leases approximately 30.1% of the net rentable area through August 2029. LA Fitness is expected to take occupancy and begin paying rent in September 2014. LA Fitness is a fitness club chain founded in California that currently operates in 29 states and Canada. The remaining three tenants are Aspen Dental, Moe’s Southwest Grill and Batteries Plus. The property’s site has frontage and access along Dunlawton Avenue, Taylor Road and Yorktown Boulevard with signalized intersections at Dunlawton Avenue and Taylor Road. The property contains a total of 600 parking spaces, reflecting an overall parking ratio of 4.01 spaces per 1,000 square feet.

The property is located approximately 2.5 miles from I-95, within the city limits of Port Orange, Florida, south of Daytona Beach in Volusia County. According to the appraisal, the property has a primary trade area consisting of a three-mile radius that contains 36,732 people with an average household income of $59,812 as of 2013. Per the appraisal, the Deltona-Daytona metropolitan statistical area currently has an average overall vacancy rate of approximately 7.4%.

Walgreens Garden City (Garden City, Michigan): Walgreens Garden City was built in 2004 and consists of a one-story, 14,560 square foot, freestanding retail building that is currently 100.0% leased to Walgreens under a 25-year lease term expiring in 2030, with ten five-year renewal options remaining. Walgreens is rated Baa1 / BBB by Moody’s and S&P, respectively. The property contains a total of 72 parking spaces reflecting an overall parking ratio of 4.95 spaces per 1,000 square feet.

The property is located in Garden City, Wayne County, about 15 miles northwest of the Detroit central business district. Primary access to the neighborhood is provided by I‐96. According to the appraisal, the property has a primary trade area consisting of a three-mile radius that contains 128,199 people with an average household income of $51,701 as of 2014.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow(1)	% of Underwritten Net Cash Flow
Altamira Village	Port Orange, FL	149,388	2012, 2013	$19,711,000	77.8%	$33,000,000	$1,711,481	79.3%
Walgreens Garden City	Garden City, MI	14,560	2004	5,619,000	22.2	7,620,000	446,432	20.7
Total		163,948		$25,330,000	100.0%	$40,620,000	$2,157,913	100.0%
(1)	Underwritten Net Cash Flow includes LA Fitness, which has executed a lease but has not yet taken occupancy. The tenant is expected to take occupancy in September 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BJ’s Wholesale Club	B3 / B- / NA	86,280	52.6%	$11.75	41.2%	10/31/2033
LA Fitness	NA / NA / NA	45,000	27.4%	$16.75	30.6%	8/31/2029
Walgreens	Baa1 / BBB / NA	14,560	8.9%	$32.69	19.4%	1/31/2030
Aspen Dental	NA / NA / NA	3,108	1.9%	$30.89	3.9%	12/31/2022
Moe’s Southwest Grill	NA / NA / NA	2,625	1.6%	$29.50	3.1%	10/31/2023
Batteries Plus	NA / NA / NA	1,500	0.9%	$28.50	1.7%	4/18/2024
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Kleban Portfolio

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,459,728	$15.00	73.2%
Vacant Income	313,400	1.91	9.3
Gross Potential Rent	$2,773,128	$16.91	82.6%
Total Reimbursements	585,348	3.57	17.4
Net Rental Income	$3,358,476	$20.49	100.0%
(Vacancy/Credit Loss)	(404,957)	(2.47)	(12.1)
Other Income	0	0.00	0.0
Effective Gross Income	$2,953,518	$18.01	87.9%

Total Expenses	$656,180	$4.00	22.2%

Net Operating Income	$2,297,339	$14.01	77.8%

Total TI/LC, Capex/RR	139,426	0.85	4.7
Net Cash Flow	$2,157,913	$13.16	73.1%
Occupancy	87.9%
(1)	Historical and TTM financials were not provided by the previous owners as part of the acquisition.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place includes LA Fitness, which has executed a lease but is not yet paying rent. The tenant is expected to commence paying rent in September 2014.

Property Releases. The borrowers are permitted to obtain the release of the Walgreens Garden City property through a partial defeasance of the mortgage loan after the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) the partial defeasance of the mortgage loan in an amount equal to 115% of the allocated loan amount for the Walgreens Garden City property, (ii) after giving effect to such release, the debt service coverage ratio for the Altamira Village property is equal or greater than 1.80x and (iii) after giving effect to such release, the loan-to-value ratio of the Altamira Village property is not greater than 60%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

The Crossings at Hillcroft

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,400,000	Title:	Fee
Cut-off Date Principal Balance:	$20,400,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	1.8%	Net Rentable Area (Units):	300
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Hillcroft Owner, LLC	Year Built / Renovated:	2007 / N/A
Sponsor:	Thomas W. Rhodes	Occupancy:	98.0%
Interest Rate:	4.40000%	Occupancy Date:	6/10/2014
Note Date:	6/12/2014	Number of Tenants:	N/A
Maturity Date:	7/1/2024	2011 NOI:	$1,415,098
Interest-only Period:	24 months	2012 NOI:	$1,547,372
Original Term:	120 months	2013 NOI:	$1,402,373
Original Amortization:	360 months	TTM NOI (as of 5/2014):	$1,635,994
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(92),O(3)	UW Revenues:	$3,381,999
Lockbox:	Springing	UW Expenses:	$1,696,731
Additional Debt:	N/A	UW NOI:	$1,685,268
Additional Debt Balance:	N/A	UW NCF:	$1,602,168
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$25,800,000 / $86,000
		Appraisal Date:	5/6/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$68,000
Taxes:	$267,675	$44,629	N/A	Maturity Date Loan / Unit:	$57,923
Insurance:	$125,130	Springing	N/A	Cut-off Date LTV:	79.1%
Replacement Reserves:	$166,200	Springing	$166,200	Maturity Date LTV:	67.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.31x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,400,000	74.9%	Purchase Price	$25,500,000	93.7%
Sponsor Equity	6,819,842	25.1	Closing Costs	1,160,837	4.3
			Upfront Reserves	559,005	2.1
Total Sources	$27,219,842	100.0%	Total Uses	$27,219,842	100.0%

The Loan. The Crossings at Hillcroft loan has an outstanding principal balance of $20.4 million and is secured by a first mortgage lien on a 300-unit, Class A, garden-style multifamily property located in Houston, Texas. The loan has a 10-year term, and subsequent to a 24-month interest-only period, will amortize on a 30-year schedule. The loan sponsor and nonrecourse carve-out guarantor is Thomas W. Rhodes. Mr. Rhodes is President of TWR Enterprises, Inc.

The Property. The Crossings at Hillcroft is located on a 12.6 acre site in Houston, Texas. The property was built in 2007 and consists of 300 one- and two-bedroom units in 25, three-story buildings. Property amenities include a clubhouse, resort-style pool, children’s playground, remote-controlled security gate and covered parking. Unit features include nine-foot ceilings, bay windows, large closets and in-unit washer/dryer units. The property also has 452 parking spaces, resulting in a parking ratio of 1.5 spaces per unit.

The Market.  The Crossings at Hillcroft is located in Houston, Texas, approximately 15 miles southwest of Houston’s central business district. According to the appraisal, as of 2014, the current population within a five-mile radius is approximately 301,964 people with an average household income of $63,029. The property is located along the west line of Hillcroft Avenue, between Blue Ridge Drive and Orem Drive. The property is located approximately 1.3 miles from South Main Street, the major commercial thoroughfare bisecting southwest Houston, and 14 miles from Houston’s Energy Corridor, where a host of multinational firms have their North American headquarters, including BP America, ConocoPhillips, ExxonMobil and the Shell Oil Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

The Crossings at Hillcroft

According to the appraisal, the property is located within the Fort Bend County submarket within the southwest portion of the greater Houston area. The Fort Bend County submarket contains an overall inventory of 17,770 units with an average occupancy of 96.2% and average asking rents of $1,096 per unit as of the first quarter of 2014. The appraisal identified seven comparable properties built between 1972 and 2008 that range in size from 124 to 360 units and have an average occupancy of 95.6%. According to the appraisal, there are currently five properties under construction in the submarket, containing a total of 1,133 units with estimated dates of completion ranging from May 2014 to May 2015.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average In-place Rent
1 Bedroom / 1 Bath	150	50.0%	148	98.7%	1,017	$869	$823
2 Bedroom / 2 Bath	150	50.0	146	97.3%	1,332	$1,059	$1,022
Total / Wtd. Avg.	300	100.0%	294	98.0%	1,175	$964	$923
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,015,317	$2,875,316	$2,990,768	$3,072,961	$3,252,756	$10,843	91.3%
Vacant Income	0	0	0	0	71,688	239	2.0
Gross Potential Rent	$3,015,317	$2,875,316	$2,990,768	$3,072,961	$3,324,444	$11,081	93.4%
Total Reimbursements	252,081	216,023	218,765	214,565	236,811	789	6.6
Net Rental Income	$3,267,398	$3,091,339	$3,209,533	$3,287,526	$3,561,255	$11,871	100.0%
(Vacancy/Credit Loss)	(290,905)	0	0	0	(179,256)	(598)	(5.0)
Other Income	0	0	0	0	0	0	0
Effective Gross Income	$2,976,493	$3,091,339	$3,209,533	$3,287,526	$3,381,999	$11,273	95.0%

Total Expenses	$1,561,395	$1,543,967	$1,807,160	$1,651,532	$1,696,731	$5,656	50.2%

Net Operating Income	$1,415,098	$1,547,372	$1,402,373	$1,635,994	$1,685,268	$5,618	49.8%

Total TI/LC, Capex/RR	0	0	0	0	83,100	277	2.5

Net Cash Flow	$1,415,098	$1,547,372	$1,402,373	$1,635,994	$1,602,168	$5,341	47.4%
Occupancy(3)	93.5%	93.7%	95.2%	98.0%	95.0%
(1)	TTM column represents the trailing twelve-month period ending May 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of June 10, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Crawford Place / Second Needham / Newton Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$20,175,000	Title:	Fee
Cut-off Date Principal Balance:	$20,175,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	110,104
Loan Purpose:	Refinance	Location:	Various, MA
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Sponsor:	BRI 3 Holdings, LLC	Occupancy(2):	100.0%
Interest Rate:	4.54950%	Occupancy Date:	5/1/2014
Note Date:	6/13/2014	Number of Tenants:	10
Maturity Date:	7/1/2024	2011 NOI(3):	$1,931,731
Interest-only Period:	60 months	2012 NOI(3)(4):	$1,824,446
Original Term:	120 months	2013 NOI(4)(5):	$1,741,411
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,088,921
Call Protection:	L(13),Grtr1%orYM(94),O(13)	UW Expenses:	$1,314,611
Lockbox:	Springing	UW NOI(5):	$1,774,310
Additional Debt:	Yes	UW NCF:	$1,612,810
Additional Debt Balance:	$2,650,000	Appraised Value / Per SF:	$26,900,000 / $244
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	May 2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$183
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$168
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$3,486	$3,486	N/A	Maturity Date LTV:	68.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.31x
Other(6):	$702,818	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,175,000	85.1%	Payoff Existing Debt	$22,825,000	96.2%
Mezzanine Loan	2,650,000	11.2	Upfront Reserves	706,304	3.0
Sponsor Equity	889,750	3.7	Closing Costs	183,446	0.8
Total Sources	$23,714,750	100.0%	Total Uses	$23,714,750	100.0%
(1)	The borrowers for the loan are 320 Needham DE, LLC, Second Needham DE, LLC and Crawford Street DE, LLC, each a Delaware limited liability company and special purpose entity.
(2)	Occupancy includes Maxim Healthcare Services which has a lease out for signature. Occupancy excluding Maxim Healthcare Services is 90.4%.
(3)	The decrease from 2011 NOI to 2012 NOI is primarily the result of reduced property reimbursements for non-recurring operating expenses.
(4)	The decrease from 2012 NOI to 2013 NOI is primarily the result of a one-time non-reimbursable maintenance expense.
(5)
The increase from 2013 NOI to the UW NOI is primarily due to a new 10,552 square foot lease out for signature to Maxim Healthcare Services which is being included in underwriting and accounts for $211,040 of underwritten rent as well as a new 9,442 square foot executed lease to Bright Horizons which accounts for $160,174 of underwritten rent.

(6)
At closing a reserve of $600,000 was escrowed to cover the cashflow shortfall until Maxim Healthcare Services executes its lease and is in occupancy and paying rent. The $600,000 equates to approximately 2.5 years of Maxim Healthcare Services’ rental payments. In addition, a one-month debt service reserve of $102,818 was taken at closing.

The Loan. The Crawford Place / Second Needham / Newton Corporate Center loan has an outstanding principal balance of approximately $20.2 million and is secured by a first mortgage lien on a 110,104 square foot office portfolio which includes three properties that are located in Needham and Newton, Massachusetts. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The loan sponsor and nonrecourse guarantor is BRI 3 Holdings, LLC, a Delaware limited liability company. The loan sponsor is an affiliate of The Bulfinch Companies, Inc., a commercial real estate firm specializing in the development, acquisition and management of properties in the Greater Boston area. The Bulfinch Companies, Inc.’s current portfolio includes over 3.0 million square feet of office, medical office, biotechnology and R&D space with a market value approaching $1.0 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Crawford Place / Second Needham / Newton Corporate Center

The Properties. Crawford Place / Second Needham / Newton Corporate Center is a 110,104 square foot Class A suburban office portfolio which includes three properties that are located within one mile of each other on the border of Needham and Newton, Massachusetts, approximately 11 miles east of downtown Boston.

Newton Corporate Center (Newton, Massachusetts). Newton Corporate Center is a 41,083 square foot, two-story Class A suburban office building located in Newton, Massachusetts on a 2.24-acre site. The property was originally constructed in 1965 and renovated in 2001. As of May 1, 2014, the property was 100.0% leased by three tenants, Inflexxion, Inc., Caris Diagnostics, Inc. and Bright Horizons. The largest tenant, Inflexxion, Inc. (16,020 square feet) has a lease expiration date of January 2017.

Crawford Place (Needham, Massachusetts). Crawford Place is a 40,752 square foot, two-story Class A suburban office building located in Needham, Massachusetts on a 1.78-acre site. The property was originally constructed in 1985 and renovated in 2006. As of May 1, 2014, the property was 100.0% leased by three tenants: Dialogic Corporation, Law Office of Scott D. Kriss, LLC and Invocirc, Inc. The largest tenant, Dialogic Corporation (27,514 square feet) has a lease expiration date of October 2016. Dialogic Corporation has specialized data center space with heavy electrical capacity, cooling and fire protection for these areas.

Second Needham (Needham, Massachusetts). Second Needham is a 28,269 square foot, single-story Class A suburban office building located in Needham, Massachusetts on a 1.89-acre site. The property was originally constructed in 1957 and renovated in 2006. As of May 1, 2014, the property was 100.0% leased by four tenants: Maxim Health Services, Affiliated Physicians Group, Akzo Nobel Paints LLC and Kaplansky Insurance Agency, Inc. Maxim Healthcare Services currently has an unexecuted lease for 10,552 square feet (37.3% of the net rentable area). The Maxim Healthcare Services lease is expected to begin in September 2014, and will bring occupancy up to 100% at the property. At closing $600,000 was escrowed to cover the cashflow shortfall until Maxim Healthcare Services executes its lease and is in occupancy and paying rent. The $600,000 equates to approximately 2.5 years of Maxim Healthcare Services rental payments.

Portfolio Summary
Property	Location	Net Rentable Area(SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Newton Corporate Center	Newton, MA	41,083	1965	$9,725,000	48.2%	$13,000,000	$797,841	49.5%
Crawford Place	Needham, MA	40,752	1985	6,225,000	30.9	8,300,000	485,599	30.1
Second Needham	Needham, MA	28,269	1957	4,225,000	20.9	5,600,000	329,371	20.4
Total		110,104		$20,175,000	100.0%	$26,900,000	$1,612,811	100.0%

The Market. The Crawford Place / Second Needham / Newton Corporate Center properties are located within one mile of each other in the greater Boston area. The properties are situated near the Interchange of Route 128 (I-95) and Highland Avenue, with visibility from Route 128/I-95. The properties also benefit from access to public transportation through the Massachusetts Bay Transportation Authority local bus lines and commuter rail and close proximity to Route 9, which is just one exit to the north. The properties are located in the Route 128/Mass Pike office submarket.  According to the appraisal, market rent in the submarket is $28.71 per square foot. The average in-place rent at the properties is $23.91 per square foot, which is below the appraisal conclusion. As of the first quarter of 2014, the submarket vacancy rate was 10.1%, lower than the wider Boston market average of 17.0%.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Dialogic Corporation	Crawford Place	NA / NA / NA	27,514	25.0%	$22.50	10/31/2016
Inflexxion, Inc.	Newton Corporate Center	NA / NA / NA	16,020	14.5%	$36.95	1/31/2017
Caris Diagnostics, Inc.	Newton Corporate Center	NA / NA / NA	15,641	14.2%	$33.45	12/31/2017
Law Office of Scott D. Kriss	Crawford Place	NA / NA / NA	11,638	10.6%	$22.00	1/31/2018
Maxim Healthcare Services(3)	Second Needham	NA / NA / NA	10,552	9.6%	$20.00	8/31/2021
Bright Horizons	Newton Corporate Center	B1 / B+ / NA	9,422	8.6%	$17.00	8/30/2024
Affiliated Physicians Group	Second Needham	NA / NA / NA	7,700	7.0%	$18.00	5/31/2016
Akzo Nobel Paints LLC	Second Needham	NA / NA / NA	6,817	6.2%	$10.05	1/31/2016
Kaplansky Insurance Agency, Inc	Second Needham	NA / NA / NA	3,200	2.9%	$26.00	MTM
Invocirc, Inc.	Crawford Place	NA / NA / NA	1,600	1.5%	$14.00	5/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Maxim Healthcare Services (10,552 square feet), which has an executed letter of intent but does not yet have an executed lease and is not yet in occupancy. The tenant is not expected to take occupancy and commence paying rent until September 2014 and a reserve of $600,000 was taken at closing, which equates to approximately 2.5 years of Maxim Healthcare Services “rentals” payments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Crawford Place / Second Needham / Newton Corporate Center

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,484,838	$2,514,899	$2,596,310	$2,674,156	$24.29	82.2%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$2,484,838	$2,514,899	$2,596,310	$2,674,156	$24.29	82.2%
Total Reimbursements	669,756	483,435	393,220	577,340	5.24	17.8
Net Rental Income	$3,154,594	$2,998,334	$2,989,531	$3,251,496	$ 29.53	100.0%
(Vacancy/Credit Loss)	0	0	0	(162,575)	(1.48)	(5.0)
Other Income	0	0	0	0	0	0.0
Effective Gross Income	$3,154,594	$2,998,334	$2,989,531	$3,088,921	$ 28.05	95.0%

Total Expenses	$1,222,863	$1,173,889	$1,248,119	$1,314,611	$11.94	42.6%

Net Operating Income(3)(4)(5)	$1,931,731	$1,824,446	$1,741,411	$1,774,310	$16.11	57.4%

Total TI/LC, Capex/RR	0	0	0	161,499	1.47	5.2
Net Cash Flow	$1,931,731	$1,824,446	$1,741,411	$1,612,810	$14.65	52.2%

Occupancy	90.7%	90.7%	95.2%	95.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place includes Maxim Healthcare Services which has a lease out for signature which has not yet been executed.
(3)	The decrease from 2011 NOI to 2012 NOI is primarily a result of reduced property reimbursements for non-recurring operating expenses.
(4)	The decrease from 2012 NOI to 2013 NOI is primarily a result of a one-time non-reimbursable maintenance expense.
(5)
The increase from 2013 NOI to the UW NOI is primarily due to a new 10,552 square foot lease out for signature to Maxim Healthcare Services which is being included in underwriting and accounts for $211,040 of underwritten rent as well as a new 9,442 square foot executed lease to Bright Horizons which accounts for $160,174 of underwritten rent.

Additional Debt. JPMCB provided the loan sponsor with a mezzanine loan that is partially secured by the loan sponsor’s equity interests in the borrowers. The mezzanine loan is evidenced by a promissory note with an original principal balance of $17,500,000, which is being allocated among several commercial mortgage loans related to the loan sponsor.  $2,650,000 of the mezzanine loan is allocated to Crawford Place / Second Needham / Newton Corporate Center. The mezzanine loan has an anticipated repayment date of December 31, 2014 (or January 31, 2015 if the borrowers exercise their extension option) and a final maturity date of December 1, 2024. The mezzanine loan is interest-only for the term of the loan and has an initial interest rate of one month LIBOR plus 6.00000%. If the borrowers exercise their extension option and the mezzanine loan has not been repaid prior to the anticipated repayment date, from and after the anticipated repayment date, the interest rate will convert to a fixed rate of 12.00000%. Including the $2.65 million portion of the mezzanine loan allocated to Crawford Place / Second Needham / Newton Corporate Center, the Cut-off Date LTV is 84.9%, UW NOI Debt Yield is 7.8% and the UW NCF DSCR is 1.15x based on the current mezzanine loan interest rate of one month LIBOR (assumed to be 0.151%) plus 6.00000% and the amortizing mortgage loan debt service payment (the UW NCF DSCR is 1.47x assuming a current interest-only mortgage loan debt service payment).  Based on the mezzanine loan interest rate converting to 12.00000% and the amortizing mortgage loan debt service payment, the UW NCF DSCR is 1.04x (1.29x assuming a current interest-only mortgage loan debt service payment).

As collateral for the mezzanine loan, the loan sponsor also pledged its equity interests in the borrowers for three other mortgage loans which were securitized in the JPMBB 2014-C21 Trust and one mortgage loan being securitized in the JPMBB 2014-C22 Trust.  JPMCB has been funding the allocated amounts of the mezzanine loan in conjunction with the closing of the related underlying commercial mortgage loan, and as of the date of this term sheet, approximately $15.4 million of the mezzanine loan amount has been funded.  Please see “Description of the Mortgage Pool–Additional Debt–Existing Mezzanine Debt” in the Free Writing Prospectus for additional information.

Release of Individual Property. The borrowers are permitted to release an individual property from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists; (ii) the borrowers pay a release price of 110% of the allocated loan amount for the individual property released plus the yield maintenance premium; (iii) the DSCR as calculated in the loan documents at the time of the partial release is equal to or greater than the greater of (a) 1.30x, if the mezzanine loan is no longer outstanding or (b) 1.15x, if the mezzanine loan is still outstanding and (iv) the LTV for the remaining properties is greater than 75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Charlottesville Fashion Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$19,899,810	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	360,249
Loan Purpose:	Refinance	Location:	Charlottesville, VA
Borrowers(2):	Various	Year Built / Renovated:	1979 / N/A
Sponsor:	Washington Prime Group, L.P.	Occupancy(3):	96.2%
Interest Rate:	4.53700%	Occupancy Date:	2/20/2014
Note Date:	3/27/2014	Number of Tenants(3):	67
Maturity Date:	4/1/2024	2011 NOI:	$6,454,697
Interest-only Period:	None	2012 NOI:	$6,139,057
Original Term:	120 months	2013 NOI(4):	$6,525,193
Original Amortization:	360 months	UW Economic Occupancy:	90.3%
Amortization Type:	Balloon	UW Revenues:	$9,276,493
Call Protection:	L(28),Def(85),O(7)	UW Expenses:	$3,544,936
Lockbox:	CMA	UW NOI(4):	$5,731,557
Additional Debt:	Yes	UW NCF:	$5,305,851
Additional Debt Balance:	$29,849,715	Appraised Value / Per SF:	$83,900,000 / $233
Additional Debt Type:	Pari Passu	Appraisal Date:	2/25/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$138
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$112
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	Springing	$270,186	Maturity Date LTV:	48.2%
TI/LC:	$0	Springing	$1,080,747	UW NCF DSCR:	1.74x
Other(5):	$250,000	Springing	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$50,000,000	100.0%	Return of Equity	$49,226,885	98.5%
			Closing Costs	523,115	1.0
			Upfront Reserves	250,000	0.5
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)
Charlottesville Fashion Square is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $50.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $50.0 million Charlottesville Fashion Square Whole Loan.

(2)	The borrowers for the loan are Charlottesville Fashion Square, LLC and Charlottesville Lease Tract, LLC, each a Delaware limited liability company and special purpose entity.
(3)	Occupancy and Number of Tenants exclude 4,135 square feet leased to temporary tenants. Occupancy is 97.3% including temporary tenants.
(4)
UW NOI is lower than 2013 NOI due to a mark-to-market adjustment for tenants with sales of less than $300 per square foot and occupancy costs in excess of 15%, which resulted in a total rent markdown of $558,003.

(5)	Initial Other Escrows and Reserves include a $250,000 environmental reserve.

The Loan. The Charlottesville Fashion Square loan is secured by a first mortgage lien on 360,249 square feet of an approximately 576,749 square foot regional mall located in Charlottesville, Virginia. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $49.7 million (the “Charlottesville Fashion Square Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2.  Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $19.9 million and is being contributed to the JPMBB 2014-C22 Trust.  Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $29.8 million, was securitized in the JPMBB 2014-C21 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2014-C21 Trust. The trustee of the JPMBB 2014-C21 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Charlottesville Fashion Square Whole Loan however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and amortizes on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119 of 124

Structural and Collateral Term Sheet	JPMBB 2014-C22

Charlottesville Fashion Square

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Washington Prime Group, L.P., an affiliate of Washington Prime Group Inc. (“WPG”). In December 2013, the former loan sponsor, Simon Property Group, L.P. (“SPG”), announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT and Charlottesville Fashion Square was on the list of assets to be included in the spin-off. On May 28, 2014, WPG acquired its interest in Charlottesville Fashion Square from SPG pursuant to a pre-approved transfer provided in the loan documents and WPG delivered a replacement guaranty and environmental indemnity. WPG owns and manages 98 shopping centers totaling approximately 53.0 million square feet. WPG is led by CEO Mark Ordan, who held prior leadership roles with Fresh Fields, Federal Realty Investment Trust, Sunrise Senior Living and The Mills Corporation. WPG is rated Baa2 / BBB / BBB by Moody’s, Fitch and S&P.

The Property. Charlottesville Fashion Square is an approximately 576,749 square foot enclosed regional mall, of which 360,249 square feet serve as collateral for the loan. The property was constructed in 1979, and is situated on approximately 37.5 acres in Charlottesville, Virginia within the greater Charlottesville metropolitan statistical area. The property is anchored by Belk Women’s (120,448 square feet), Sears (103,946 square feet), JCPenney (96,052 square feet) and Belk Men’s (60,707 square feet). Belk Women’s and JCPenney each own their own land and improvements and are excluded from the collateral for the Charlottesville Fashion Square Whole Loan. Additionally, there are 3,202 surface parking spaces at the property, resulting in a parking ratio of 9.07 spaces per 1,000 square feet of net rentable area.

As of February 20, 2014, the portion of the property serving as collateral for the loan was approximately 96.2% occupied by 67 tenants. Gross mall sales for all tenants that reported in 2013 were approximately $74.8 million. In-line sales per square foot for comparable in-line stores less than 10,000 square feet were approximately $297, $314 and $305 in 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 16.2%, 14.8% and 15.2%, respectively.

The Market. The property is located in the city of Charlottesville, Virginia in the Charlottesville retail submarket, approximately four miles from the University of Virginia with a student enrollment of approximately 21,000. Access to the property is provided by Seminole Trail, which crosses Highway 250 approximately two miles south of the property. According to the appraisal, the property lies within a densely populated trade area consisting of a five-mile radius that contains approximately 90,905 people, with a median household income of $51,383, as of 2013. Charlottesville Fashion Square is the only enclosed regional shopping center in an eight-county radius with the nearest regional mall approximately 50 miles away.  As of the end of the fourth quarter of 2013, the Charlottesville retail submarket had an average overall vacancy rate of approximately 3.9% and average asking rents of $20.81 per square foot.

Historical In-line Sales and Occupancy Costs(1)
	2011	2012	2013
In-line Sales PSF	$297	$314	$305
Occupancy Costs	16.2%	14.8%	15.2%
(1) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C22

Charlottesville Fashion Square

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Belk Women’s(4)	NA / NA / NA	120,448	N/A	N/A	N/A	N/A	N/A
JCPenney(4)	Caa1 / CCC+ / CCC	96,052	N/A	N/A	N/A	N/A	N/A
Top 10 Collateral Tenants
Sears	Caa1/CCC+/CCC	103,946	28.9%	$2.69	$116	2.4%	3/4/2020
Belk Men’s	NA / NA / NA	60,707	16.9%	$5.50	$180	4.0%	1/31/2021
The Gap/Gap Kids	Baa3 / BBB- / BBB-	11,528	3.2%	$22.92	$188	14.2%	1/31/2018
Charlotte Russe	B2 / NA / NA	7,409	2.1%	$24.95	$112	27.1%	5/31/2023
Red Robin	NA / NA / NA	7,350	2.0%	$16.00	$273	12.7%	1/31/2015
Red Lobster	NA / NA / NA	7,203	2.0%	$13.19	$387	4.6%	1/31/2021
Victoria’s Secret	NA / NA / NA	7,135	2.0%	$30.00	$384	14.0%	1/31/2016
Express Women	NA / BB / NA	6,976	1.9%	$14.33	$127	14.4%	1/31/2016
Eddie Bauer	NA / NA / NA	6,283	1.7%	$20.56	$170	14.5%	1/31/2016
New York & Company	NA / NA / NA	6,201	1.7%	$9.68	$139	9.8%	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Charlottesville Fashion Square Whole Loan.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$5,572,533	$5,494,249	$5,937,704	$5,898,986	$16.37	61.3%
Vacant Income	0	0	0	377,204	1.05	3.9
Gross Potential Rent	$5,572,533	$5,494,249	$5,937,704	$6,276,190	$17.42	65.2%
Total Reimbursements Income	3,524,792	3,244,575	3,217,384	3,353,567	9.31	34.8
Net Rental Income	$9,097,325	$8,738,824	$9,155,088	$9,629,757	$26.73	100.0%
(Vacancy/Credit Loss)(2)	(18,415)	39,611	(3,904)	(935,207)	(2.60)	(9.7)
Other Income(3)	667,315	726,161	629,452	581,943	1.62	6.0
Effective Gross Income	$9,746,225	$9,504,596	$9,780,636	$9,276,493	$25.75	96.3%

Total Expenses	$3,291,528	$3,365,539	$3,255,443	$3,544,936	$9.84	38.2%

Net Operating Income(2)	$6,454,697	$6,139,057	$6,525,193	$5,731,557	$15.91	61.8%

Total TI/LC, Capex/RR	0	0	0	425,706	1.18	4.6
Net Cash Flow	$6,454,697	$6,139,057	$6,525,193	$5,305,851	$14.73	57.2%

Occupancy(4)	87.5%	87.4%	93.6%	90.3%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Vacancy/Credit Loss includes a mark-to-market rent adjustment for tenants with sales of less than $300 per square foot and occupancy costs in excess of 15%, which resulted in a total rent markdown of $558,003. UW NOI is lower than 2013 NOI due to an increase in underwritten vacancy and credit loss costs of approximately $935,000.

(3)	Other Income consists of rents related to temporary tenants as well as other miscellaneous income.
(4)	Occupancy excludes 4,135 square feet leased to temporary tenants. Occupancy is 97.3% including temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Charlottesville Fashion Square

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Within 30 days of origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Lockbox Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Lockbox Event, all funds in the lockbox account will be swept weekly to a segregated cash management account to be established upon the occurrence of a Lockbox Event and all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Lockbox Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or property manager; (iii) a DSCR Trigger Event or (iv) a Sears Tenant Trigger Event.

A “DSCR Trigger Event” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.50x for two consecutive calendar quarters.

A “Sears Tenant Trigger Event” means Sears does not enter into a renewal of the Sears lease in accordance with the Sears lease or Sears (or a replacement tenant reasonably acceptable to the lender) does not enter into a replacement lease for the space currently set forth under the Sears lease prior to the expiration of the Sears lease.

Ground Lease. Charlottesville Fashion Square is primarily a ground lease interest.  The land is owned by Ben M. Miller and Elizabeth E. Miller, Percy Montague, III and Eleanor M. Montague and Harry F. Langhorne and Elizabeth Abbot Langhorne. The ground lease commenced on April 13, 1977 and expires on April 12, 2076, a term of 99 years. The current ground lease payment is $117,950 per year plus 15% of overage sales and incremental leasing revenue. The underwritten ground lease payment of $424,810 reflects the minimum annual rent plus the additional rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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